Exhibit 10.29

Master Network Interconnection and Resale Agreement

This Master Network Interconnection and Resale Agreement (“Agreement”) between Liberty Telecom LLC (“CLEC”) and Central Telephone Company – Nevada dba Sprint of Nevada (“Sprint”), herein collectively, “the Parties”, is entered into and effective this 20th day of July, 2003 for the State of Nevada.

NOW THEREFORE, the Parties agree as follows:

The Parties agree that the Agreement between the Parties shall consist of the Interconnection and Resale Agreement for the State of Nevada entered into by and between Sprint and Mpower Communications Corp. (Mpower) including any amendments entered into as of the date hereof (the “Adopted Agreement”), amended as follows:

TERM:

This Agreement shall be in force for the period commencing with the date set forth above and continuing until the 30th of September, 2004.

CONDITIONS:

All services provided under this Agreement will be consistent with the decisions of courts having jurisdiction over this Agreement, including but not limited to the decisions of the Court of Appeals and the United States Supreme Court.

On February 20, 2003, the FCC adopted rules concerning incumbent LECs’ obligations to make elements of their networks available on an unbundled basis at its open meeting. In the Matter of the Review of the Section 251 Unbundling Obligations of Incumbent Local Exchange Carriers, Docket No. CC 01-338. The Parties agree that any effective regulatory order, rule or regulation issued as a result of such open meeting shall constitute a revision or modification of the Applicable Rules and either Party may request that this Agreement be renegotiated in good faith to reflect such Amended Rules. Should the Parties be unable to reach agreement with respect to the appropriate modifications to this Agreement within thirty (30) days, either party may invoke the Dispute Resolution provisions of this Agreement.

AMENDMENT:

The parties agree that to the extent Liberty Telecom is not providing voice grade local telecommunications service to an end-user customer, they should be exempt from establishing 911 trunking or interconnection to Sprint’s 911 services. Liberty Telecom agrees to indemnify and hold Sprint harmless from any consequences involved with Liberty Telecom’s decision to not interconnect with Sprint’s 911 services.

NOTICES:

Except as otherwise provided, all notices and other communication hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, certified mail, postage paid, return receipt requested and addressed as follows:

To CLEC:	David Trandal Liberty Telecom LLC 136 W. Canon Perdido Santa Barbara, CA 93101-3242

To Sprint:	Director – Local Carrier Services Sprint 6480 Sprint Parkway Mailstop: KSOPHM0310-3A453 Overland Park, KS 66251

PARTIES

CLEC is hereby substituted in the Adopted Agreement for Mpower and Sprint shall remain as the other Party to the Agreement. Except as modified above, the Agreement shall in all other respects reflect the same terms as the Adopted Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly respective authorized representatives.

SPRINT		Liberty Telecom LLC

By:	/s/ WILLIAM E. CHEEK	By:	/s/ DAVID TRANDAL
Name:	William E. Cheek	Name:	David Trandal
Title:	President Wholesale Markets	Title:	President
Date:	7/24/03	Date:	7/17/03

[GRAPHIC]

MASTER INTERCONNECTION AND RESALE AGREEMENT

FOR THE STATE OF NEVADA

Effective:

August 15, 2002

Between

Mpower Communications Corp.

and

Central Telephone Company - Nevada dba Sprint of Nevada

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25. TAXES	24

26. AMENDMENTS AND MODIFICATIONS	24

27. SEVERABILITY	25

28. HEADINGS NOT CONTROLLING	25

29. ENTIRE AGREEMENT	25

30. SUCCESSORS AND ASSIGNS	25

31. IMPLEMENTATION PLAN	25

32. FEDERAL JURISDICTIONAL AREAS	27

PART C - GENERAL PRINCIPLES	28

33. USE OF FACILITIES	28

34. PRICE SCHEDULE	28

35. LOCAL SERVICE RESALE	28

36. INTERCONNECTION AND RECIPROCAL COMPENSATION	28

37. UNBUNDLED NETWORK ELEMENTS	30

38. SECURITY DEPOSIT	31

TABLE 1:	32

LOOPS:	43

DEDICATED TRANSPORT:	44

PART D - LOCAL RESALE	47

39. TELECOMMUNICATIONS SERVICES PROVIDED FOR RESALE	47

40. GENERAL TERMS AND CONDITIONS	47

PART E - NETWORK ELEMENTS	50

41. GENERAL	50

42. UNBUNDLED NETWORK ELEMENTS	50

43. BONA FIDE REQUEST PROCESS FOR FURTHER UNBUNDLING	51

44. NETWORK INTERFACE DEVICE	52

45. LOOP	52

46. SUBLOOPS	58

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47. LOCAL SWITCHING	59

48. TANDEM SWITCHING	61

49. PACKET SWITCHING	62

50. TRANSPORT	62

51. SIGNALING SYSTEMS AND DATABASES	63

52. OPERATIONS SUPPORT SYSTEMS (OSS)	71

53. DARK FIBER	72

54. LOOP FREQUENCY UNBUNDLING	74

55. FORECAST	80

56. INDEMNIFICATION	80

57. LOOP MAKE-UP INFORMATION	80

58. VOICE UNE-P AND EEL	81

PART F – INTERCONNECTION	85

59. LOCAL INTERCONNECTION TRUNK ARRANGEMENT	85

60. SIGNALING	86

61. NETWORK SERVICING	87

62. NETWORK MANAGEMENT	89

63. USAGE MEASUREMENT	89

64. TRANSIT TRAFFIC	89

65. INDIRECT TRAFFIC	91

66. RESPONSIBILITIES OF THE PARTIES	92

PART G - INTERIM NUMBER PORTABILITY	94

67. SPRINT PROVISION OF INTERIM NUMBER PORTABILITY	94

68. INTERIM NUMBER PORTABILITY	94

69. REQUIREMENTS FOR INP	95

PART H - LOCAL NUMBER PORTABILITY	98

70. INTRODUCTION	98

71. TRANSITION FROM INP TO LNP	99

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INTERCONNECTION AND RESALE AGREEMENT

This Interconnection and Resale Agreement (the “Agreement”), entered into this 15th day of August, 2002 is entered into by and between Mpower Communications Corp., a Nevada corporation (“CLEC”), and Central Telephone Company - Nevada dba Sprint of Nevada, a Delaware corporation (“Sprint”), to establish the rates, terms and conditions for local interconnection, local resale, and purchase of unbundled network elements (individually referred to as the “service” or collectively as the “services”).

WHEREAS, the Parties wish to interconnect their local exchange networks for the purposes of transmission and termination of calls, so that customers of each can receive calls that originate on the other’s network and place calls that terminate on the other’s network, and for CLEC’s use in the provision of exchange access (“Local Interconnection”); and

WHEREAS, CLEC wishes to purchase Telecommunications Services for resale to others, and Sprint is willing to provide such service; and

WHEREAS, CLEC wishes to purchase unbundled network elements, ancillary services and functions and additional features (“Network Elements”), and to use such services for itself or for the provision of its Telecommunications Services to others, and Sprint is willing to provide such services; and

WHEREAS, the Parties intend the rates, terms and conditions of this Agreement, and their performance of obligations thereunder, to comply with the Communications Act of 1934, as amended (the “Act”), the Rules and Regulations of the Federal Communications Commission (“FCC”), and the orders, rules and regulations of the Nevada Public Utilities Commission (the “Commission”); and

WHEREAS, the parties wish to replace any and all other prior agreements, written and oral, applicable to the state of Nevada.

Now, therefore, in consideration of the terms and conditions contained herein, CLEC and Sprint hereby mutually agree as follows:

PART A - DEFINITIONS

1.	DEFINED TERMS

1.1.	Capitalized terms defined in this Section shall have the meanings as set forth herein. Other terms used but not defined herein will have the meanings ascribed to them in the Act or in the Rules and Regulations of the FCC or the Commission. The Parties acknowledge that other terms appear in this Agreement, which are not defined or ascribed as stated above. The parties agree that any such terms shall be construed in accordance with their customary usage in the telecommunications industry as of the Effective Date of this Agreement.

1.2.	“911 Service” means a universal telephone number which gives the public direct access to the Public Safety Answering Point (PSAP). Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the correct authority designated to receive such calls.

1.3.	“Access Services” refers to interstate and intrastate switched access and private line transport services.

1.4.	“Act” means the Communications Act of 1934, as amended.

1.5.	“Affiliate” is as defined in the Act.

1.6.	“Automated Message Accounting (AMA)” is the structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Telcordia as GR-1100-CORE which defines the industry standard for message recording.

1.7.	“Automatic Location Identification (ALI)” is a feature developed for E911 systems that provides for a visual display of the caller’s telephone number, address and the names of the Emergency Response agencies that are responsible for that address.

1.8.	“Automatic Location Identification/Data Management System (ALI/DMS)” means the emergency service (E911/911) database containing subscriber location information (including name, address, telephone number, and sometimes special information from the local service provider) used to determine to which Public Safety Answering Point (PSAP) to route the call.

1.9.	“Automatic Number Identification (ANI)” is a feature that identifies and displays the number of a telephone line that originates a call.

1.10.	“Automatic Route Selection (ARS)” is a service feature associated with a specific grouping of lines that provides for automatic selection of the least expensive or most appropriate transmission facility for each call based on criteria programmed into the system.

1.11.	“ATU – C” refers to an ADSL Transmission Unit – Central Office.

1.12.	“Busy Line Verify/Busy Line Verify Interrupt (BLV/BLVI)” means an operator call in which the caller inquires as to the busy status of, or requests an interruption of a call on another subscriber’s telephone line.

1.13.	“Business Day(s)” means the days of the week excluding Saturdays, Sundays, and all Sprint holidays.

1.14.	“Carrier Access Billing System (CABS)” is the system which is defined in a document prepared under the direction of the Billing Committee of the OBF. The CABS document is published by Telcordia in Volumes 1, 1A, 2, 3, 3A, 4 and 5 as Special Reports SR-OPT-001868, SR-OPT-0011869, SR-OPT-001871, SR-OPT-001872, SR-OPT-001873, SR-OPT-001874, and SR-OPT-001875, respectively, and contains the recommended guidelines for the billing of access and other connectivity services. Sprint’s carrier access billing system is its Carrier Access Support System (CASS). CASS mirrors the requirements of CABS.

1.15.	“Common Channel Signaling (CCS)” is a method of digitally transmitting call set-up and network control data over a digital signaling network fully separate from the public switched telephone network that carries the actual call.

1.16.	“Central Office Switches” (“COs”) - are switching facilities within the public switched telecommunications network, including, but not limited to:

1.16.1.	“End Office Switches” (“EOs”) are switches from which end user Telephone Exchange Services are directly connected and offered.

1.16.2.	“Tandem Switches” are switches that are used to connect and switch trunk circuits between and among Central Office Switches.

1.16.3.	“Remote Switches” are switches that are away from their host or control office. All or most of the central control equipment for the remote switch is located at the host or control office.

1.17.	“Centrex” means a Telecommunications Service associated with a specific grouping of lines that uses central office switching equipment for call routing to handle direct dialing of calls, and to provide numerous private branch exchange-like features.

1.18.	“CLASS/LASS” (Telcordia Service Mark) refers to service features that utilize the capability to forward a calling party’s number between end offices as part of call setup. Features include Automatic Callback, Automatic Recall, Caller ID, Call Trace, and Distinctive Ringing.

1.19.	“Commission” means the Nevada Public Utilities Commission.

1.20.	“Common Transport” provides a local interoffice transmission path between the Sprint Tandem Switch and a Sprint or CLEC end office switch. Common Transport is shared between multiple customers and is required to be switched at the Tandem.

1.21.	“Confidential and/or Proprietary Information” has the meaning set forth in Section 11 of Part A – General Terms and Conditions

1.22.	“Control Office” is an exchange carrier center or office designated as the Party’s single point of contact for the provisioning and maintenance of its portion of local interconnection arrangements.

1.23.	“Custom Calling Features” means a set of Telecommunications Service features available to residential and single-line business customers including call-waiting, call-forwarding and three-party calling.

1.24.	“Customer Proprietary Network Information (CPNI)” is as defined in the Act.

1.25.	“Database Management System (DBMS)” is a computer process used to store, sort, manipulate and update the data required to provide selective routing and ALI

1.26.	“Dedicated Transport” provides a local interoffice transmission path between Sprint and/or CLEC central offices. Dedicated Transport is limited to the use of a single customer and does not require switching at a Tandem.

1.27.	“Digital Subscriber Line Access Multiplexer” (“DSLAM”) is equipment that links end-user xDSL connections to a single high-speed packet switch, typically ATM or IP.

1.28.	“Directory Assistance Database” refers to any subscriber record used by Sprint in its provision of live or automated operator-assisted directory assistance including but not limited to 411, 555-1212, NPA-555-1212.

1.29.	“Directory Assistance Services” provides listings to callers. Directory Assistance Services may include the option to complete the call at the caller’s direction.

1.30.	“DSLAM” refers to a Digital Subscriber Line Access Multiplexer.

1.31.	“Duct” is a single enclosed path to house facilities to provide telecommunications services.

1.32.	“Enhanced 911 Service (E911)” means a telephone communication service which will automatically route a call dialed “9-1-1” to a designated public safety answering point (PSAP) attendant and will provide to the attendant the calling party’s telephone number and, when possible, the address from which the call is being placed and the Emergency Response agencies responsible for the location from which the call was dialed.

1.33.	“Effective Date” is the date referenced in the opening paragraph on page 1 of the Agreement, unless otherwise required by the Commission.

1.34.	“Electronic Interface” means access to operations support systems consisting of preordering, ordering, provisioning, maintenance and repair and billing functions.

1.35.	“Emergency Response Agency” is a governmental entity authorized to respond to requests from the public to meet emergencies.

1.36.	“Emergency Service Number (ESN)” is a number assigned to the ALI and selective routing databases for all subscriber telephone numbers. The ESN designates a unique combination of fire, police and emergency medical service response agencies that serve the address location of each in-service telephone number.

1.37.	“EMI” (Exchange Message Interface System) is the Industry standard for exchanging telecommunications message information for billable, non-billable, sample settlement and study records. The EMI is published by ATIS (Alliance for Telecommunications Industry Solutions).”

1.38.	“End Date” is the date this Agreement terminates as referenced in 4.2.

1.39.	“FCC” means the Federal Communications Commission.

1.40.	“Grandfathered Service” means service which is no longer available for new customers and is limited to the current customer at their current locations with certain provisioning limitations, including but not limited to upgrade denials, feature adds/changes and responsible/billing party.

1.41.	“High Frequency Spectrum Unbundled Network Element” (“HFS UNE”) is defined as the frequency range above the voice band on a copper loop facility that is being used to carry analog circuit-switched voice band transmissions. The FCC’s Third Report and Order in CC Docket No. 98-147 and Fourth Report and Order in CC Docket No. 96-98 (rel. December 9, 1999) (the “Line Sharing Order”) references the voice band frequency of the spectrum as 300 to 3000 Hertz (and possibly up to 3400 Hertz) and provides that xDSL technologies which operate at frequencies generally above 20,000 Hertz will not interfere with voice band transmission.

1.42.	“Incumbent Local Exchange Carrier (ILEC)” is as defined in the Act.

1.43.	“Interexchange Carrier (IXC)” means a provider of interexchange telecommunications services.

1.44.	“Indirect Traffic” means traffic which is originated by one Party and terminated to the other Party in which a third party Telecommunications Carrier provides the intermediary transiting service. Indirect traffic does not require a physical direct trunk group between the Parties.

1.45.	“Information Access Traffic,” for the purposes of this Agreement, is traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission between the Parties.

1.46.	“Interim Number Portability (INP)” is a service arrangement whereby subscribers who change local service providers may retain existing telephone numbers without impairment of quality, reliability, or convenience when remaining at their current location or changing their location within the geographic area served by the initial carrier’s serving central office. Upon implementation of Local Number Portability, defined herein, INP services will be discontinued.

1.47.	“Line Information Data Base(LlDB)” means a Service Control Point (SCP) database that provides for such functions as calling card validation for telephone line number cards issued by Sprint and other entities and validation for collect and billed-to-third services.

1.48.	“Local Loop” refers to a transmission path between the main distribution frame [cross-connect], or its equivalent, in a Sprint Central Office or wire center, and up to the Network Interface Device at a customer’s premises, to which CLEC is granted exclusive use. This includes, but is not limited to, two-wire and four-wire copper analog voice-grade loops, two-wire and four-wire loops that are conditioned to transmit the digital signals needed to provide services such as ISDN and DS1-level signals.

1.49.	“Local Number Portability (LNP)” means the ability of users of Telecommunications Services to retain, at the same Sprint served rate center, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

1.50.	“Local Service Request (LSR)” means an industry standard form or a mutually agreed upon change thereof, used by the Parties to add, establish, change or disconnect local services.

1.51.	“Local Traffic,” for the purposes of this Agreement the Parties shall agree that “Local Traffic”_means traffic (excluding CMRS traffic) that is originated and terminated within Sprint’s local calling area, or mandatory expanded area service (EAS) area, as defined by State commissions or, if not defined by State commissions, then as defined in existing Sprint tariffs. For this purpose, Local Traffic does not include any Information Access Traffic. Neither Party waives its’ rights to participate and fully present its’ respective positions in any proceeding dealing with the compensation for Internet traffic.

1.52.	“Multiple Exchange Carrier Access Billing (MECAB)” refers to the document prepared by the Billing Committee of the ATIS Ordering and Billing Forum (OBF). The MECAB document contains the recommended guidelines for the billing of an access service provided to a customer by two or more providers or by one provider in two or more states within a single LATA.

1.53.	“Multiple Exchange Carrier Ordering And Design” (“MECOD”) refers to the guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECOD document, published by Telcordia as Special Report SR STS-002643, establishes recommended guidelines for processing orders for access service which is to be provided by two or more telecommunications carriers.

1.54.	“North American Numbering Plan” (“NANP”) means the plan for the allocation of unique 10-digit directory numbers consisting of a three-digit area code, a three-

digit office code, and a four-digit line number. The plan also extends to format variations, prefixes, and special code applications.

1.55.	“National Emergency Number Association (NENA)” is an association with a mission to foster the technological advancement, availability and implementation of 911 nationwide.

1.56.	“Network Element” as defined in the Act.

1.57.	“Numbering Plan Area (NPA)” (sometimes referred to as an area code) is the three-digit indicator which is designated by the first three digits of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA, “Geographic NPAs” and “Non-Geographic NPAs.” A “Geographic NPA” is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A ‘“Non-Geographic NPA,” also known as a “Service Access Code (SAC Code)” is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, 800, 900, 700, and 888 are examples of Non-Geographic NPAs.

1.58.	“NXX,” “NXX Code,” “NNX,” “COC,” “Central Office Code,” or “CO Code” is the three-digit switch entity indicator which is defined by the fourth, fifth and sixth digits of a 10-digit telephone number within NANP.

1.59.	“OBF” means the Ordering and Billing Forum, which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS)

1.60.	“Operator Systems” is the Network Element that provides operator and automated call handling with billing, special services, subscriber telephone listings, and optional call completion services.

1.61.	“Operator Services” provides for:

1.61.1.	operator handling for call completion (e.g., collect calls);

1.61.2.	operator or automated assistance for billing after the subscriber has dialed the called number (e.g., credit card calls); and

1.61.3.	special services (e.g., BLV/BLI, Emergency Agency Call).

1.62.

“Parity” means, subject to the availability, development and implementation of necessary industry standard Electronic Interfaces, the provision by Sprint of services, Network Elements, functionality or telephone numbering resources under this Agreement to CLEC, including provisioning and repair, at least equal in quality to those offered to Sprint, its Affiliates or any other entity that obtains such services, Network Elements, functionality or telephone numbering resources. Until the implementation of necessary Electronic Interfaces, Sprint shall provide such services, Network Elements, functionality or telephone numbering resources on a non-discriminatory basis to CLEC as it provides to its Affiliates or any other entity that obtains such services, Network Elements, functionality or telephone numbering resources.

1.63.	“P.01 Transmission Grade Of Service (GOS)” means a trunk facility provisioning standard with the statistical probability of no more than one call in 100 blocked on initial attempt during the average busy hour.

1.64.	“Parties” means, jointly, Mpower Communications Corp. (“CLBC”), and Central Telephone Company - Nevada dba Sprint of Nevada, and no other entity, affiliate, subsidiary or assign.

1.65.	“Party” means either Mpower Communications Corp. (“CLEC”) or Central Telephone Company - Nevada dba Sprint of Nevada (“Sprint”), and no other entity, affiliate, subsidiary or assign.

1.66.	“Percent Local Usage (PLU)” is a calculation which represents the ratio of the local minutes to the sum of local and intraLATA toll minutes between exchange carriers sent over Local Interconnection Trunks. Directory assistance, BLV/BLVI, 900, and 976 transiting calls from other exchange carriers and switched access calls are not included in the calculation of PLU.

1.67.	“Physical Point of Interconnection” (“Physical POI”) is the physical point that establishes the technical interface, the test point, and the operational responsibility hand-off between CLEC and Sprint for the local interconnection of their networks.

1.68.	“Pre-Order Loop Qualification” (“Loop Qualification”) is an OSS function that includes supplying loop qualification information to CLECs as part of the Pre-ordering Process. Examples of the type of information provided are:

1.68.1.	Composition of the loop material, i.e. fiber optics, copper;

1.68.2.	Existence, location and type of any electronic or other equipment on the loop, including but not limited to:

1.68.2.1.	Digital Loop Carrier (DLC) or other remote concentration devices;

1.68.2.2.	Feeder/distribution interfaces;

1.68.2.3.	Bridge taps;

1.68.2.4.	Load coils;

1.68.2.5.	Pair, gain devices; or

1.68.2.6.	Disturbers in the same or adjacent binders.

1.68.3.	Loop length which is an indication of the approximate loop length, based on a 26-gauge equivalent and is calculated on the basis of Distribution Area distance from the central office;

1.684.	Wire gauge or gauges; and

1.68.5.	Electrical parameters.

1.69.	“Proprietary Information” shall have the same meaning as Confidential Information.

1.70.	“Rate Center” means the geographic point and corresponding geographic area which are associated with one or more particular NPA-NXX codes which have been assigned to Sprint or CLEC for its provision of Basic Exchange Telecommunications Services. The “rate center point” is the finite geographic point identified by a specific V&H coordinate, which is used to measure distance-sensitive end user traffic to/from the particular NPA-NXX designations associated with the specific Rate Center. The “rate center area” is the exclusive geographic area identified as the area within which Sprint or CLEC will provide Basic Exchange Telecommunications Services bearing the particular NPA-NXX designations associated with the specific Rate Center. The Rate Center point must be located within the Rate Center area.

1.71.	“Routing Point” means a location which Sprint or CLEC has designated on its own network as the homing (routing) point for traffic inbound to Basic Exchange Services provided by Sprint or CLEC which bear a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access Services. Pursuant to Telcordia Practice BR 795-100-100, the Routing Point may be an “End Office” location, or a “LEC Consortium Point of Interconnection.” Pursuant to that same Telcordia Practice, examples of the latter shall be designated by a common language location identifier (CLLI) code with (x)MD or X(x) in positions 9,10, 11, where (x) may by any alphanumeric A-Z or 0-9. The above referenced Telcordia document refers to the Routing Point as the Rating Point. The Rating Point/Routing Point need not be the same as the Rate Center Point, nor must it be located within the Rate Center Area, but must be in the same LATA as the NPA-NXX.

1.72.	“Small Exchange Carrier Access Billing (SECAB)” means the document prepared by the Billing Committee of the OBF. The SECAB document, published by ATIS as Special Report SR OPT-OOI856, contains the recommended guidelines for the billing of access and other connectivity services.

1.73.	“Selective Routing” is a service which automatically routes an E911 call to the PSAP that has jurisdictional responsibility for the service address of the telephone that dialed 911, irrespective of telephone company exchange or wire center boundaries.

1.74.	“Signaling Transfer Point (STP)” means a signaling point that performs message routing functions and provides information for the routing of messages between signaling points within or between CCIS networks. A STP transmits, receives and processes CCIS messages.

1.75.	“Splitter” is a device that divides the data and voice signals concurrently moving across the loop, directing the voice traffic through copper tie cables to the switch and the data traffic through another pair of copper tie cables to multiplexing equipment for delivery to the packet-switched network. The Splitter may be directly integrated into the DSLAM equipment or may be externally mounted.

1.76.	“Street Index Guide (SIG)” is a database defining the geographic area of an E9II service. It includes an alphabetical list of the street names, high-low house number ranges, community names, and Emergency Service Numbers provided by the counties or their agents to Sprint.

1.77.	“Switch” means a Central Office Switch as defined in this Part A.

1.78.	“Synchronous Optical Network (SONET)” is an optical interface standard that allows interworking of transmission products from multiple vendors (i.e., mid-span meets). The base rate is 51.84 MHps (OC-1 /STS-1 and higher rates are direct multiples of the base rate up to 1.22 GHps).

1.79.	“Tandem Office Switches”, “Tandem”, and ‘Tandem Switching” describe Class 4 switches used to connect and switch trunk circuits between and among end office switches and other tandems.

1.80.	“Tariff” means a filing made at the state or federal level for the provision of a telecommunications service by a telecommunications carrier that provides for the terms, conditions and pricing of that service. Such filing may be required or voluntary and may or may not be specifically approved by the Commission or FCC.

1.81.	“Technically Feasible” refers solely to technical or operational concerns, rather than economic, space, or site considerations.

1.82.	“Telecommunications” is as defined in the Act.

1.83.	“Telecommunications Carrier” is as defined in the Act.

1.84.	“Telecommunication Services” is as defined in the Act.

1.85.	“Transit Service” means the delivery of Local or non-Local Traffic by Sprint or CLEC, that originated on one Party’s network, transited through the other Party’s network, and terminated to a third party Telecommunications Carrier’s network.

1.86.	“Transit Traffic” means Local or non-Local traffic that originated on one Party’s network, transited through the other Party’s network, and terminated to a third party Telecommunications Carrier’s network.

1.87.	“Virtual Point of Interconnection” (“Virtual POI”) is the point established in a Sprint local calling area (different from the Sprint local calling area where the Physical POI is located) that delineates where CLEC’s transport obligations begin.

1.88.	“Wholesale Service” means Telecommunication Services that Sprint provides at retail to subscribers who are not telecommunications carriers as set forth in 47 USC § 251(c)(4) which Sprint provides to resellers at a wholesale rate.

1.89.	“Wire Center” denotes a building or space within a building which serves as an aggregation point on a given carrier’s network, where transmission facilities and circuits are connected or switched. Wire center can also denote a building in which one or more central offices, used for the provision of Basic Exchange Services and access services, arc located. However, for purposes of EIC service, Wire Center shall mean those points eligible for such connections as specified in the FCC Docket No. 91-141, and rules adopted pursuant thereto.

1.90.	“xDSL” refers to a generic term for a new series of high speed transmission protocols, equipment, and services designed to operate over copper wire. This series includes but is not limited to ADSL, VDSL, SDSL, and others.

PART B – GENERAL TERMS AND CONDITIONS

2.	SCOPE OF THIS AGREEMENT

2.1.	This Agreement, including Parts A through J, specifies the rights and obligations of each party with respect to the establishment, purchase, and sale of Local Interconnection, resale of Telecommunications Services and Unbundled Network Elements. Certain terms used in this Agreement shall have the meanings defined in PART A — DEFINITIONS, or as otherwise elsewhere defined throughout this Agreement. Other terms used but not defined herein will have the meanings ascribed to them in the Act, in the FCC’s, and in the Commission’s Rules and Regulations. PART B sets forth the general terms and conditions governing this Agreement. The remaining Parts set forth, among other things, descriptions of the services, pricing, technical and business requirements, and physical and network security requirements.

2.2.	Sprint may discontinue any interconnection arrangement, Telecommunications Service, or Network Element provided or required hereunder after providing CLEC reasonable notice as required by law. Sprint agrees to cooperate with CLEC and/or the appropriate regulatory body in any transition resulting from such discontinuation of service and to minimize the impact to customers which may result from such discontinuance of service.

2.3.	Sprint shall provide notice of network changes and upgrades in accordance with §§ 51.325 through 51.335 of Title 47 of the Code of Federal Regulations.

3.	REGULATORYAPPROVALS

3.1.	This Agreement, and any amendment or modification hereof, will be submitted to the Commission for approval in accordance with § 252 of the Act within thirty (30) days after obtaining the last required Agreement signature. Sprint and CLEC shall use their best efforts to obtain approval of this Agreement by any regulatory body having jurisdiction over this Agreement. In the event any governmental authority or agency rejects any provision hereof, the Parties shall negotiate promptly and in good faith such revisions as may reasonably be required to achieve approval.

3.2.

The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the texts of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date (“Applicable Rules”). In the event of any amendment of the Act, any effective legislative action or any effective regulatory or judicial order, rule, regulation, arbitration award, dispute resolution procedures under this Agreement or other legal action purporting to apply the provisions of the Act to the Parties or in which the court, FCC or the Commission makes a generic determination that is generally applicable which revises, modifies or reverses the Applicable Rules (individually and collectively, “Amended Rules”), either Party may, by providing written notice to the other Party, require that the affected provisions of this

Agreement be renegotiated in good faith and this Agreement shall be amended accordingly to reflect the pricing, terms and conditions of each such Amended Rules relating to any of the provisions in this Agreement.

3.3.	Notwithstanding any other provision of this Agreement to the contrary §3.2 hereof shall control. Any rates, terms or conditions thus developed or modified shall be substituted in place of those previously in effect and shall be deemed to have been effective under this Agreement as of the effective date established by the Amended Rules, whether such action was commenced before or after the Effective Date of this Agreement. Should the Parties be unable to reach agreement with respect to the applicability of such order or the resulting appropriate modifications to this Agreement, either party may invoke the Dispute Resolution provisions of this Agreement, it being the intent of the parties that this Agreement shall be brought into conformity with the then current obligations under the Act as determined by the amended rules.

3.4.	On May 24, 2002, the D.C. Circuit Court of Appeals issued its opinion in U S. Telecom Assn. V. FCC, No. 00-1012, vacating the FCC’s order In the Matters of Deployment of Wireline Services Offering Advanced Telecommunications Capability and Implementation of the Local Competition Provisions of the Telecommunications Act of 1996, Third Report and Order in CC Docket No. 98- 147 and Fourth Report and Order in CC Docket No. 96-98, 14 FCC Red 20912 (1999). Notwithstanding any other provisions in this Agreement, Sprint reserves its right to request renegotiation of any provisions of this Agreement affected by the D.C. Circuit Court decision after the effective date of the decision.

4.	TERM AND TERMINATION

4.1.	This Agreement shall be deemed effective upon the Effective Date, provided however that if CLEC has any outstanding past due obligations to Sprint, this Agreement will not be effective until such time as any past due obligations with Sprint are paid in full. No order or request for services under this Agreement shall be processed before the Effective Date, except as may otherwise be agreed in writing between the Parties, provided CLEC has established a customer account with Sprint and has completed the Implementation Plan described in Section 31 hereof.

4.2.	Except as provided herein, Sprint and CLEC agree to provide service to each other on the terms of this Agreement for a period from the Effective Date through and including September 30, 2004 (the “End Date”).

4.3.	In the event of either Party’s material breach of any of the terms or conditions hereof, including the failure to make any undisputed payment when due, the non-defaulting Party may immediately terminate this Agreement in whole or in part provided that the non-defaulting Party so advises the defaulting Party in writing of the event of the alleged default and the defaulting Party does not remedy the alleged default within sixty (60) days after written notice thereof.

4.4.	Sprint may terminate this Agreement upon ten (10) days notice if CLEC is not exchanging traffic with Sprint or has not submitted orders for services or unbundled network elements pursuant to this Agreement within 180 days of the Effective Date. In addition, Sprint reserves the right to terminate this Agreement immediately upon notice from the CLEC that is has ceased doing business in this state. In addition to notice from CLEC, Sprint may utilize any publicly available information in concluding that CLEC is no longer doing business in this state, and immediately terminate this Agreement.

4.5.	Termination of this Agreement for any cause shall not release either Party from any liability which at the time of termination has already accrued to the other Party or which thereafter may accrue in respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

4.6.	Notwithstanding the above, should Sprint sell or trade substantially all the assets in an exchange or group of exchanges that Sprint uses to provide Telecommunications Services, then Sprint may terminate this Agreement in whole or in part as to that particular exchange or group of exchanges upon sixty (60) days prior written notice.

5.	POST EXPIRATION INTERIM SERVICE ARRANGEMENTS

5.1.	In the event that this Agreement expires under §4.2, it is the intent of the Parties to provide in this Section for post-expiration interim service arrangements between the Parties so that service to their respective end users will not be interrupted should a new agreement not be consummated prior to the End Date. Therefore, except in the case of termination as a result of either Party’s default under §4.3, termination upon cessation of business under §4.4, or for termination upon sale under §4.6, Interconnection services that had been available under this Agreement and exist as of the End Date may continue uninterrupted after the End Date at the written request of either Party only under the terms of:

5.1.1.	a new agreement voluntarily entered into by the Parties, pending approval by the Commission; or

5.1.2.	such standard terms and conditions or tariffs approved by and made generally available by the Commission, if they exist at the time of expiration; or

5.1.3.	an existing agreement between Sprint and another carrier, adopted by CLEC for the remaining term of that agreement. If neither §5.1.1 nor §3.1.2 are in effect, and CLEC fails to designate an agreement under this subsection, then Sprint may designate such agreement.

5.2.	In the event that this Agreement expires under §4.2, and at the time of expiration, the Parties are actually in negotiations, arbitration, or mediation before the appropriate Commission or FCC under §252 of the Act, then at the request of either Party, the Parties shall provide each other Interconnection services after the End Date under the same terms as the expired Agreement. Service under these terms will continue in effect only until the earlier to occur of (i) one year from the End Date, or (ii) the issuance of an order, whether a final non-appealable order or not, by the Commission or FCC, approving an agreement resulting from the resolution of the issues set forth in such arbitration request.

6.	CHARGES AND PAYMENT

6.1.	In consideration of the services provided by Sprint under this Agreement, CLEC shall pay the charges set forth in Part C subject to the provisions of §3.2 and §3.3 hereof. The billing and payment procedures for charges incurred by CLEC hereunder are set forth in Part J.

6.2.	Subject to the terms of this Agreement, the Parties shall pay invoices by the due date shown on the invoice. For invoices not paid when due, late payment charges will be assessed under §6.5. If the payment due date is a Saturday, Sunday or a designated bank holiday, payment shall be made the next business day.

6.3.	Billed amounts for which written, itemized disputes or claims have been filed are not due for payment until such disputes or claims have been resolved in accordance with the provisions governing dispute resolution of this Agreement. Itemized, written disputes must be filed with Sprint’s National Exchange Access Center (“NEAC”) no later than the due date of the related invoice. A copy of the dispute must be sent with the remittance of the remainder of the invoice.

6.4.	Backbilling for all services provided pursuant to this Agreement may be billed for up to twelve (12) months after the date service was furnished. Either Party will credit the other for any over-billing that occurs up to twelve (12) months prior to the date in which the services pursuant to this Agreement were billed or backbilled.

6.5.	Sprint will assess late payment charges to CLEC equal to the lesser of one percent (1%) per month or the maximum rate allowed by law for commercial transactions, of the balance due, until the amount due is paid in full.

6.6.	Sprint reserves the right to secure the account with a suitable form of security deposit in accordance with §38.

7.	AUDITS

7.1.

Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the other Party involved. Subject to each Party’s reasonable security requirements and except as may be otherwise specifically provided in this Agreement, either Party, at its own expense, may audit the other Party’s books, records and other documents directly related to billing and invoicing once in any twelve (12) month period for the purpose of evaluating the accuracy of the other Party’s billing and invoicing. As used herein “Audit” shall mean a comprehensive review of services performed under this Agreement. Either party (the “Requesting Party”) may perform one (1) Audit per twelve (12) month period commencing with the Effective Date, with the assistance of the other Party, which will not be unreasonably withheld. The Audit period will include no more than the preceding twelve (12) month period as of the date of the Audit request.

7.2.	Upon thirty (30) days written notice by the Requesting Party to Audited Party, Requesting Party shall have the right through its authorized representative to make an Audit, during normal business hours, of any records, accounts and processes which contain information bearing upon the billing and invoicing of the services provided under this Agreement. Within the above-described thirty (30) day period, the Parties shall reasonably agree upon the scope of the Audit, the documents and processes to be reviewed, and the time, place and manner in which the Audit shall be performed. Audited Party agrees to provide Audit support, including appropriate access to and use of Audited Party’s facilities (e.g.: conference rooms, telephones, copying machines).

7.3.	Each party shall bear its own expenses in connection with the conduct of the Audit. The Requesting Party will pay for the reasonable cost of special data extraction required by the Requesting Party to conduct the Audit. For purposes of this § 7.3, a “Special Data Extraction” shall mean the creation of an output record or informational report (from existing data files) that is not created in the normal course of business. If any program is developed to Requesting Party’s specifications and at Requesting Party’s expense, Requesting Party shall specify at the time of request whether the program is to be retained by Audited party for reuse for any subsequent Audit.

7.4.	Adjustments based on the audit findings may be applied to the twelve (12) month period included in the audit. Adjustments, credits or payments shall be made and any corrective action shall commence within thirty (30) days from receipt of requesting Party’s receipt of the final audit report to compensate for any errors or omissions which are disclosed by such Audit and are agreed to by the Parties. Interest shall be calculated in accordance with § 0 above.

7.5.	Neither such right to examine and audit nor the right to receive an adjustment shall be affected by any statement to the contrary appearing on checks or otherwise, unless such statement expressly waiving such right appears in writing, is signed by the authorized representative of the party having such right and is delivered to the other party in a manner sanctioned by this Agreement.

7.6.	This Section 7 shall survive expiration or termination of this Agreement for a period of one (1) year after expiration or termination of this Agreement.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1.	Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel.

8.2.	Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or any liability to, the other Party based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus or system, or the use of any software, or the performance of any service or method, or the provision or use of any facilities by either party under this Agreement, constitutes direct or contributory infringement, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any third party.

8.3.	Following notice of an infringement claim against Sprint based on the use by CLEC of a service or facility, CLEC shall at CLEC’s expense, procure from the appropriate third parties the right to continue to use the alleged infringing intellectual property or if CLEC fails to do so, Sprint may charge CLEC for such costs as permitted under a Commission order.

9.	LIMITATION OF LIABILITY

9.1.	Except as otherwise set forth in this Agreement, neither Party shall be responsible to the other for any indirect, special, consequential or punitive damages, including (without limitation) damages for loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted, or done hereunder (collectively “Consequential Damages”), whether arising in contract or tort, provided that the foregoing shall not limit a Party’s obligation under Section 10 to indemnify, defend, and hold the other party harmless against amounts payable to third parties. Notwithstanding the foregoing, in no event shall Sprint’s liability to CLEC for a service outage exceed an amount equal to the proportionate charge for the service(s) or unbundled element(s) provided for the period during which the service was affected.

10.	INDEMNIFICATION

10.1.	Each Party agrees to indemnify and hold harmless the other Party from and against claims by third parties for damage to tangible personal or real property and/or personal injuries to the extent caused by the negligence or willful misconduct or omission of the indemnifying Party.

10.2.	CLEC shall indemnify and hold harmless Sprint from all claims by CLEC’s subscribers.

10.3.	Sprint shall indemnify and hold harmless CLEC from all claims by Sprint’s subscribers

10.4.	The indemnifying Party under this Section agrees to defend any suit brought against the other Party either individually or jointly with the indemnified Party for any such loss, injury, liability, claim or demand.

10.5.	The indemnified Party agrees to notify the other Party promptly, in writing, of any written claims, lawsuits, or demands for which it is claimed that the indemnifying Party is responsible under this Section and to cooperate in every reasonable way to facilitate defense or settlement of claims.

10.6.	The indemnifying Party shall have complete control over defense of the case and over the terms of any proposed settlement or compromise thereof. The indemnifying Party shall not be liable under this Section for settlement by the indemnified Party of any claim, lawsuit, or demand, if the indemnifying Party has not approved the settlement in advance, unless the indemnifying Party has had the defense of the claim, lawsuit, or demand tendered to it in writing and has failed to promptly assume such defense. In the event of such failure to assume defense, the indemnifying Party shall be liable for any reasonable settlement made by the indemnified Party without approval of the indemnifying Party.

10.7.	When the lines or services of other companies and CLECs are used in establishing connections to and/or from points not reached by a Party’s lines, neither Party shall be liable for any act or omission of the other companies or carriers.

10.8.	In addition to its indemnity obligations hereunder, each Party shall, to the extent allowed by law or Commission Order, provide, in its tariffs and contracts with its subscribers that relate to any Telecommunications Services provided or contemplated under this Agreement, that in no case shall such Party or any of its agents, contractors or others retained by such Party be liable to any subscriber or third party for

10.8.1.	any loss relating to or arising out of this Agreement, whether in contract or tort, that exceeds the amount such Party would have charged the applicable subscriber for the service(s) or function(s) that gave rise to such loss, and

10.8.2.	Consequential Damages (as defined in Section 9 above).

11.	BRANDING

11.1.	CLEC shall provide the exclusive interface to CLEC subscribers, except as CLEC shall otherwise specify for the reporting of trouble or other matters identified by CLEC for which Sprint may directly communicate with CLEC subscribers. In those instances where CLEC requests that Sprint personnel interface with CLEC subscribers, such Sprint personnel shall inform the CLEC subscribers that they are representing CLEC, or such brand as CLEC may specify.

11.2.	Other business materials furnished by Sprint to CLEC subscribers shall bear no corporate name, logo, trademark or tradename.

11.3.	Except as specifically permitted by a Party, in no event shall either Party provide information to the other Party’s subscribers about the other Party or the other Party’s products or services.

11.4.	Sprint shall share pertinent details of Sprint’s training approaches related to branding with CLEC to be used by Sprint to assure that Sprint meets the branding requirements agreed to by the Parties.

11.5.	This Section 11 shall not confer on either Party any rights to the service marks, trademarks and/or trade names owned by or used in connection with services by the other Party, except as expressly permitted in writing by the other Party.

12.	REMEDIES

12.1.	Except as otherwise provided herein, all rights of termination, cancellation or other remedies prescribed in this Agreement, or otherwise available, are cumulative and are not intended to be exclusive of other remedies to which the injured Party may be entitled in case of any breach or threatened breach by the other Party of any provision of this Agreement, and use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing the provisions of this Agreement.

13.	CONFIDENTIALITY AND PUBLICITY

13.1.	All information which is disclosed by one party (“Disclosing Party”) to the other (“Recipient”) in connection with this Agreement, or acquired in the course of performance of this Agreement, shall be deemed confidential and proprietary to the Disclosing Party and subject to this Agreement, such information including but not limited to, orders for services, usage information in any form, and CPNI as that term is defined by the Act and the rules and regulations of the FCC (“Confidential and/or Proprietary Information”).

13.2.	During the term of this Agreement, and for a period of one (1) year thereafter, Recipient shall

13.2.1.	use it only for the purpose of performing under this Agreement,

13.2.2.	hold it in confidence and disclose it only to employees or agents who have a need to know it in order to perform under this Agreement, and

13.2.3.	safeguard it from unauthorized use or Disclosure using no less than the degree of care with which Recipient safeguards its own Confidential Information.

13.3.	Recipient shall have no obligation to safeguard Confidential Information

13.3.1.	which was in the Recipient’s possession free of restriction prior to its receipt from Disclosing Party,

13.3.2.	which becomes publicly known or available through no breach of this Agreement by Recipient.

13.3.3.	which is rightfully acquired by Recipient free of restrictions on its Disclosure, or

13.3.4.	which is independently developed by personnel of Recipient to whom the Disclosing Party’s Confidential Information had not been previously disclosed.

13.4.	Recipient may disclose Confidential Information if required by law, a court, or governmental agency, provided that Disclosing Party has been notified of the requirement promptly after Recipient becomes aware of the requirement, and provided that Recipient undertakes all lawful measures to avoid disclosing such information until Disclosing Party has had reasonable time to obtain a protective order. Recipient agrees to comply with any protective order that covers the Confidential Information to be disclosed.

13.5.	Each Party agrees that in the event of a breach of this §13 by Recipient or its representatives, Disclosing Party shall be entitled to equitable relief, including injunctive relief and specific performance. Such remedies shall not be exclusive, but shall be in addition to all other remedies available at law or in equity.

13.6.	Unless otherwise agreed, neither Party shall publish or use the other Party’s logo, trademark, service mark, name, language, pictures, symbols or words from which the other Party’s name may reasonably be inferred or implied in any product, service, advertisement, promotion, or any other publicity matter, except that nothing in this paragraph shall prohibit a Party from engaging in valid comparative advertising. This § 13.6 shall confer no rights on a Party to the service marks, trademarks and trade names owned or used in connection with services by the other Party or its Affiliates, except as expressly permitted by the other Party.

13.7.	Neither Party shall produce, publish, or distribute any press release nor other publicity referring to the other Party or its Affiliates, or referring to this Agreement, without the prior written approval of the other Party. Each party shall obtain the other Party’s prior approval before discussing this Agreement in any press or media interviews. In no event shall either Party mischaracterize the contents of this Agreement in any public statement or in any representation to a governmental entity or member thereof.

13.8.	Except as otherwise expressly provided in this § 13, nothing herein shall be construed as limiting the rights of either Party with respect to its customer information under any applicable law, including without limitation §222 of the Act.

14.	DISCLAIMER OF WARRANTIES

14.1.	EXCEPT AS SPECIFICALLY PROVIDED ELSEWHERE IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY MAKES ANY

REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO QUALITY, FUNCTIONALITY OR CHARACTERISTICS OF THE SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. NO REPRESENTATION OR STATEMENT MADE BY EITHER PARTY OR ANY OF ITS AGENTS OR EMPLOYEES, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO, ANY SPECIFICATIONS, DESCRIPTIONS OR STATEMENTS PROVIDED OR MADE SHALL BE BINDING UPON EITHER PARTY AS A WARRANTY.

15.	ASSIGNMENT AND SUBCONTRACT

15.1.	If any Affiliate of either Party succeeds to that portion of the business of such Party that is responsible for, or entitled to, any rights, obligations, duties, or other interests under this Agreement, such Affiliate may succeed to those rights, obligations, duties, and interest of such Party under this Agreement. In the event of any such succession hereunder, the successor shall expressly undertake in writing to the other Party the performance and liability for those obligations and duties as to which it is succeeding a Party to this Agreement. Thereafter, the successor Parry shall be deemed Carrier or Sprint and the original Party shall be relieved of such obligations and duties, except for matters arising out of events occurring prior to the date of such undertaking.

15.2.	Except as provided in §15.1, any assignment of this Agreement or of the work to be performed, in whole or in part, or of any other interest of a Party hereunder, without the other Party’s written consent, which consent shall not be unreasonably withheld or delayed, shall be void.

16.	GOVERNING LAW

16.1.	This Agreement shall be governed by and construed in accordance with the Act, the FCC’s Rules and Regulations and orders of the Commission, except insofar as state law may control any aspect of this Agreement, in which case the domestic laws of the Commission’s state, without regard to its conflicts of laws principles, shall govern.

17.	RELATIONSHIP OF PARTIES

17.1.	It is the intention of the Parties that each Party shall be an independent contractor and nothing contained herein shall constitute the Parties as joint venturers, partners, employees or agents of one another, and neither Party shall have the right or power to bind or obligate the other.

18.	NO THIRD PARTY BENEFICIARIES

18.1.	The provisions of this Agreement are for the benefit of the Parties hereto and not for any other person, and this Agreement shall not provide any person not a party hereto with any remedy, claim, liability, reimbursement, right of action, or other right in excess of those existing without reference hereto. This shall not be construed to prevent Carrier from providing its Telecommunications Services to other carriers.

19.	NOTICES

19.1.	Except as otherwise provided herein, all notices or other communication hereunder shall be deemed to have been duly given when made in writing and delivered in person or deposited in the United States mail, certified mail, postage prepaid, return receipt requested and addressed as follows:

If to Sprint:	Director	If to	David Woodsmall
	Local Carrier Markets	CLEC:	V.P. - Legal & Regulatory
	Sprint		Mpower Communications Corp.
	6480 Sprint Parkway		175 Sully’s Trail, Suite 300
	KSOPHM0310-3A453		Pittsford, NY 14534
Overland Park, KS 66251
		Copy to:	Scott Sarem
V.P. - Strategic Relations
Mpower Communications Corp.
2 Executive Circle, Suite 270
Irvine, CA 92614

19.2.	If delivery, other than certified mail, return receipt requested, is used to give notice, a receipt of such delivery shall be obtained and the notice shall be effective when received. If delivery via certified mail, return receipt requested, is used, notice shall be effective when sent. The address to which notices or communications may be given to either Party may be changed by written notice given by such Party to the other pursuant to this § 19.

20.	WAIVERS

20.1.	No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and properly executed by or on behalf of the Party against whom such waiver or consent is claimed.

20.2.	No course of dealing or failure of any Party to strictly enforce any term, right, or condition of this Agreement in any instance shall be construed as a general waiver or relinquishment of such term, right or condition.

20.3.	Waiver by either party of any default by the other Party shall not be deemed a waiver of any other default.

21.	SURVIVAL

21.1.	Termination of this Agreement, or any part hereof, for any cause shall not release either Party from any liability which at the time of termination had already accrued to the other Party or which thereafter accrues in any respect to any act __ omission occurring prior to the termination or from an obligation which is expressly stated in this Agreement to survive termination including but not limited to §§ 6, 7, 8, 9, 10, 13, 18, 20, and 23.

22.	FORCE MAJEURE

22.1.	Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts, strikes, work stoppage affecting a supplier or unusually severe weather. No delay or other failure to perform shall be excused pursuant to this §22 unless delay or failure and consequences thereof are beyond the control and without the fault or negligence of the Party claiming excusable delay or other failure to perform. Subject to §4, in the event of any such excused delay in the performance of a Party’s obligation(s) under this Agreement, the due date for the performance of the original obligation(s) shall be extended by a term equal to the time lost by reason of the delay. In the event of such delay, the delayed Party shall perform its obligations at a performance level no less than that which it uses for its own operations. In the event of such performance delay or failure by Sprint, Sprint agrees to resume performance in a nondiscriminatory manner and not favor its own provision of Telecommunications Services above that of CLEC.

23.	DISPUTE RESOLUTION

23.1.	The Parties recognize and agree that the Commission has continuing jurisdiction to implement and enforce all terms and conditions of this Agreement. Accordingly, the Parties agree that any dispute arising out of or relating to this Agreement that the Parties themselves cannot resolve may be submitted to the Commission for resolution. If the Parties are unable to resolve the dispute, the Parties agree to seek expedited resolution by the Commission, and shall request that resolution occur in no event later than sixty (60) days from the date of submission of such dispute. If the Commission appoints an expert(s) or other facilitators) to assist in its decision making, each party shall pay half of the fees and expenses so incurred. During the Commission proceeding each Party shall continue to perform its obligations under this Agreement provided, however, that neither Party shall be required to act in any unlawful fashion. This provision shall not preclude the Parties from seeking relief available in any other forum.

23.2.	If any matter is subject to a bona fide dispute between the Parties, the disputing Party shall within thirty (30) days of the event giving rise to the dispute, give written notice to the other Party of the dispute and include in such notice the specific details and reasons for disputing each item.

23.3.	If the Parties are unable to resolve the issues related to the dispute in the normal course of business within thirty (30) days after delivery of notice of the Dispute, to the other Party, the dispute shall be escalated to a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute, but in no event shall such resolution exceed 60 days from the initial notice. The specific format for such discussions will be left to the discretion of the designated representatives, provided, however, that all reasonable requests for relevant information made by one Party to the other Party shall be honored.

23.4.	After such period either Party may file a complaint with the FCC or the Commission.

24.	COOPERATION ON FRAUD

24.1.	The Parties agree that they shall cooperate with one another to investigate, minimize and take corrective action in cases of fraud. The Parties’ fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one party as compared to the other.

25.	TAXES

25.1.	Any Federal, state or local excise, license, sales, use, or other taxes or tax-like charges (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party obligated to collect and remit taxes shall do so unless the other Party provides such Party with the required evidence of exemption. The Party so obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such party shall not permit any lien to exist on any asset of the other party by reason of the contest. The Party obligated to collect and remit taxes shall cooperate fully in any such contest by the other Party by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest.

26.	AMENDMENTS AND MODIFICATIONS

26.1.	No provision of this Agreement shall be deemed waived, amended or modified by either party unless such a waiver, amendment or modification is in writing, dated, and signed by both Parties.

27.	SEVERABILITY

27.1.	Subject to § 3.2, if any part of this Agreement is held to be invalid for any reason, such invalidity will affect only the portion of this Agreement which is invalid. In all other respects this Agreement will stand as if such invalid provision had not been a part thereof, and the remainder of the Agreement shall remain in full force and effect.

28.	HEADINGS NOT CONTROLLING

28.1.	The headings and numbering of Sections and Parts in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

29.	ENTIRE AGREEMENT

29.1.	This Agreement, including all Parts and Parts and subordinate documents attached hereto or referenced herein, all of which are hereby incorporated by reference herein, constitute the entire matter thereof __ and supersede all prior oral or written agreements, representations, statements, negotiations, understandings, proposals, and undertakings with respect to the subject matter thereof.

30.	SUCCESSORS AND ASSIGNS

30.1.	This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

31.	IMPLEMENTATION PLAN

31.1.	This Agreement sets forth the overall standards of performance for services, processes, and systems capabilities that the Parties will provide to each other, and the intervals at which those services, processes and capabilities will be provided. The Parties understand that the arrangements and provision of services described in this Agreement shall require technical and operational coordination between the Parties. Accordingly, the Parties agree to form a team (the “Implementation Team”) that shall develop and identify those processes, guidelines, specifications, standards and additional terms and conditions necessary to support the terms of this Agreement. Each Party shall designate, in writing, no more than four (4) persons to be permanent members of the Implementation Team; provided that either Party may include in meetings or activities such technical specialists or other individuals as may be reasonably required to address a specific task, matter or subject. Each Party may replace its representatives by delivering written notice thereof to the other Party.

31.2.	The agreements reached by the Implementation Team shall be documented in an operations manual (the “Implementation Plan”) within one hundred-twenty (120) days of both Parties having designated members of the Implementation Team. The Implementation Plan shall address the following matters, and may include any other matters agreed upon by the Implementation Team:

31.2.1.	the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the interconnections (including signaling) specified in Part 3 and the trunk groups specified in Part 4 and, including standards and procedures for notification and discoveries of trunk disconnects;

31.2.2.	disaster recovery and escalation provisions;

31.2.3.	access to Operations Support Systems functions provided hereunder, including gateways and interfaces;

31.2.4.	escalation procedures for ordering, provisioning, billing, and maintenance;

31.2.5.	single points of contact for ordering, provisioning, billing, and maintenance;

31.2.6.	service ordering and provisioning procedures, including provision of the trunks and facilities;

31.2.7.	provisioning and maintenance support;

31.2.8.	conditioning and provisioning of collocation space and maintenance of Virtually Collocated equipment;

31.2.9.	procedures and processes for Directories and Directory Listings;

31.2.10.	billing processes and procedures;

31.2.11.	network planning components including time intervals;

31.2.12.	joint systems readiness and operational readiness plans;

31.2.13.	appropriate testing of services, equipment, facilities and Network Elements;

31.2.14.	monitoring of inter-company operational processes;

31.2.15.	procedures for coordination of local PIC changes and processing;

31.2.16.	physical and network security concerns;

31.2.17.	Completion of CLEC Checklist and supporting documentation to establish a billing account; and

31.2.18.	such other matters specifically referenced in this Agreement that are to be agreed upon by the Implementation Team and/or contained in the Implementation Plan.

31.3.	The Implementation Plan may be amended from time to time by the Implementation Team, as the team deems appropriate. Unanimous written consent of the permanent members of the Implementation Team shall be required for any action of the Implementation Team. If the Implementation Team is unable to act, the existing provisions of the Implementation Plan shall remain in full force and effect.

32.	FEDERAL JURISDICTIONAL AREAS

32.1.	Article 1, §8, Clause 17 of the United States Constitution provides the authority to Congress to exercise exclusive jurisdiction over areas and structures used for military purposes (Federal Enclaves). Thus, Telecommunications Services to such Federal Enclaves are not subject to the jurisdiction of the Commission. The Parties agree that Services provided within Federal Enclaves are not within the scope of this Agreement.

PART C - GENERAL PRINCIPLES

33.	USE OF FACILITIES.

33.1.	In situations where the CLEC has the use of the facilities (i.e., local loop) to a specific customer premise, either through resale of local service or the lease of the local loop as an Unbundled Network Element, and Sprint receives a good faith request for service from a customer at the same premise, the following will apply:

33.1.1.	Sprint shall notify the CLEC by phone through the designated CLEC contact and via fax that it has had a request for service at the premise location that is currently being served by the CLEC;

33.1.2.	If available to Sprint, Sprint shall include the name and address of the party receiving service at such locations, but at a minimum shall provide local service address location information;

33.1.3.	So long as Sprint follows the methods prescribed by the FCC for carrier change verification with the customer at the premises involved, Sprint shall be free to use the facilities in question upon the expiration of 24 hours following the initial phone notification from Sprint to CLEC and Sprint shall issue a disconnect order with respect to the CLEC service at that location.

34.	PRICE SCHEDULE

34.1.	All prices under this agreement are set forth in Table 1 of this Part C.

34.2.	Subject to the provisions of Part B, Section 3 of this Agreement, all rates provided under this Agreement shall remain in effect for the term of this Agreement.

35.	LOCAL SERVICE RESALE

35.1.	The rates that CLEC shall pay to Sprint for Local Resale are as set forth in Table 1 of this Part and shall be applied consistent with the provisions of Part D of this Agreement.

36.	INTERCONNECTION AND RECIPROCAL COMPENSATION

36.1.	The exchange of Local Traffic and Information Access Traffic between the parties will be on a “Bill and Keep” basis - that is, neither party shall compensate the other party on a per minute of use basis for the termination of Local Traffic or Information Access Traffic originated on the network of one party and terminated on the network of the other party.

36.2.

The Parties agree that by executing this Agreement and carrying out the intercarrier compensation rates, terms and conditions herein, neither Party waives any of its rights, and expressly reserves all of its rights, under the ISP Compensation Order, including but not limited to the ILEC’s option to invoke on a date specified by ILEC the FCC’s ISP terminating compensation plan. The parties agree that by executing this agreement, CLEC waives the right to accept the ILEC offer to exchange traffic under the FCC plan, should the ILEC so choose.

36.3.	Traffic delivered to a Party that exceeds a 3:1 ratio of terminating to originating traffic is presumed to be Information Access Traffic. This presumption may be rebutted by either Party consistent with the provisions of the FCC’s Order on Remand and Report and Order, FCC 01-131, CC Dockets No. 96-98 and 99-68, adopted April 18, 2001 (the “ISP Compensation Order”).

36.4.	Compensation for the termination of toll traffic and the origination of 800 traffic between the interconnecting parties shall be based on the applicable access charges in accordance with FCC and Commission Rules and Regulations and consistent with the provisions of Part F of this Agreement.

36.5.	INP is available in all Sprint service areas where LNP is not available. Once LNP is available, all INP arrangements will be converted to LNP. Where INP is available and a toll call is completed through Sprint’s INP arrangement (e.g., remote call forwarding) to CLECs subscriber, CLEC shall be entitled to applicable access charges in accordance with the FCC and Commission Rules and Regulations. If a national standard billing method has not been developed for a CLEC to directly bill a carrier access for a toll call that has been completed using interim number portability, then the INP Rate specific to Access Settlements in this Part C will be used.

36.5.1.	The ported party shall charge the porting party on a per line basis using the INP Rate specific to Access Settlements in lieu of any other compensation charges for terminating such traffic. The traffic that is not identified as subject to INP will be compensated as local interconnection as set forth in §36.1.

36.6.	CLEC shall pay a transit rate, comprised of the transport and tandem rate elements, as set forth in Table 1 of this Part when CLEC uses a Sprint access tandem to terminate a local call to a third party LEC or another CLEC. Sprint shall pay CLEC a transit rate equal to the Sprint rate referenced above when Sprint uses a CLEC switch to terminate a local call to a third party LEC or another CLEC.

36.7.

CLEC will identify the Percent Local Usage (PLU) factor on each interconnection order to identify its “Local Traffic,” as defined herein, for reciprocal compensation purposes. Sprint may request CLECs traffic study documentation of the PLU at any time to verify the factor, and may compare the documentation to studies developed by Sprint. Should the documentation indicate that the factor should be changed by Sprint, the Parties agree that any changes will be retroactive to traffic for the previous two years. Should the documentation indicate it is warranted such change in the factor may be back to the effective date of the

Agreement. For non-local traffic, the Parties agree lo exchange traffic and compensate one another based on the rates and elements included in each party’s access tariffs. CLEC will transmit calling party number (CPN) as required by FCC rules (47 C.F.R. 64.1601).

36.7.1.	To the extent technically feasible, each Party will transmit calling party number (CPN) for each call being terminated on the other’s network. If the percentage of calls transmitted with CPN is greater than 90%, all calls exchanged without CPN will be billed as local or intrastate in proportion to the MOUs of calls exchanged with CPN. If the percentage of calls transmitted with CPN is less than 90%, all calls transmitted without CPN will be billed as intraLATA toll traffic.

37.	UNBUNDLED NETWORK ELEMENTS

37.1.	The charges that CLEC shall pay to Sprint for Unbundled Network Elements are set forth in Table 1 of this Part C.

38.	SECURITY DEPOSIT

38.1.	Sprint reserves the right to secure the account with a suitable form of security deposit, unless satisfactory credit has already been established through twelve (12) consecutive months of current payments for carrier services to Sprint and all ILEC affiliates of Sprint. A payment is not considered current in any month if it is made more than 30 days after the bill date.

38.2.	Such security deposit shall take the form of cash or cash equivalent, an irrevocable letter of credit or other forms of security acceptable to Sprint.

38.3.	If a security deposit is required on a new account, such security deposit shall be made prior to inauguration of service. If the deposit relates to an existing account, the security deposit will be made prior to acceptance by Sprint of additional orders for service.

38.4.	Such security deposit shall be two (2) months’ estimated billings as calculated by Sprint, or twice the most recent month’s invoices from Sprint for existing accounts. All security deposits will be subject to a minimum deposit level of $10,000.

38.5.	The fact that a security deposit has been made in no way relieves CLEC from complying with Sprint’s regulations as to advance payments and the prompt payment of bills on presentation, nor does it constitute a waiver or modification of the regular practices of Sprint providing for the discontinuance of service for non payment of any sums due Sprint.

38.6.	Sprint reserves the right to increase, and CLEC agrees to increase, the security deposit requirements when, in Sprint’s reasonable judgment, changes in CLEC’s financial status so warrant and/or gross monthly billing has increased beyond the level initially used to determine the security deposit.

38.7.	Any security deposit shall be held by Sprint as a guarantee of payment of any charges for carrier services billed to CLEC, provided, however, Sprint may exercise its right to credit any cash deposit to CLEC’s account, or to demand payment from the issuing bank or bonding company of any irrevocable bank letter of credit, upon the occurrence of any one of the following events:

38.7.1.	when CLEC undisputed balances due to Sprint that are more than thirty (30) days past due; or

38.7.2.	when CLEC files for protection under the bankruptcy laws; or

38.7.3.	when an involuntary petition in bankruptcy is filed against CLEC and is not dismissed within sixty (60) days; or

38.7.4.	when this Agreement expires or terminates.

38.8.	Any security deposit may be held during the continuance of the service as security for the payment of any and all amounts accruing for the service. No interest will accrue or be paid on deposits. Cash or cash equivalent security deposits will be returned to CLEC when CLEC has made current payments for carrier services to Sprint and all Sprint ILEC affiliates for twelve (12) consecutive months.

Table 1:

RESALE DISCOUNTS
Resale Discounts not including Operator / DA Services	21%
Operator & Directory Assistance Services	4.26%
USAGE FILE CHARGES
Message Provisioning, per message	$0.005
Data Transmission, per message	$0.002
Tape Charge, per tape	$50.00

RATE ELEMENT (Note 1)	SOURCE	RECURRING RATE	NRC
SERVICE ORDER / INSTALLATION / REPAIR
Manual UNE Service Order			$19.61
Electronic UNE Service Order			$2.67
Manual UNE Service Order - Listing Only			$10.34
Electronic UNE Service Order - Listing Only			$0.29
Manual UNE Service Order - Change Only			$9.60
Electronic UNE Service Order - Change Only			$1.16
Change Telephone Number - per change			$19.97
LNP Administrative Charge			$9.13
2-Wire Digital Data Loop Cooperative Testing			$37.32
4-Wire Digital Data Loop Cooperative Testing			$47.14
Trip Charge			$19.34
Trouble Isolation and Testing			$45.98
Temporary Suspension of Service for Bus/Res			$17.50
Service Migration-migration of Resale service to or from UNE-P ave			$25.70
Special Access to UNE Conversions/Migrations
DS1 Loop			$75.59
DS1 Transport			$56.26
EEL - DSI Transport and Loop			$67.48
DS3 Loop			$108.54

NID	SOURCE	RECURRING RATE	NRC
Network Interface Device		$0.44
Smart Jack		$13.65
2-Wire Nid			$16.11
4-Wire Nid			$18.26
NID Connection 2-Wire			$2.07

TAG AND LABEL LOOP	SOURCE	RECURRING RATE	NRC
Tag and Label on a new install loop			$5.27
Tag and Label on a reinstall loop or an existing loop			$10.55
Tag and Label on an addt’l loop on the same order at the same location			$4.22

LINE SHARING	SOURCE	RECURRING RATE	NRC
CLEC Provides Splitter in Own Collocation Space
3-Jumper Configuration
OSS Cost per Shared Line		$0.74
Cross Connects; 100 pr., MDF to Collocation Space (2 required)		$31.26 Each
Line Sharing - 3 Jumpers			$24.38
4-Jumper Configuration
OSS Cost per Shared Line		$0.74
Cross Connects. 100 pr., MDF to Collocation Space (4 required)		$31.26 Each
Line Sharing - 4 Jumpers			$31.69
CLEC Provides Splitter in Common Area of Central Office
3-Jumper Configuration
Cost per 96-Line Splitter Shelf		$18.84
OSS Cost per Shared Line		$0.74
Cross Connects. 100 pr., MDF to Splitter Common Area (2 required)		$24.31 Each
Cross Connects. 100 pr., Splitter Common Area to Collocation Space (1 required)		$18.40 Each
Line Sharing - 3 Jumpers			$24.38
4-Jumper Configuration
Cost per 96-Line Splitter Shelf		$18.84
OSS Cost per Shared Line		$0.74
Cross Connects; 100 pr., MDF to Collocation Space (1 required)		$31.26 Each
Cross Connects; 100 pr., MDF to Splitter Common Area (3 required)		$24.31 Each
Line Sharing - 4 Jumpers			$31.69
Convert UNE Digital Loop to Line Share Not Coordinated			$11.56
Convert UNE Digital Loop to Line Share Coordinated during normal hours.			$20.91
Convert UNE Digital Loop to Line Share Coordinated after normal hours.			$26.52

LOOP QUALIFICATION INFORMATION	SOURCE	RECURRING RATE	NRC
Loop Qualification Information			$33.36
LOOP CONDITIONING PER LINE

The following charges applies to all Digital UNE, Line Sharing and xDSL capable loops that are less than 18,000 feet in length. Separate Engineering and Travel charges DO NOT apply as these costs reflect 25 pair economics:

All Digital UNE, Line Sharing and/or xDSL-capable loops less than 18,000 feet in length: Load Coil Removal	$0.47

LINE CONDITIONING PER LOCATION	SOURCE	RECURRING RATE	NRC

The following charge applies to all loops that are 18,000 feet in length or longer that require load coil removal. These charges also apply to loops of any length that require Bridged Tap or Repeater removal. Single charges apply for multiple loops at the same location

Engineering Charge - one per loop conditioned below			$30.92
Trip Charge - one per loop conditioned below			$18.98
Load Coil Removal; Loops Over 18K Feet
Unload enable pair, UG, loop, per location			$325.15
Unload add’l cable pair, UG, same time, location & cable, loop			$1.14
Unload cable pair, AE, loop, per location			$4.98
Unload add’l cable pair, AE, same time, location & cable, loop			$0.98
Unload cable pair, BU, loop, per location			$4.98
Unload add’l cable pair, BU, same time, location & cable, loop			$0.98
Remove Bridged Tap
Remove Bridged Tap, UG, per location			$324.37
Remove one (1) add’l Bridged Tap, UG, same time, location & cable			$0.36
Remove Bridged Tap, AE, per location			$4.33
Remove one (1) add’l Bridged Tap. AE, same time, location & cable			$0.33
Remove Bridged Tap, BU, per location			$4.33
Remove one (1) add’l Bridged Tap, BU, same time, location & cable			$0.33
Remove Repeaters
Remove Repeater, UG, per location			$324.37
Remove add’l Repeater, UG, same time, location & cable			$0.36
Remove Repeater, AE, per location			$4.33
Remove add’l Repeater, AE, same time, location & cable			$0.33
Remove Repeater, BU, per location			$4.33
Remove add’l Repeater, BU, same time, location & cable			$0.33

LOOP	SOURCE	RECURRING RATE	NRC
Analog 2 wire (without NID) (Note 3)
Band 1		$9.98
Band 2		$11.57
Band 3		$13.32
Band 4		$17.66
Band 5		$321.62
Loops - Analog 2-Wire NRC
2-Wire New - First Line			$67.83
2-Wire New - Addt’l Line			$28.08
2-Wire Re-install (CT/DCOP/Migrate)			$11.97
2-Wire Analog Disconnect Charge			$22.80
Analog 4 wire (without NID)
Band 1		$15.81
Band 2		$18.34
Band 3		$21.11

Band 4	$28.00
Band 5	$509.77
Loops - Analog 4-Wire NRC
4-Wire New - First Line		$90.03
4 Wire New – Addt’l Line		$50.29
4-Wire Re-install (CT/DCOP/Migrate)		$16.99
4-Wire Analog Disconnect Charge		$27.36
All loops less than 18,000ft: Load Coil Removal per xDSL - Capable		$0.52
DS0 2 Wire Loop (ISDN-BRJ-IDSL)
Band l	$9.98
Band 2	$11.57
Band 3	$13.32
Band 4	$17.66
Band 5	$321.62
2-Wire ISDN-BRI-IDSL Loop, First Line		$139.66
2-Wire ISDN-BRI-IDSL Loop, Addt’l Line		$81.66
2-Wire ISDN-BRI-IDSL Loop, Re-install (CT, DCOP, Migrate)		$26.78
DS0 4-Wire - 56, 64 kbps Loop
Band 1	$43.33
Band 2	$45.86
Band 3	$48.63
Band 4	$55.52
Band 5	$537.29
56, 64 kbps Loop - First Line		$195.58
56, 64 kbps Loop – Addt’l Line		$136.53
DSI 4-Wire Loop - (ISDN-PRI)
Band 1	$51.03
Band 2	$53.56
Band 3	$56.33
Band 4	$63.22
Band 5	$544.99
DSI, ISDN-PRI Loop First Line		$222.85
DSI, IDSN-PRI Loop – Addt’l Line		$170.80
Loop Conversion Rate
DSI Loop Conversion of Special Access to UNE		$75.59
Loops - Digital NRC’s
2-Wire Digital and ISDN-BRI Disconnect Charge		$22.80
4-Wire Digital and DS0 Disconnect Charge		$27.36
DSI Service Disconnect Charge		$27.36

Loops - High-Capacity NRC
Add DS3, OC3, OC12, OC48 to an existing Fiber Optic System			$108.54
DS3		$945.99	$108.54

DARK FIBER	SOURCE	RECURRING RATE	NRC
Loops - Dark Fiber
Dark Fiber Loop-Initial Patch Cord Installation, Field Location			$22.75
Dark Fiber Loop-Add__ Patch Cord Install, Field Loc., Same Time/Loc.			$8.13
Dark Fiber Loop-Central Office Interconnection 1-4 Patch Cords/CO			$208.79
Dark Fiber Loop - Special Construction for Fiber Pigtail			ICB
Dark Fiber Loop - Interconnection			ICB
Dark Fiber Transport - Initial Installation, 1-4 Patch Cords, per CO			$208.79
Dark Fiber End-to-End Testing, Initial Strand			$53.64
Dark Fiber End-to-End Testing, Subsequent Strands			$16.25
Interoffice, per foot per fiber
Band l		$0.0024
Band 2		$0.0039
Band 3		$0.0064
Band 4		$0.0089
Band 5		$0.0169
Feeder, per fiber
Band l		$118.04
Band 2		$196.40
Band 3		$267.92
Band 4		$380.45
Band 5		$633.77
Distribution Price Per Fiber		$34.20
Misc. Components - Dark Fiber
Fiber Patch Cord		$1.00
Fiber Patch Panel		$0.87
Dark Fiber Application Fee - Prepaid			$258.56

SUB LOOP	SOURCE	RECURRING RATE	NRC
2 Wire Voice Grade Feeder
Band l		$4.93
Band 2		$7.37
Band 3		$52.69
Band 4		$122.47

Band 5	$340.90
4 Wire Voice Grade Feeder
Band 1	$7.01
Band 2	$10.47
Band 3	$74.82
Band 4	$173.91
Band 5	$484.08
2 Wire Voice Grade Distribution
Band 1	$3.95
Band 2	$6.13
Band 3	$10.98
Band 4	$53.53
Band 5	$713.85
4 Wire Voice Grade Distribution
Band l	$5.61
Band 2	$8.70
Band 3	$15.60
Band 4	$76.02
Band 5	$1,013.67
2 Wire Digital Data Feeder
Band l	$4.93
Band 2	$7.37
Band 3	$52.69
Band 4	$122.47
Band 5	$340.90
4 Wire Digital Data Feeder
Band 1	$7.01
Band 2	$10.47
Band 3	$74.82
Band 4	$173.91
Band 5	$484.08
2 Wire Digital Data Distribution
Band l	$3.95
Band 2	$6.13
Band 3	$10.98
Band 4	$53.53
Band 5	$713.85
4 Wire Digital Data Distribution
Band 1	$5.61
Band 2	$8.70
Band 3	$15.60

Band 4		$76.02
Band 5		$1,013.67
Loops - Sub-Loops NRC
Sub-Loop Interconnection (Stub Cable)			ICB
2-Wire Distribution First Line			$123.60
2-Wire Distribution Add’l or Second Line			$39.32
2-Wire Distribution Re-install			$35.85
2-Wire Distribution Disconnect Charge			$50.24
4-Wire Distribution First Line			$167.65
4-Wire Distribution Add__ or Second Line			$62.98
4-Wire Distribution Disconnect Charge			$61.16
2-Wire Feeder First Line			$87.54
2-Wire Feeder Add__ or Second Line			$43.18
2-Wire Feeder Disconnect Charge			$28.44
4-Wire Feeder First Line			$122.21
4-Wire Feeder Add__ or Second Line			$67.68
4-Wire Re-install			$46.40
4-Wire Feeder Disconnect Charge			$32.99

LOCAL SWITCHING	SOURCE	RECURRING RATE	NRC
Switched MOU (per minute of use)		$0.0022
Statewide UNE Port Rates
Residential 1		$2.13
Business 1		$2.13
Key Systems		$2.13
CENTREX		$5.51
Pay Station		$2.13
PBX(DS0)		$4.90
PBX(DS1)		$106.20
DID		$106.20
BRI-ISDN		ICB
PRI-ISDN		ICB
DS3		ICB
Customized Rooting
Switch Analysis			$82.82
Host Switch Translations			$1,656.40
Remote Switch Translations			$1,242.30
Host TOPS Translations			$331.28

Remote TOPS Translations			$165.64
Operator Services Branding
0XTen DigitS			$3,648.76
411			$800.00

TANDEM SWITCHING	SOURCE	RECURRING RATE	NRC
Tandem Switched MOU (per minute of use)		$0.0013

TRANSPORT	SOURCE	RECURRING RATE	NRC
Dedicated DS 1		rate varies	$221.40
Dedicated DS 3		rate varies	$252.55
Shared-State Wide Average		$0.000493
Transport Conversion Rates
DSGK Loop, DS1 Local Interconnection and Transport (Special Access end to end)			$75.59
Dedicated Transport (Office to Office)			$62.49
911 Trunk 2-Wire Analog			$118.79

UNE COMBINATIONS	SOURCE	RECURRING RATE	NRC
UNE Platform
UNE-P 2 Wire Analog Loop - First Line, Switching, Common Transport			$67.83
UNE-P 2 Wire Analog Loop - Add’l Line ordered same time/loc			$28.08
UNE-P 2 Wire Analog Loop - Migrate Loop, Switching, Common Transport			$11.97
UNE-P 2-Wire Analog Disconnect Charge			$6.06
Local Number Portability Surcharge		$0.48
Enhanced Extended Link (EEL) is a combination of Loop, Transport and Multiplexing (when applicable).
Refer to the specific UNE section (transport, loop, multiplexing) in this document to obtain pricing.
See the Rate Element/ Service Order/Installation/Repair
section of this price sheet for EEL Migration and
Center Conversion charges.
Channel Bank Shelf/Common (Per DS1):		$137.81
Channel Bank Card (per DS0)		$4.33
EEL NRC’s

EEL 2-Wire Analog Disconnect Charge			$22.80
EEL 2-Wire DS0 Digital Disconnect Charge			$22.80
EEL 4-Wire Analog Disconnect Charge			$27.36
EEL 4-Wire DS0 Digital Disconnect Charge			$27.36
EEL DS1 Loop Disconnect Charge			$27.36

RECIPROCAL COMPENSATION	SOURCE	RECURRING RATE	NRC
Termination of Local Traffic or Information Access Traffic		Bill and Keep
Transit Traffic:
End Office Switching		$0.0022
Tandem Switching		$0.001300
Transport:
Dedicated DS1		rate varies	$221.40
Dedicated DS3		rate varies	$252.55
Common - State Wide Average		$0.000493

INTERCONNECTION	SOURCE	RECURRING RATE	NRC
These rates apply when collocation is involved. For collocation rates, see the appropriate tariff.
CROSS CONNECTION
DS0 Elee X-Conn (DS0 UNECC)		$0.96
DS1 Elee X-Conn (DS1 UNECC)		$2.99
DS3 Elee X-Conn (DS3 UNECC)		$26.47
DS1 Facility Cross Connect: l/2 of a DS1 UNECC consisting of one DSX panel and high frequency cable		$1.50
Multiplexing DS1 to DS0
Common Equipment for DS1 to DS0		$137.81
per DS0 charge		$4.33	$126.13
Multiplexing DS3 to DS1		$190.19	$201.98

FEATURES	SOURCE	RECURRING RATE	NRC
Optional Services
- Voice Messaging		$6.95
CENTREX Features			$24.35
- 3 Way Conf/ Consult / Hold Transfer			$0.00
- Conf Calling - 6 Way Station Control			$14.26
- Dial Transfer to Tandem Tie Line			$39.54
- Direct Connect			$0.00
- Meet Me Conference			$23.58

- Multi-Hunt Service			$0.00

COMMON CHANNEL SIGNALING INTERCONNECTION SERVICE SS7	SOURCE	RECURRING RATE	NRC
STP Port		$450.00	$289.64
STP Switching		$0.4174
56.0 Kbps, SS7 Link Channel Termination		$65.00	$185.63
56.0 Kbps, SS7 Link Channel Mileage		$75.00
SS7 link, 56,0 Kbps Channel Mileage per Mile		$3.00
1.544 MBPS, SS7 Link Channel Termination		$120.00
1.544 MBPS, SS7 Link Channel Mileage		$70.00
1.544 MBPS, SS7 Link Channel Mileage per Mile		$5.40
SS7 - Originating Point Code (OPC) Service			$20.71
SS7 - Global Title Address Translation (GTT)			$10.35
LNP COORDINATED CONVERSION RATES
Per Order with 1 - 10 lines	NRC		$47.90
Per each additional line over 10	NRC		$3.81
Effective 9/4/01

LINE INFORMATION DATABASE - L1DB	SOURCE	RECURRING RATE	NRC
Local Number Portability Service	Tariff	Tariff	N/A
Line Information Database Access Transport	Tariff	Tariff	N/A
Toll Free Code Access Service query	Tariff	Tariff	N/A
Line Information Database Query	Tariff	Tariff	N/A
Calling Name Database Access Service - CNAM	Tariff	Tariff	N/A

DIRECTORY ASSISTANCE SERVICES	SOURCE	RECURRING RATE	NRC
DA Database Listing & Update per listing or update		$0.06
DA Data Base Query Service per query		$0.011

TOLL & LOCAL OPERATOR SERVICES	SOURCE	RECURRING RATE	NRC
Toll and Local Assistance Service (Live) per attempt		per retail tariff

DA OPERATOR SERVICE	SOURCE	RECURRING RATE	NRC
DA Operator Service (Live) per attempt		per retail tariff

911 TANDEM PORT	SOURCE	RECURRING RATE	NRC
Per DSO Equivalent Port		$10.43

STREET INDEX GUIDE	SOURCE	RECURRING RATE	NRC
Monthly Charge		$41.00
Tape Charge		$50.00

CUSTOMER NAME & ADDRESS (CNA)	SOURCE	RECURRING RATE	NRC
CNA per inquiry		$0.32

Note 1:	Rates are based on TELRIC costing methodology unless otherwise noted.

Note 2:	This nonrecurring rate is applied per each digital loop and is in addition to any applicable rates listed in the Service Order/lnstallation/Repair section. For example, DS0 2-wire loop would have the loop qualification charge of $33.36 plus the Digital 2-Wire Installation charge of $139.66

Note 3:	When ordering an analog loop, the loop rate and the NID rate will apply unless the CLEC is to supplying the NID and specifically orders the loop without the NID.

Loops:

Central Office	CLLI	Band	2 Wire Voice Grade Rate	4 Wire Voice Grade Rate	DS0 2 Wire Digital Data Loop or Interconnection ADSL/ISDN BRI		DS0 4 Wire Digital Data Loop 56 or 64 Kbps	DS1 4 Wire Digital Data DS1/TI/ISDN- PRI Loop or Interconnection	DS3 Digital Data Loop or Interconnection
Main	LSVGNVXB	1	$9.98	$15.81		$9.98	$43.33	$51.03	$945.99
South 5	LSVGNVXG	1	$9.98	$15.81		$9.98	$43.33	$51.03	$945.99
South 6	LSVGNVXL	1	$9.98	$15.81		$9.98	$43.33	$51.03	$945.99
East 7	LSVGNVXM	2	$11.57	$18.34		$11.57	$45.86	$53.56	$945.99
West 6	LSVGNVXK	2	$11.57	$18.34		$11.57	$45.86	$53.56	$945.99
West 8	LSVGNVXH	2	$11.57	$18.34		$11.57	$45.86	$53.56	$945.99
Boulder City	BLCYNVXF	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
East 1	LSVGNVXR	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
East 2	LSVGNVXI	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
North 2	NLVGNVXF	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
North 3	NLVGNVXG	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
North 8	LSVGNVXT	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
West West	LSVGNVXW	3	$13.32	$21.11		$13.32	$48.63	$56.33	$945.99
Henderson	HNSNNVXF	4	$17.66	$28.00		$17.66	$55.52	$63.22	$945.99
Laughlin	LGLNNVXF	4	$17.66	$28.00	$	I7.66	$55.52	$63.22	$945.99
North 5	LSVGNVXU	4	$17.66	$28.00		$17.66	$55.52	$63.22	$945.99
South South	LSVGNVXV	4	$17.66	$28.00		$17.66	$55.52	$63.22	$945.99
Blue Diamond	BDMDNVXS	5	$321.62	$509.77		$321.62	$537.29	$544.99	$945.99
Jean	JEANNVXF	5	$321.62	$509.77		$321.62	$537.29	$544.99	$945.99
Mount Charleston	MTCHNVXF	5	$321.62	$509.77		$321.62	$537.29	$544.99	$945.99
Nelson	NLSNNVXB	5	$321.62	$509.77		$321.62	$537.29	$544.99	$945.99
Searchlight	SRCHNVXF	5	$321.62	$509.77		$321.62	$537.29	$544.99	$945.99

Dedicated Transport.

Between:	And:	DS1	DS3
BLCYNVXF	HNSNNVXF	$295.28	$7,118.33
BLCYNVXF	LSVGNVXB	$168.17	$3,559.17
BLCYNVXF	LSVGNVXG	$197.46	$4,379.10
BLCYNVXF	LSVGNVXH	$227.68	$5,225.34
BLCYNVXF	LSVGNVXI	$227.68	$5,225.34
BLCYNVXF	LSVGNVXK	$197.46	$4,379.10
BLCYNVXF	LSVGNVXL	$197.46	$4,379.10
BLCYNVXF	LSVGNVXM	$197.46	$4,379.10
BLCYNVXF	LSVGNVXR	$168.17	$3,559.17
BLCYNVXF	LSVGNVXT	$227.68	$5,225.34
BLCYNVXF	LSVGNVXU	$227.68	$5,225.34
BLCYNVXF	LSVGNVXV	$227.68	$5,225.34
BLCYNVXF	LSVGNVXW	$227.68	$5,225.34
BLCYNVXF	NLVGNVXF	$227.68	$5,225.34
BLCYNVXF	NLVGNVXG	$227.68	$5,225.34
HNSNNVXF	LSVGNVXB	$168.17	$3,559.17
HNSNNVXF	LSVGNVXG	$197.46	$4,379.10
HNSNNVXF	LSVGNVXH	$227.68	$5,225.34
HNSNNVXF	LSVGNVXI	$227.68	$5,225.34
HNSNNVXF	LSVGNVXK	$197.46	$4,379.10
HNSNNVXF	LSVGNVXL	$197.46	$4,379.10
HNSNNVXF	LSVGNVXM	$197.46	$4,379.10
HNSNNVXF	LSVGNVXR	$168.17	$3,559.17
HNSNNVXF	LSVGNVXT	$227.68	$5,225.34
HNSNNVXF	LSVGNVXU	$227.68	$5,225.34
HNSNNVXF	LSVGNVXV	$227.68	$5,225.34
HNSNNVXF	LSVGNVXW	$227.68	$5,225.34
HNSNNVXF	NLVGNVXF	$227.68	$5,225.34
HNSNNVXF	NLVGNVXG	$227.68	$5,225.34
LGLNNVXF	LSVGNVXB	$431.48	ICB
LSVGNVXB	LSVGNVXG	$64.51	$819.93
LSVGNVXB	LSVGNVXH	$97.06	$1,666.18
LSVGNVXB	LSVGNVXI	$97.06	$1,666.18
LSVGNVXB	LSVGNVXK	$64.51	$819.93
LSVGNVXB	LSVGNVXL	$64.51	$819.93
LSVGNVXB	LSVGNVXM	$64.51	$819.93
LSVGNVXB	LSVGNVXR	$64.51	$819.93
LSVGNVXB	LSVGNVXT	$97.06	$1,666.18
LSVGNVXB	LSVGNVXU	$97.06	$1,666.18
LSVGNVXB	LSVGNVXV	$97.06	$1,666.18
LSVGNVXB	LSVGNVXW	$97.06	$1,666.18
LSVGNVXB	NLVGNVXF	$97.06	$1,666.18
LSVGNVXB	NLVGNVXG	$97.06	$1,666.18
LSVGNVXG	LSVGNVXH	$126.34	$2,486.11
LSVGNVXG	LSVGNVXI	$126.34	$2,486.11
LSVGNVXG	LSVGNVXK	$64.51	$819.93

LSVGNVXG	LSVGNVXL	$64.51	$819.93
LSVGNVXG	LSVGNVXM	$64.51	$819.93
LSVGNVXG	LSVGNVXR	$64.51	$819.93
LSVGNVXG	LSVGNVXT	$126.34	$2,486.11
LSVGNVXG	LSVGNVXU	$126.34	$2,486.11
LSVGNVXG	LSVGNVXV	$126.34	$2,486.11
LSVGNVXG	LSVGNVXW	$126.34	$2,486.11
LSVGNVXG	NLVGNVXF	$126.34	$2,486.11
LSVGNVXG	NLVGNVXG	$126.34	$2,486.11
LSVGNVXH	LSVGNVXI	$156.57	$3,332.36
LSVGNVXH	LSVGNVXK	$97.06	$1,666.18
LSVGNVXH	LSVGNVXL	$126.34	$2,486.11
LSVGNVXH	LSVGNVXM	$126.34	$2,486.11
LSVGNVXH	LSVGNVXR	$126.34	$2,486.11
LSVGNVXH	LSVGNVXT	$156.57	$3,332.36
LSVGNVXH	LSVGNVXU	$156.57	$3,332.36
LSVGNVXH	LSVGNVXV	$156.57	$3,332.36
LSVGNVXH	LSVGNVXW	$97.06	$1,666.18
LSVGNVXH	NLVGNVXF	$156.57	$3,332.36
LSVGNVXH	NLVGNVXG	$156.57	$3,332.36
LSVGNVXI	LSVGNVXK	$126.34	$2,486.11
LSVGNVXI	LSVGNVXL	$126.34	$2,486.11
LSVGNVXI	LSVGNVXM	$126.34	$2,486.11
LSVGNVXI	LSVGNVXR	$126.34	$2,486.11
LSVGNVXI	LSVGNVXT	$97.06	$1,666.18
LSVGNVXI	LSVGNVXU	$156.57	$3,332.36
LSVGNVXI	LSVGNVXV	$156.57	$3,332.36
LSVGNVXI	LSVGNVXW	$156.57	$3,332.36
LSVGNVXI	NLVGNVXF	$97.06	$1,666.18
LSVGNVXI	NLVGNVXG	$97.06	$1,666.18
LSVGNVXK	LSVGNVXL	$93.79	$1,639.86
LSVGNVXK	LSVGNVXM	$93.79	$1,639.86
LSVGNVXK	LSVGNVXR	$93.79	$1,639.86
LSVGNVXK	LSVGNVXT	$126.34	$2,486.11
LSVGNVXK	LSVGNVXU	$126.34	$2,486.11
LSVGNVXK	LSVGNVXV	$126.34	$2,486.11
LSVGNVXK	LSVGNVXW	$97.06	$1,666.18
LSVGNVXX	NLVGNVXF	$126.34	$2,486.11
LSVGNVXK	NLVGNVXG	$126.34	$2,486.11
LSVGNVXL	LSVGNVXM	$93.79	$1,639.86
LSVGNVXL	LSVGNVXR	$64.51	$819.93
LSVGNVXL	LSVGNVXT	$126.34	$2,486.11
LSVGNVXL	LSVGNVXU	$126.34	$2,486.11
LSVGNVXL	LSVGNVXV	$97.06	$1,666.18
LSVGNVXL	LSVGNVXW	$126.34	$2,486.11
LSVGNVXL	NLVGNVXF	$126.34	$2,486.11
LSVGNVXL	NLVGNVXG	$126.34	$2,486.11
LSVGNVXM	LSVGNVXR	$93.79	$1,639.86
LSVGNVXM	LSVGNVXT	$126.34	$2,486.11
LSVGNVXM	LSVGNVXU	$126.34	$2,486.11
LSVGNVXM	LSVGNVXV	$126.34	$2,486.11

LSVGNVXM	LSVGNVXW		$126.34	$2,486.11
LSVGNVXM	NLVGNVXF		$126.34	$2,486.11
LSVGNVXM	NLVGNVXG		$126.34	$2,486.11
LSVGNVXR	LSVGNVXT		$126.34	$2,486.11
LSVGNVXR	LSVGNVXU		$126.34	$2,486.11
LSVGNVXR	LSVGNVXV		$126.34	$2,486.11
LSVGNVXR	LSVGNVXW		$126.34	$2,486.11
LSVGNVXR	NLVGNVXF		$126.34	$2,486.11
LSVGNVXR	NLVGNVXG		$126.34	$2,486.11
LSVGNVXT	LSVGNVXU		$97.06	$1,666.18
LSVGNVXT	LSVGNVXV		$156.57	$3,332.36
LSVGNVXT	LSVGNVXW		$97.06	$1,666.18
LSVGNVXT	NLVGNVXF		$97.06	$1,666.18
LSVGNVXT	NLVGNVXG		$97.06	$1,666.18
LSVGNVXU	LSVGNVXV		$156.57	$3,332.36
LSVGNVXU	LSVGNVXW		$97.06	$1,666.18
LSVGNVXU	NLVGNVXF		$156.57	$3,332.36
LSVGNVXU	NLVGNVXG		$156.57	$3,332.36
LSVGNVXV	LSVGNVXW	$	I56.57	$3,332.36
LSVGNVXV	NLVGNVXF		$156.57	$3,332.36
LSVGNVXV	NLVGNVXG		$156.57	$3,332.36
LSVGNVXW	NLVGNVXF		$156.57	$3,332.36
LSVGNVXW	NLVGNVXG		$156.57	$3,332.36
LSVGNVLU	LSVGNVXB		$51.03
NLVGNVXF	NLVGNVXG		$97.06	$1,666.18

PART D - LOCAL RESALE

39.	TELECOMMUNICATIONS SERVICES PROVIDED FOR RESALE

39.1.	At the request of CLEC, and pursuant to the requirements of the Act, and FCC and Commission Rules and Regulations, Sprint shall make available to CLEC for resale Telecommunications Services that Sprint currently provides or may provide hereafter at retail to subscribers who are not telecommunications carriers. Such resale may be as allowed by the FCC and Commission. The Telecommunications Services provided by Sprint to CLEC pursuant to this Part D are collectively referred to as “Local Resale.”

39.2.	Such resale may be as allowed by the FCC and Commission. The Telecommunications Services provided pursuant to this Part D are collectively referred to as “Local Resale.”

39.3.	To the extent that this Part describes services which Sprint shall make available to CLEC for resale pursuant to this Agreement, this list of services is neither all-inclusive nor exclusive.

40.	GENERAL TERMS AND CONDITIONS

40.1.	Pricing. The prices charged to CLEC for Local Resale are set forth in Part C of this Agreement.

40.1.1.	CENTREX Requirements

40.1.1.1.	At CLEC’s option, CLEC may purchase the entire set of CENTREX features or a subset of any such features.

40.1.1.2.	All features and functions of CENTREX Service, including CENTREX Management System (CMS), whether offered under tariff or otherwise, shall be available to CLEC for resale.

40.1.1.3.	Sprint shall make information required for an “as is” transfer of CENTREX subscriber service, features, functionalities and CMS capabilities available to CLEC.

40.1.1.4.	Consistent with Sprint’s tariffs, CLEC, at its expense, may collect all data and aggregate the CENTREX local exchange, and IntraLATA traffic usage of CLEC subscribers to qualify for volume discounts on the basis of such aggregated usage.

40.1.1.5.	CLEC may request that Sprint suppress the need for CLEC subscribers to dial “9” when placing calls outside the CENTREX System. Should CLEC request this capability for its subscriber, the subscriber will not be able to use 4-digit dialing.

40.1.1.6.	CLEC may resell call forwarding in conjunction with CENTREX Service.

40.1.1.7.	CLEC may purchase any CENTREX Service for resale subject to the requirements of Sprint’s tariff.

40.1.1.8.	Sprint shall make available to CLEC for resale intercom calling within the same CENTREX system. To the extent that Sprint offers its own subscribers intercom calling between different CENTREX systems, Sprint shall make such capability available to CLEC for resale.

40.1.1.9.	CLEC may resell Automatic Route Selection (“ARS”). CLEC may aggregate multiple CLEC subscribers on dedicated access facilities where such aggregation is allowed by law, rule or regulation.

40.1.2.	Voluntary Federal and State Subscriber Financial Assistance Programs

40.1.2.1.	Subsidized local Telecommunications Services are provided to low-income subscribers pursuant to requirements established by the appropriate state regulatory body, and include programs such as Voluntary Federal Subscriber Financial Assistance Program and Link-Up America. Voluntary Federal and State Subscriber Financial Assistance Programs are not Telecommunications Services that are available for resale under this Agreement. However, when a Sprint subscriber who is eligible for such a federal program or other similar state program chooses to obtain Local Resale from CLEC and CLEC serves such subscriber via Local Resale, Sprint shall identify such subscriber’s eligibility to participate in such programs to CLEC in accordance with the procedures set forth herein.

40.1.3.	Grandfathered Services. Sprint shall offer for resale to CLEC all Grandfathered Services solely for the existing grandfathered base on a customer specific basis. Sprint shall make reasonable efforts to provide CLEC with advance copy of any request for the termination of service and/or grandfathering to be filed by Sprint with the Commission.

40.1.4.	Contract Service Arrangements, Special Arrangements, and Promotions. Sprint shall offer for resale all of its Telecommunications Services available at retail to subscribers who are not Telecommunications Carriers, including but not limited to Contract Service Arrangements (or ICB), Special Arrangements (or ICB), and Promotions in excess of ninety (90) days, all in accordance with FCC and Commission Rules and Regulations.

40.1.5.	Public Telephone Access Lines will not be resold to payphone service providers at wholesale prices under this Agreement.

40.1.6.	Voice Mail Service is not a Telecommunications Service available for resale under this Agreement. However, where available, Sprint shall make available for Local Resale the SMDI-E (Station Message Desk Interface-Enhanced), or SMDI, Station Message Desk Interface where SMDI-E is not available, feature capability allowing for Voice Mail Services. Sprint shall make available the MWI (Message Waiting Indicator) interrupted dial tone and message waiting light feature capabilities where technically available. Sprint shall make available CF-B/DA (Call Forward on Busy/Don’t Answer), CF/B (Call Forward on Busy), and CF/DA (Call Forward Don’t Answer) feature capabilities allowing for Voice Mail services.

40.1.7.	Hospitality Service. Sprint shall provide all blocking, screening, and all other applicable functions available for hospitality lines under tariff.

40.1.8.	LIDB Administration

40.1.8.1.	Sprint shall maintain customer information for CLEC customers who subscribe to resold Sprint local service dial tone lines, in Sprint’s LIDB in the same manner that it maintains information in LIDB for its own similarly situated end-user subscribers. Sprint shall update and maintain the CLEC information in LIDB on the same schedule that it uses for its own similarly situated end-user subscribers.

40.1.8.2.	Until such time as Sprint’s LIDB has the software capability to recognize a resold number as CLEC’s, Sprint shall store the resold number in its LIDB at no charge and shall retain revenue for LIDB look-ups to the resold number.

PART E - NETWORK ELEMENTS

41.	GENERAL

41.1.	Pursuant to the following terms, Sprint will unbundle and separately price and offer Unbundled Network Elements (“UNEs”) such that CLEC will be able to subscribe to and interconnect to whichever of these unbundled elements CLEC requires for the purpose of providing local telephone service to its end users. CLEC shall pay Sprint each month for the UNEs provisioned, and shall pay the non-recurring charges listed in Table 1 or agreed to by the Parties. It is CLEC’s obligation to combine Sprint-provided UNEs with any facilities and services that CLEC may itself provide. Sprint will continue to offer the UNEs enumerated below subject to further determinations as to which UNEs ILECs are required to offer under the Act, at which time the Parties agree to modify this section pursuant to the obligations set forth in Part B, §3.2 of this Agreement.

42.	UNBUNDLED NETWORK ELEMENTS

42.1.	Sprint shall offer UNEs to CLEC for the purpose of offering Telecommunication Services to CLEC subscribers. Sprint shall offer UNEs to CLEC on an unbundled basis on rates, terms and conditions that are just, reasonable, and non- discriminatory in accordance with the terms and conditions of this Agreement. UNEs include:

42.1.1.	Network Interface Device (“NID”)

42.1.2.	Local Loop

42.1.3.	Sub Loop

42.1.4.	Switching Capability (Except for switching used to serve end users with four or more lines in access density zone 1, in the top 50 Metropolitan Statistical Areas where Sprint provides non-discriminatory access to the enhanced extended link.)

42.1.4.1.	Local Switching

42.1.4.2.	Tandem Switching

42.1.5.	Interoffice Transport Facilities

42.1.5.1.	Common

42.1.5.2.	Dedicated

42.1.5.3.	Dark Fiber

42.1.6.	Signaling Networks & Call Related Databases

42.1.7.	Operations Support Systems

42.2.	CLEC may use one or more UNEs to provide any feature, function, capability, or service option that such UNE(s) is (are) technically capable of providing. Except as provided elsewhere in this Agreement, it is CLEC’s obligation to combine Sprint provided UNEs with any and all facilities and services whether provided by Sprint, CLEC, or any other party

42.3.	Each UNE provided by Sprint to CLEC shall be at Parity with the quality of design, performance, features, functions, capabilities and other characteristics, including but not limited to levels and types of redundant equipment and facilities for power, diversity and security, that Sprint provides to itself, Sprint’s own subscribers, to a Sprint Affiliate or to any other entity.

43.	BONA FIDE REQUEST PROCESS FOR FURTHER UNBUNDLING

43.1.	The receiving Party shall promptly consider and analyze access to categories of UNEs not covered in this Agreement, and requests where facilities and necessary equipment are not available with the submission of a Network Element Bona Fide Request hereunder.

43.2.	A UNE Bona Fide Request (“BFR”) shall be submitted in writing on the Sprint Standard BFR Form and shall include a clear technical description of each requested UNE.

43.3.	The requesting Party may cancel a UNE Bona Fide Request at any time, but shall pay the other Party’s reasonable and demonstrable costs of processing and/or implementing the UNE Bona Fide Request up to the date of cancellation.

43.4.	Within five (5) business days of its receipt, the receiving Party shall acknowledge receipt of the UNE Bona Fide Request.

43.5.	Except under extraordinary circumstances, within thirty (30) days of its receipt of a UNE Bona Fide Request, the receiving Party shall provide to the requesting Party a preliminary analysis of such UNE Bona Fide Request. The preliminary analysis shall confirm whether the receiving Party will offer access to the UNE, including whether it is technically or operationally feasible.

43.6.	Upon receipt of the preliminary analysis, the requesting Party shall, within thirty (30) days, notify the receiving Party, in writing, of its intent to proceed or not to proceed.

43.7.	Except under extraordinary circumstances, upon receipt of written authorization from the requesting Party, the receiving Party shall, within 30 days develop the applicable prices.

43.8.	Within thirty (30) days of receipt of the price quote, the requesting Party shall, if it wishes to proceed, notify the receiving Party in writing of its acceptance of the price quote and authorization to proceed.

43.9.

As soon as feasible, but not more than sixty (60) days after receipt of the acceptance of the price quote and written authorization to proceed with developing and provisioning the service(s) in the UNE Bona Fide Request, the receiving Party shall provide to the requesting Party the date by which the service(s) can be provided by Sprint.

43.10.	Within thirty (30) days of its receipt of the date by which the UNE service(s) can be provisioned, the requesting Party must either confirm, in writing, its order for the UNE service(s), or if a disagreement arises, seek resolution of the dispute under the Dispute Resolution procedures in §23 of this Agreement.

43.11.	If a Party to a UNE Bona Fide Request believes that the other Party is not requesting, negotiating or processing the UNE Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may seek resolution of the dispute pursuant to the Dispute Resolution provisions in §23 of this Agreement.

44.	NETWORK INTERFACE DEVICE

44.1.	Sprint will offer unbundled access to the network interface device element (NID). The NID is defined as any means of interconnection of end-user customer premises wiring to an incumbent LECs distribution plant, such as a cross connect device used for that purpose. This includes all features, functions, and capabilities of the facilities used to connect the loop to end-user customer premises wiring, regardless of the specific mechanical design.

44.2.	The function of the NID is to establish the network demarcation point between a carrier (ILEC/CLEC) and its subscriber. The NID provides a protective ground connection, protection against lightning and other high voltage surges and is capable of terminating cables such as twisted pair cable.

44.3.	CLEC may connect its NID to Sprint’s NID; may connect an unbundled loop to its NID; or may connect its own Loop to Sprint’s NID. Sprint will provide one NID termination of each loop. If additional NID terminations are required, CLEC may request them pursuant to process detailed in Section 43 herein.

44.4.	Sprint will provide CLEC with information that will enable their technician to locate end user inside wiring at NIDs terminating multiple subscribers. Sprint will dispatch a technician and tag the wiring at the CLEC’s request. In such cases the charges specified in Table 1 will apply.

44.5.	Sprint will not provide specialized (Sprint non-standard) NIDS.

44.6.	The Sprint NID shall provide a clean, accessible point of connection for the inside wiring and for the Distribution Media and/or cross connect to CLEC’s NID and shall maintain a connection to ground that meets applicable industry standards. Each party shall ground its NID independently of the other party’s NID.

45.	LOOP

45.1.	The definition of the loop network element includes all features, functions, and capabilities of the transmission facilities, including dark fiber and attached electronics (except those used for the provision of advanced services, such as DSLAMS) owned by Sprint, between a Sprint central office and the loop demarcation point at the customer premises. Terms and conditions for the provision of dark fiber are set forth in §53 of this Agreement. The demarcation point is that point on the loop where the telephone company’s control of the facility ceases, and the End User Customer’s control of the facility begins. This includes, but is not limited to, two-wire and four-wire copper analog voice-grade loops and two-wire and four-wire conditioned loops.

45.2.	Conditioned Loops. Sprint will condition loops at CLEC’s request. Conditioned loops are copper loops from which excessive bridge taps, load coils, low-pass filters, range extenders, load coils and similar devices have been removed to enable the delivery of high-speed wireline telecommunications capability, including DSL. Sprint will assess charges for loop conditioning in accordance with the prices listed in Table 1. Conditioning charges apply to all loops irrespective of the length of the loop.

45.3.	At CLEC’s request, and if technically feasible, Sprint will test and report trouble on conditioned loops for all of the line’s features, functions, and capabilities, and will not restrict its testing to voice-transmission only. Testing shall include Basic Testing and Cooperative Testing. Basic Testing shall include simple metallic measurements only, performed by accessing the loop through the voice switch.

45.3.1.	Basic Testing does not include cooperative efforts that require Sprint’s technician to work jointly with CLEC’s staff (“Cooperative Testing”).

45.3.2.	Cooperative testing will be provided by Sprint at CLEC’s expense. Sprint technicians will try to contact CLEC’s representative at the conclusion of installation. If the CLEC does not respond within 3 minutes, Sprint may, in its sole discretion, abandon the test and CLEC will be charged for the test.

45.3.3.	Sprint will charge CLEC at the rates set out on Table 1, when the location of the trouble on a CLEC-reported ticket is determined to be in CLEC’s network.

45.4.	Voice Grade Loop Capabilities

45.4.1.	Voice grade loops are analog loops that facilitate the transmission of analog voice grade signals in the 300-3000 Hz range and terminates in a 2-wire or 4-wire electrical interface at the CLEC’s customer’s premises. CLEC shall not install equipment on analog loops that exceeds the specified bandwidth.

45.4.2.	If Sprint uses Digital Loop Carrier or other similar remote concentration devices, and if facilities are available, Sprint will make alternative arrangements at CLEC’s request and option, to provide an unbundled voice grade loop. Alternative arrangement may include copper facilities, dedicated transmission equipment or the deployment of newer devices providing for multiple hosting.

45.4.3.4	Where facilities and necessary equipment are not available, CLEC requests will be processed through the BFR process. CLEC agrees to reimburse Sprint for the actual cost of the modifications necessary to make the alternative arrangements available.

45.5.	Non-Voice Grade Loops

45.5.1.	Sprint will provide non-voice grade loops on the basis of the service that will be provisioned over the loop. Sprint requires CLEC to provide in writing (via the service order) the spectrum management class (SMC), as defined in the TlEl.4/2000-002R2 Draft and subsequent updates, of the desired loop, so that the loop and/or binder group may be engineered to meet the appropriate spectrum compatibility requirements. CLEC must disclose to Sprint every SMC that the CLEC has implemented on Sprint’s facilities to permit effective Spectrum Management. If CLEC requires a change in the SMC of a particular loop, CLEC shall notify Sprint in writing of the requested change in SMC (via a service order). On non-voice grade loops, both standard and non-standard, Sprint will only provide electrical continuity and line balance.

45.5.2.	Sprint shall employ industry accepted standards and practices to maximize binder group efficiency through analyzing the interference potential of each loop in a binder group, assigning an aggregate interference limit to the binder group, and then adding loops to the binder group until that limit is met. Disputes regarding the standards and practices employed in this regard shall be resolved through the Dispute Resolution Process set forth in §23 of this Agreement.

45.5.3.	If Sprint uses Digital Loop Carrier or other similar remote concentration devices, and if facilities and necessary equipment are available, Sprint will make alternative arrangements available to CLEC at CLEC’s request, to provide an unbundled voice grade loop. Alternative arrangements may include existing copper facilities, dedicated transmission equipment or the deployment of newer devices providing for multiple hosting.

45.5.4.	Where facilities and necessary equipment are not available, CLEC requests will be processed through the BFR process. CLEC agrees to reimburse Sprint for the actual cost of the modifications necessary to make the alternative arrangements available.

45.5.5.	CLEC will submit a BFR for non-voice grade loops that are not currently price listed.

45.5.6.

Reverse ADSL Loops. If a CLEC’s ADSL Transmission Unit (including those integrated into DSLAMs) is attached to Sprint’s Network and if an ADSL copper loop should start at an outside location, and is looped through a host or remote, and then to the subscriber, the copper plant from the outside location to the Sprint host or remote central office must be a facility dedicated to ADSL transmission only and not part of Sprint’s regular feeder or distribution plant.

45.5.7.	CLEC shall meet the power spectral density requirement given in the respective technical references listed below:

45.5.7.1.	For Basic Rate ISDN: Telcordia TR-NWT-000393 Generic Requirements for ISDN Basic Access Digital Subscriber Lines.

45.5.7.2.	For HDSL installations: Telcordia TA-NWT-001210 Generic Requirements for High-Bit-Rate Digital Subscriber Lines. Some fractional T1 derived products operating at 768 Kbps may use the same standard.

45.5.7.3.	For ADSL: ANSI TI. 413- 1998 (Issue 2 and subsequent revisions) Asymmetrical Digital Subscriber Line (ADSL) Metallic Interface.

45.5.7.4.	As an alternative to § 45.5.7.1 CLEC may meet the requirements given in ANSI document TIE1.4/2000-002R2 dated May 1, 2000. “Working Draft of Spectrum Management Standard”, and subsequent revisions of this document.

45.6.	Non-Standard Non-Voice Grade Loops

45.6.1.	If CLEC requests a xDSL loop, for which the effective loop length exceeds the xDSL standard of 18 kft (subject to gauge design used in an area), Sprint will only provide a Non-Standard Non-Voice Grade Loop. Additional non-recurring charges for conditioning will apply. Non-Standard Non-Voice Grade Loops will not be subject to performance measurements or technical specifications; however, all of the SMC requirements set forth in §45.5 are applicable.

45.7.	Adherence to National Industry Standards

45.7.1.	In providing advanced service loop technology, Sprint shall allow CLEC to deploy underlying technology that does not significantly interfere with other advanced services and analog circuit-switched voice band transmissions.

45.7.2.	Until long term industry standards and practices can be established, a particular technology shall be presumed acceptable for deployment under certain circumstances. Deployment that is consistent with at least one of the following circumstances presumes that such loop technology will not significantly degrade the performance of other advanced services or impair traditional analog circuit-switched voice band services:

45.7.2.1.	Complies with existing industry standards, including an industry-standard PSD mask, as well as modulation schemes and electrical characteristics;

45.7.2.2.	Is approved by an industry standards body, the FCC, or any state commission or;

45.7.2.3.	Has been successfully deployed by any carrier without significantly degrading the performance of other services; provided however, where CLEC seeks to establish that deployment of a technology falls within the presumption of acceptability under this paragraph 45.7.2.3, the burden is on CLEC to demonstrate to the state commission that its proposed deployment meets the threshold for a presumption of acceptability and will not, in fact, significantly degrade the performance of other advanced services or traditional voice band services.

45.7.3.	If a deployed technology significantly degrades other advanced services, the affected Party will notify the interfering party and give them a reasonable opportunity to correct the problem. The interfering Party will immediately stop any new deployment until the problem is resolved to mitigate disruption of other carrier services. If the affected parties are unable to resolve the problem, they will present factual evidence to the State Commission for review and determination. If the Commission determines that the deployed technology is the cause of the interference, the deploying party will remedy the problem by reducing the number of existing customers utilizing the technology or by migrating them to another technology that does not disturb.

45.7.4.	When the only degraded service itself is a known disturber and the newly deployed technology is presumed acceptable pursuant to § 45.7.2, the degraded service shall not prevail against the newly deployed technology.

45.7.5.	If Sprint denies a request by CLEC to deploy a technology, it will provide detailed, specific information providing the reasons for the rejection.

45.7.6.	Parties agree to abide by national standards as developed by ANSI, i.e., Committee TIE1.4 group defining standards for loop technology. At the time the deployed technology is standardized by ANSI or the recognized standards body, the CLEC will upgrade its equipment to the adopted standard within 60 days of the standard being adopted.

45.8.	Information to be Provided for Deployment of Advanced Services.

45.8.1.	In connection with the provision of advanced services, Sprint shall provide to CLEC:

45.8.1.1.	information with respect to the spectrum management procedures and policies that Sprint uses in determining which services can be deployed;

45.8.1.2.	information with respect to the rejection of CLEC’s provision of advanced services, together with the specific reason for the rejection; and

45.8.1.3.	information with respect to the number of loops using advanced services technology within the binder and type of technology deployed on those loops.

45.8.2.	In connection with the provision of advanced services, CLEC shall provide to Sprint the following information on the type of technology that CLEC seeks to deploy where CLEC asserts that the technology it seeks to deploy fits within a generic Power Spectral Density (PSD) mask:

45.8.2.1.	information in writing (via the service order) regarding the Spectrum Management Class (SMC), as defined in the TIEI.4/2000-002R2 Draft, of the desired loop so that the loop and/or binder group may be engineered to meet the appropriate spectrum compatibility requirements;

45.8.2.2.	the SMC (i.e. PSD mask) of the service it seeks to deploy, at the time of ordering and if CLEC requires a change in the SMC of a particular loop, CLEC shall notify Sprint in writing of the requested change in SMC (via a service order);

45.8.2.3.	to the extent not previously provided CLEC must disclose to Sprint every SMC that the CLEC has implemented on Sprint’s facilities to permit effective Spectrum Management.

45.8.3.	In connection with the provision of HFS UNE, if CLEC relies on a calculation-based approach to support deployment of a particular technology, it must provide Sprint with information on the speed and power at which the signal will be transmitted.

45.9.	At CLEC’s request, Sprint will tag and label unbundled loops at the Network Interface Device (NID). Tag and label may be ordered simultaneously with the ordering of the loop or as a separate service subsequent to the ordering of the loop.

45.9.1.	Sprint will include the following information on the label: order number, due date, CLEC name, and the circuit number.

45.9.2.	Tag and Label is available on the following types of loops: 2- and 4- wire analog loops, 2- and 4-wire xDSL capable loops, DSO 2- and 4-wire loops, and DSI 4-wire loops.

45.9.3.	CLEC must specify on the order form whether each loop should be tagged and labeled.

45.10.	The rates for loop tag and label and related services are set forth on Table I, which is incorporated into and made a part of this agreement.

46.	SUBLOOPS

46.1.	Sprint will offer unbundled access to subloops, or portions of the loop, at any accessible terminal in Sprint’s outside loop plant. Such locations include, for example, a pole or pedestal, the network interface device, the minimum point of entry to the customer premises, and the feeder distribution interface located in, for example, a utility room, a remote terminal, or a controlled environment vault or at the MDF.

46.2.	An accessible terminal is any point on the loop where technicians can access the wire or fiber within the cable (e.g., via screw posts, terminals, patch panels) without removing a splice case to reach the wire or fiber within.

46.3.	Initially Sprint will consider all requests for access to subloops on an individual case basis due to the wide variety of interconnections available and the lack of standards. A written response will be provided to CLEC covering the interconnection time intervals, prices and other information based on the BFR process as set forth in §43 of this Agreement. Typical arrangements and corresponding prices will be developed after a substantial number have been provided and a pattern exists.

46.4.	Reverse ADSL Loops. If a CLECs ADSL Transmission Unit (including those integrated into DSLAMs) is attached to Sprint’s Network and if an ADSL copper loop should start at an outside location, and is looped through a host or remote, and then to the subscriber, the copper plant from the outside location to the Sprint host or remote central office must be a facility dedicated to ADSL transmission only and not part of Sprint’s regular feeder or distribution plant.

46.5.	To the extent Sprint owns inside wire and related maintenance for itself and its customers, Sprint will provide CLEC existing inside wire, including intrabuilding and interbuilding cable, at any accessible point, where technically feasible. Where available, inside wire is offered separate from the UNE loop, and the rates for inside wire are distinct from the loop rates.

46.5.1.	Inside wire is the wire, owned by Sprint, and located on the customer’s side of the network interface (NI), as defined in C.F.R. §51.319(a)(2)(i). Inside wire also includes interbuilding and intrabuilding cable. Interbuilding cable means the cable between buildings in a campus setting (i.e. between multiple buildings at a customer location).

46.5.1.1.	Intrabuilding cable means the cable running vertically and horizontally within a building.

46.5.1.2.	Intrabuilding cable includes riser cable and plenum cable.

46.5.2.	Sprint will not provide or maintain inside wire in situations where it determines there are health or safety concerns in doing so.

46.6.	Requests for inside wire, including ordering and provisioning, will be handled on an Individual Case Basis (ICB) due to the uniqueness of each instance where

Sprint may own inside wire. The application of prices for inside wire will be matched to the specific facilities located at the site where it is being sold. The prices for inside wire are reflected in the standardized price list for the components for inside wire, including interbuilding cable, intrabuilding cable, SAI, riser cable and plenum cable. Non-recurring interconnection costs and charges will be determined on a site-specific basis and are dependent upon the facilities present at the location. The purchase of inside wire may necessitate the purchase of other facilities, including but not limited to, loop, network interface devices (NIDs), building terminals, and/or serving area interfaces (SAIs).

47.	LOCAL SWITCHING

47.1.	Local Switching is the Network Element that provides the functionality required to connect the appropriate lines or trunks wired to the Main Distributing Frame (MDF) or Digital Cross Connect (DSX) panel to a desired line or trunk. Such functionality shall include all of the features, functions, and capabilities that the underlying Sprint switch providing such Local Switching function provides for Sprint’s own services. Functionality may include, but is not limited to: line signaling and signaling software, digit reception, dialed number translations, call screening, routing, recording, call supervision, dial tone, switching, telephone number provisioning, announcements, calling features and capabilities (including call processing), Centrex, or Centrex like services, Automatic Call Distributor (ACD), CLEC presubscription (e.g., long distance Carrier, intraLATA toll), Carrier Identification Code (CIC) portability capabilities, testing and other operational features inherent to the switch and switch software. Since Sprint will offer EELs, Sprint is not required to provide local switching under this Section 47 for switching used to serve end users with four or more lines in access density zone I, in the top 50 Metropolitan Statistical Areas.

47.2.	Sprint will provide customized routing at CLECs request where technically feasible. Customized routing enables the CLEC to route their customer’s traffic differently than normally provided by Sprint. For example, customized routing will allow the CLEC to route their customer’s operator handled traffic to a different provider. CLEC requests will be processed through the BFR process. Pricing will be on a time and materials basis.

47.3.	Technical Requirements

47.3.1.	Sprint shall provide its standard recorded announcements (as designated by CLEC) and call progress tones to alert callers of call progress and disposition. CLEC will use the BFR process for unique announcements.

47.3.2.	Sprint shall change a subscriber from Sprint’s Telecommunications Services to CLECs Telecommunications Services without loss of feature functionality unless expressly agreed otherwise by CLEC.

47.3.3.	Sprint shall control congestion points such as mass calling events, and network routing abnormalities, using capabilities such as Automatic Call

Gapping, Automatic Congestion Control, and Network Routing Overflow. Application of such control shall be competitively neutral and not favor any user of unbundled switching or Sprint.

47.3.4.	Sprint shall offer all Local Switching features that are technically feasible and provide feature offerings at Parity with those provided by Sprint to itself or any other party.

47.4.	Interface Requirements. Sprint shall provide the following interfaces:

47.4.1.	Standard Tip/Ring interface including loopstart or groundstart, on-hook signaling (e.g., for calling number, calling name and message waiting lamp);

47.4.2.	Coin phone signaling;

47.4.3.	Basic and Primary Rate Interface ISDN adhering to ANSI standards Q.931, Q.932 and appropriate Telcordia Technical Requirements;

47.4.4.	Two-wire analog interface to PBX to include reverse battery, E&M, wink start and DID;

47.4.5.	Four-wire analog interface to PBX to include reverse battery, E&M, wink start and DID; and

47.4.6.	Four-wire DSI interface to PBX or subscriber provided equipment (e.g., computers and voice response systems).

47.5.	Sprint shall provide access to interfaces, including but not limited to:

47.5.1.	SS7 Signaling Network, Dial Pulse or Multi-Frequency trunking if requested by CLEC;

47.5.2.	Interface to CLEC operator services systems or Operator Services through appropriate trunk interconnections for the system; and

47.5.3.	Interface to CLEC directory assistance services through the CLEC switched network or to Directory Services through the appropriate trunk interconnections for the system; and 950 access or other CLEC required access to interexchange carriers as requested through appropriate trunk interfaces.

48.	TANDEM SWITCHING

48.1.	Tandem Switching is the function that establishes a communications path between two switching offices (connecting trunks to trunks) through a third switching office (the tandem switch) including but not limited to CLEC, Sprint, independent telephone companies, IXCs and wireless Carriers. A host/remote end office configuration is not a Tandem Switching arrangement.

48.2.	Technical Requirements

48.2.1.	The requirements for Tandem Switching include, but are not limited to, the following:

48.2.1.1.	Interconnection to Sprint tandem(s) will provide CLEC local interconnection for local service purposes to the Sprint end offices and NXXs which subtend that tandem(s), where local trunking is provided, and access to the toll network.

48.2.1.2.	Interconnection to a Sprint tandem for transit purposes will provide access to telecommunications carriers which are connected to that tandem.

48.2.1.3.	Where a Sprint Tandem Switch also provides End-Office Switch functions, interconnection to a Sprint tandem serving that exchange will also provide CLEC access to Sprint’s end offices.

48.2.2.	Tandem Switching shall preserve CLASS/LASS features and Caller ID as traffic is processed.

48.2.3.	To the extent technically feasible, Tandem Switching shall record billable events for distribution to the billing center designated by CLEC.

48.2.4.	Tandem Switching shall control congestion using capabilities such as Automatic Congestion Control and Network Routing Overflow. Congestion control provided or imposed on CLEC traffic shall be at Parity with controls being provided or imposed on Sprint traffic (e.g., Sprint shall not block CLEC traffic and leave its traffic unaffected or less affected).

48.2.5.	The Local Switching and Tandem Switching functions may be combined in an office. If this is done, both Local Switching and Tandem Switching shall provide all of the functionality required of each of those Network Elements in this Agreement.

48.2.6.	Tandem Switching shall provide interconnection to the E911 PSAP where the underlying Tandem is acting as the E911 Tandem.

48.3.	Interface Requirements

48.3.1.	Direct trunks will be utilized for interconnection to Sprint Tandems, excluding transit traffic via common trunks as may be required under the Act.

48.3.2.	Sprint shall provide all signaling necessary to provide Tandem Switching with no loss of feature functionality.

49.	PACKET SWITCHING

49.1.	Sprint will provide CLEC unbundled packet switching if all of the following conditions are met:

49.1.1.	Sprint has deployed digital loop carrier systems, including but not limited to, integrated digital loop carrier or universal digital loop carrier systems, or has deployed any other system in which fiber optic facilities replace copper facilities in the distribution section (e.g., end office to remote terminal, pedestal or environmentally controlled vault);

49.1.2.	There are no spare cooper loops cable of supporting the xDSL services the requesting carrier seeks to offer;

49.1.3.	Sprint has not permitted the requesting carrier to deploy a Digital Subscriber Line Access Multiplexer (DSLAM) at the remote terminal, pedestal or environmentally controlled vault or other interconnection point, nor has the requesting carrier obtained a virtual collocation arrangement at these sub-loop interconnection points as defined by 47 C.F.R.§51.319(b); and

49.1.4.	Sprint has deployed packet switching capability for its own use.

50.	TRANSPORT

50.1.	Shared Transport. Sprint will offer unbundled access to shared transport where unbundled local circuit switching is provided. Shared Transport is shared between multiple carriers and must be switched at a tandem. Shared transport is defined as transmission facilities shared by more than one carrier, including Sprint, between end office switches, between end office switches and tandem switches, and between tandem switches in the Sprint network.

50.1.1.	Sprint may provide Shared Transport at DS-0, DS-l, DS-3, STS-1 or higher transmission bit rate circuits.

50.1.2.	Sprint shall be responsible for the engineering, provisioning, and maintenance of the underlying Sprint equipment and facilities that are used to provide Shared Transport.

50.2.	Dedicated Transport. Sprint will offer unbundled access to dedicated interoffice transmission facilities, or transport, including dark fiber. Terms and conditions for providing dark fiber are set forth in §53. Dedicated transport is limited to the use of a single carrier and does not require switching at a tandem. Dedicated interoffice transmission facilities are defined as Sprint transmission facilities dedicated to a particular customer or carrier that provide Telecommunications Services between wire centers owned by Sprint or requesting telecommunications carriers, or between switches owned by Sprint or requesting telecommunications carriers.

50.2.1.	Technical Requirements

50.2.1.1.	Where technologically feasible and available, Sprint shall offer Dedicated Transport consistent with the underlying technology as follows:

50.2.1.1.1.	When Sprint provides Dedicated Transport, the entire designated transmission circuit (e.g., DS-l, DS-3, STS-1) shall be dedicated to CLEC designated traffic.

50.2.1.1.2.	Where Sprint has technology available, Sprint shall offer Dedicated Transport using currently available technologies including, but not limited to, DS1 and DS3 transport systems, SONET (or SDS) Bidirectional Line Switched Rings, SONET (or SDH) Unidirectional Path Switched Rings, and SONET (or SDS) point-to-point transport systems (including linear add-drop systems), at all available transmission bit rates.

51.	SIGNALING SYSTEMS AND DATABASES

51.1.	Sprint will offer unbundled access to signaling links and signaling transfer points (STPs) in conjunction with unbundled switching, and on a stand-alone basis. The signaling network element includes, but is not limited to, signaling links and STPs. Sprint will offer unbundled access to call-related databases, including, but not limited to, the Line Information database (LIDB), Toll Free Calling database, Number Portability database, Calling Name (CNAM) database, Advanced Intelligent Network (AIN) databases, and the AIN platform and architecture. Sprint reserves the right to decline to offer unbundled access to certain AIN software that qualifies for proprietary treatment. The access to the above call related databases are not required based on this contract. If through

51.3.2.3.1.	CLEC shall specify each point within the Client’s networks that may originate queries to Sprint’s LIDB. This shall be communicated to the Sprint network point of contact via the format in Appendix C.

51.3.2.4.	Sprint shall provide access to Sprint’s SS7 gateway to other non-Sprint LIDB providers.

51.3.2.5.	Sprint shall process CLEC’s subscribers’ records in LIDB at Parity with Sprint subscriber records, with respect to other LIDB functions Sprint shall indicate to CLEC what additional functions (if any) are performed by LIDB in their network.

51.3.2.6.	Sprint shall perform backup and recovery of all of CLEC’s data in LIDB at Parity with backup and recovery of all other records in the LIDB, including sending to LIDB all changes made since the date of the most recent backup copy.

51.3.3.	Compensation and Billing

51.3.3.1.	Access by CLEC to LIDB information in Sprint’s LIDB Database - CLEC shall pay a per query charge as detailed in Sprint’s applicable tariff or published price list.

51.3.3.2.	Access to Other Companies’ LIDB Database - Access to other companies’ LIDB shall be provided at a per query rate established for hubbing of $0.0035 and a rate for LIDB queries and switching of $0,065 for a combined rate of $0.0685.

51.3.3.3.	Billing - Invoices will be sent out by the 15th of each month on a LIDB specific invoice.

51.3.3.4.	Late Payments - All charges and fees not paid by CLEC to Sprint within thirty (30) days of the due date shall bear late payment penalties, from and after the expiration of that 30 day period, of one percent (1%) per month (calculated on the basis of a 30 day month for payments during any month), compounded monthly. Payments shall be applied to the oldest outstanding amount first.

51.3.3.5.

Disputes - If CLEC has any dispute associated with the invoice, CLEC shall notify Sprint in writing within sixty (60) calendar days of receipt of the invoice or the dispute shall be waived; except that in the event, following CLEC’s receipt of any such invoice, Sprint fails for any reason to provide CLEC access to data and records, the foregoing sixty (60) day period shall automatically extend to sixty (60) days following Sprint’s provision to CLEC. The Parties agree to proceed under the Dispute Resolution Process as provided in §23. All invoices must be paid in full and any adjustments relating to a dispute amount shall be reflected on the Statement issued after resolution.

51.3.4.	Authorized Uses of Sprint’s LIDB Database - Use of Sprint’s LIDB Database by CLEC and CLEC’s customers is limited to obtaining information, on a call-by-call basis, for delivery of name with Caller ID functions and shall not be stored or resold by CLEC or its customers in any form.

51.4.	Calling Name Database (CNAM)

51.4.1.	The CNAM database is a transaction-oriented database accessible CCS network. It contains records associated with subscribers’ Line Numbers and Names. CNAM accepts queries from other Network Elements, or CLEC’s network, and provides the calling name. The query originator need not be the owner of CNAM data. CNAM provides the calling parties name to be delivered and displayed to the terminating caller with ‘Caller ID with Name’.

51.4.2.	Technical Requirements

51.4.2.1.	Storage of CLEC Caller Names in the Sprint CNAM Database is available under the terms of a separate contract.

51.4.2.2.	Sprint shall provide access to Sprint CNAM database for purpose of receiving and responding to Calling Name Service Queries.

51.4.2.2.1	CLEC shall specify each point within the CLEC’s networks that may originate queries to Sprint’s CNAM database. This shall be communicated to the Sprint network point of contact via the format in Appendix C.

51.4.2.3.	Sprint shall provide access to Sprint’s SS7 gateway to other non-Sprint CNAM providers for the purpose of receiving and responding to Calling Name Queries where the names are stored in other non-Sprint databases.

51.4.3.	Compensation and Billing

51.4.3.1.	Access by CLEC to CNAM information in Sprint’s CNAM Database - CLEC shall pay a per query charge as detailed in Sprint’s applicable tariff or published price list.

51.4.3.2.	Access to Other Companies’ CNAM Database - Access to other companies CNAM shall be provided at a per query rate established for hubbing of $0.0035 and a rate for CNAM queries and switching of $0,016 for a combined rate of $0.0195.

51.4.3.3.	Billing - Invoices will be sent out by the I5th of each month on a CNAM specific invoice.

51.4.3.4.	Late Payments - All charges and fees not paid by CLEC to Sprint within thirty (30) days of the due date shall bear late penalties, from and after the expiration of that 30 day period, of a one percent (1%) per month (calculated on the basis of a 30 day month for payments during any month), compounded monthly. Payments shall be applied to the oldest outstanding amount first.

51.4.3.5.	Disputes - If CLEC has any dispute associated with the invoice, CLEC shall notify Sprint in writing within sixty (60) calendar days of receipt of the invoice or the dispute shall be waived; except that in the event, following CLEC’s receipt of any such invoice, Sprint fails for any reason to provide CLEC access to data and records, the foregoing sixty (60) days following Sprint’s provision to CLEC. The Parties agree to proceed under the Dispute Resolution Process as provided in §23. All invoices must be paid in full and any adjustments relating to a dispute amount shall be reflected on the Statement issued after resolution.

51.4.4.	Authorized Uses of Sprint’s CNAM Database - Use of Sprint’s CNAM Database by CLEC and its customers is limited to obtaining information, on a call-by-call basis, for delivery of name with Caller ID functions and shall not be stored or resold by CLEC or its customers in any form.

51.5.	Toll Free Number Database

51.5.1.	The Toll Free Number Database provides functionality necessary for toll free (e.g., 800 and 888) number services by providing routing information and additional vertical features (i.e., time of day routing by location, by carrier and routing to multiple geographic locations) during call setup in response to queries from STPs. The Toll Free records stored in Sprint’s database are downloaded from the SMS/800. Sprint shall provide the Toll Free Number Database in accordance with the following:

51.5.1.1	Technical Requirements

51.5.1.1.1.	Sprint shall make the Sprint Toll Free Number Database available for CLEC to query, from CLEC’s designated switch including Sprint unbundled local switching with a toll-free number and originating information.

51.5.1.1.2.	The Toll Free Number Database shall return CLEC identification and, where applicable, the queried toll free number, translated numbers and instructions as it would in response to a query from a Sprint switch.

51.5.1.2.	Interface Requirements. The signaling interface between the CLEC or other local switch and the Toll-Free Number database shall use the TCAP protocol, together with the signaling network interface.

51.5.2.	Compensation and Billing

51.5.2.1.	Access by CLEC to the Toll Free Number Database Information - CLEC shall pay a per query charge as detailed in Sprint’s applicable tariff or published price list.

51.5.2.2.	Billing - Invoices will be sent out by the 15th of each month on a Toll Free Number Database specific invoice.

51.5.2.3.	Late Payments - All charges and fees not paid by CLEC to Sprint within thirty (30) days of the due date shall bear late payment penalties, from and after the expiration of that 30 day period, of one percent (1%) per month (calculated on the basis of a 30 day month for payments during any month), compounded monthly. Payments shall be applied to the oldest outstanding amount first.

51.5.2.4.	Disputes - If CLEC has any dispute associated with the invoice, CLEC shall notify Sprint in writing within sixty (60) calendar days of receipt of the invoice or the dispute shall be waived; except that in the event, following CLEC’s receipt of any such invoice, Sprint fails for any reason to provide CLEC access to data and records, the foregoing sixty (60) day period shall automatically extend to sixty (60) days following Sprint’s provision to CLEC. The Parties agree to proceed under the Dispute Resolution Process as provided in §23. All invoices must be paid in full and any adjustments relating to a dispute amount shall be reflected on the Statement issued after resolution.

51.5.3.	Authorized Uses of Sprint’s Toll Free Database - Use of Sprint’s Toll Free Database by CLEC and its customers is limited to obtaining information,

on a call-by-call basis, for proper routing of calls in the provision of toll free exchange access service or local toll free service.

51.6.	Local Number Portability Local Routing Query Service

51.6.1.	TCAP messages originated by CLEC’s SSPs and received by Sprint’s database will be provided a response upon completion of a database lookup to determine the LRN. This information will be populated in industry standard format and returned to CLEC so that it can then terminate the call in progress to the telephone number now residing in the switch designated by the LRN. Sprint shall provide the LNP Query Service in accordance with the following:

51.6.1.1.	Technical Requirements

51.6.1.1.1.	CLEC agrees to obtain, prior to the initiation of any query or other service under this Agreement, a NPAC/SMS User Agreement with Lockheed. CLEC will maintain the NPAC/SMS User Agreement with the Lockheed, or its successor, as long as it continues to make LNP queries to the Sprint database. Failure to obtain and maintain the NPAC/SMS User Agreement is considered a breach of this Agreement and is cause for immediate termination of service. Sprint shall not be liable for any direct or consequential damages due to termination because of lack of a NPAC/SMS User Agreement.

51.6.1.1.2.	First Usage Notification - Sprint will provide CLEC with notification of the first ported number order processed in each NPA/NXX eligible for porting. This shall be provided via E-mail to CLEC’s designee on a mutually agreeable basis.

51.6.2.	Compensation and Billing

51.6.2.1.	Access by CLEC to the LNP Database information — CLEC shall pay a per query charge as detailed in Sprint’s applicable tariff or published price list.

51.6.2.2.	Billing – Invoices will be sent out by the 15th of each month on a LNP specific invoice.

51.6.2.3.	Late Payments – All charges and fees not paid by CLEC to Sprint within thirty (30) days of the due date shall bear late payment penalties, from and after the expiration of that 30 day period, of one percent (1%) per month (calculated on the basis of a 30 day month for payments during any month), compounded monthly. Payments shall be applied to the oldest outstanding amount first.

51.6.2.4.	Disputes – If CLEC has any dispute associated with the invoice, CLEC shall notify Sprint in writing within sixty (60) calendar days of receipt of the invoice or the dispute shall be waived; except that in the event, following CLEC’s receipt of any such invoice, Sprint fails for any reason to provide CLEC access to data and records, the forgoing sixty (60) day period shall automatically extend to sixty (60) days following Sprint’s provision to CLEC. The Parties agree to proceed under the Dispute Resolution Process as provided in §23. All invoices must be paid in full and any adjustments relating to a disputed amount shall be reflected on the Statement issued after resolution.

51.6.2.5.	NPAC Costs – Sprint’s LNP Database service offering does not include the cost of any charges or assessments by Number Portability Administrative Centers, whether under the NPAC/SMS User Agreement with Lockheed, or otherwise, or any charges assessed directly against CLEC as the result of the FCC LNP Orders or otherwise by any third-party. These costs include the costs assessed against telecommunications carriers to pay for NPAC functions as permitted by the FCC and applicable legal or regulatory bodies. Sprint shall have no liability to CLEC or the NPAC for any of these fees or charges applicable to CLEC, even though it may pay such charges for other Sprint companies.

52.	OPERATIONS SUPPORT SYSTEMS (OSS)

52.1.	Sprint will offer unbundled access to Sprint’s operations support systems to the extent technically feasible in a non-discriminatory manner at Parity. OSS consists of pre-ordering, ordering, provisioning, maintenance and repair, and billing functions supported by Sprint’s databases and information. The OSS element includes access to all loop qualification information contained in Sprint’s databases or other records, including information on whether a particular loop is capable of providing advanced services. The prices for loop qualification information are included in Table 1 of this Agreement.

53.	DARK FIBER

53.1.	General Rules and Definition

53.1.1.	Dark fiber is an optical transmission facility without attached multiplexing, aggregation or other electronics. It is fiber optic cable that connects two points within Sprint’s network that has not been activated through connection to the electronics that “light” it and render it capable of carrying telecommunications services.

53.1.2.	Sprint will unbundle dark fiber for the dedicated transport, loop and sub-loop network elements in accordance with the FCC’s Third Report and Order (CC Docket No. 96-98). Dark fiber is not a separate network element, but a subset of dedicated transport and loop network elements. In addition to the terms in this section, any rules, guidelines and Agreement provisions for these network elements, including accessibility, will apply to dark fiber.

53.2.	Fiber Availability

53.2.1.	Spare fibers in a sheath are not considered available if Sprint has an established project to put the fiber in use within the current year and the following year.

53.2.2.	Sprint will also maintain fibers to facilitate maintenance, rearrangements and changes. Sprint will generally reserve 8% of fibers in a sheath for maintenance, subject to a minimum of 4 fibers and a maximum of 12 fibers.

53.2.3.	Dark fiber requests will be handled on a first come first served basis, based on the date the Dark Fiber Application (DFA) is received.

53.2.4.	Sprint will not restrict the use of leased dark fiber.

53.3.	Interconnection Arrangements

53.3.1.	Rules for gaining access to unbundled network elements apply to dark fiber. Virtual and physical collocation arrangements may be used by CLEC to locate the optical electronic equipment necessary to “light” leased dark fiber.

53.3.2.	The CLEC that requests dark fiber must be able to connect to the Sprint fiber by means of fiber patch panel.

53.3.3.	If fiber patch panels (FPPs) are not located within close enough proximity for a fiber patch cord, Sprint will purchase and install intraoffice cabling at the CLEC’s expense. The process is outside the scope of this agreement.

53.3.4.	Establishment of applicable fiber optic transmission equipment or intermediate repeaters needed to power the unbundled dark fiber in order to carry telecommunications services is the responsibility of the CLEC.

53.4.	Dark Fiber Application and Ordering Procedure

53.4.1.	CLEC will submit a Dark Fiber Application (DFA) and application fee to request that Sprint verify availability of dark fiber between the CLEC-specified locations. See Table 1 for application fee amount.

53.4.2.	Within 20 business days of receipt of DFA, Sprint will provide CLEC with a response regarding fiber availability and price.

53.4.2.1.	If dark fiber is not available, Sprint will notify CLEC of the DFA rejection.

53.4.2.2.	CLEC will follow the Dispute Resolution Process outlined in §23 of this Agreement if they wish to contest the rejection.

53.4.3.	If dark fiber is available, CLEC will notify Sprint of acceptance/rejection of dark fiber quote, via a firm order, within 10 business days of receipt of quote. Sprint will reserve the requested dark fiber for the CLEC during these 10 business days. If, however, CLEC does not submit a firm order by the 10th business day, the fiber will no longer be reserved.

53.4.4.	After 10 business days of receipt of the price quote, if CLEC has not accepted, CLEC must submit another DFA and application fee.

53.4.5.	The CLEC will submit a firm order for dark fiber via the local service request (LSR) or access service request (ASR), as appropriate.

53.4.6.	By submitting the dark fiber firm order, the CLEC agrees to pay quoted monthly recurring and non-recurring charges. See Table 1 for monthly recurring and non-recurring charges.

53.4.7.	Sprint shall use reasonable efforts to provide dark fiber to CLEC within 20 business days after it receives firm order from CLEC. Billing of the monthly recurring and non-recurring charges will begin upon completion of dark fiber order.

53.5.	Maintenance and Testing

53.5.1.	Sprint is only responsible for maintaining the facilities that it owns.

53.5.2.	Sprint will conduct an end-to-end test of dark fiber after receipt of the firm order.

53.5.3.	For meetpoint arrangements, Sprint will conduct cooperative testing with another carrier at CLEC’s request. Additional rates and charges will apply.

53.5.4.	Sprint does not guarantee that the transmission characteristics of the dark fiber will remain unchanged over time.

53.5.5.	Sprint is not responsible for determining whether the transmission characteristics of the dark fiber will accommodate the CLEC requirements.

53.6.	Rules for Take Back

53.6.1.	Sprint reserves the right to take back dark fiber to meet its carrier of last resort obligations.

53.6.2.	Sprint will provide CLEC 12 months written notice prior to taking back fiber.

53.6.3.	If multiple CLECs have leased fiber within a single sheath, Sprint will take back the fiber that was the last to be leased.

53.6.4.	Sprint will provide the CLEC with alternative transport arrangements when Sprint takes back working fiber.

53.6.5.	The Dispute Resolution Procedures found in §23 of this Agreement will be followed if CLEC wishes to contest Sprint’s decision to take back its leased fiber.

54.	LOOP FREQUENCY UNBUNDLING

54.1.	General Terms

54.1.1.	Sprint shall make available as a separate unbundled network element the HFS UNE for line sharing by CLEC. Prices for each of the separate components offered in association with the HFS UNE are reflected in Table 1 to this Agreement unless otherwise noted.

54.1.2.	Pursuant to FCC rules and orders as applicable under the provisions of Paragraph 3.3 of this Agreement, Sprint shall provide unbundled access to the HFS UNE at its central office locations and at any accessible terminal in the outside loop plant, subject to the execution by CLEC of a collocation agreement and the availability of space.

54.1.3.	Sprint shall make the HFS UNE available to CLEC in only those instances when Sprint is the provider of analog circuit-switched voice band service on that same copper loop to the same End User.

54.1.3.1.	Sprint’s HFS UNE unbundling obligation does not apply where copper facilities do not exist.

54.1.3.2.	When requested, Sprint will move an end user’s analog circuit switched voice band service from digital loop carrier derived service to spare copper facilities, if available, via the non-recurring charges listed in Table 1 at CLEC’s expense.

54.1.4.	Reverse ADSL Loops. If a CLEC’s ADSL Transmission Unit (including those integrated into DSLAMs) is attached to Sprint’s Network and if an ADSL copper loop should start at an outside location, and is looped through a host or remote, and then to the subscriber, the copper plant from the outside location to the Sprint host or remote central office must be a facility dedicated to ADSL transmission only and not part of Sprint’s regular feeder or distribution plant.

54.1.5.	In the event that the End User being served by CLEC via HFS UNE terminates its Sprint-provided analog circuit-switched voice band service, or when Sprint provided analog circuit switched voice band service is disconnected due to “denial for non-pay”, Sprint shall provide reasonable notice to CLEC prior to disconnect. CLEC shall have the option of purchasing an entire stand-alone UNE Non-Voice Grade loop if it wishes to continue to provide advanced services to that End User. If CLEC notifies Sprint that it chooses this option, CLEC and Sprint shall cooperate to transition DSL service from the HFS UNE to the stand-alone loop without any interruption of service pursuant to the provisions set forth below If CLEC declines to purchase the entire stand alone UNE Non-Voice Grade loop, Sprint may terminate the HFS UNE.

54.1.6.	Sprint will use reasonable efforts to accommodate the continued use by CLEC as a stand-alone UNE Non-Voice Grade loop of the copper loop facilities over which CLEC is provisioning advanced services at the time that the Sprint-provided analog circuit-switched voice band service terminates; provided that:

54.1.6.1.	adequate facilities are available to allow the provisioning of voice service over such other facilities, and

54.1.6.2.	CLEC agrees to pay any additional ordering charges associated with the conversion from the provisioning of HFS UNE to a stand alone unbundled non-voice grade loop as specified in the Existing Interconnection Agreement (excluding conditioning charges).

54.1.7.	If facilities do not exist and the End User being served by CLEC via HFS UNE has its Sprint-provided analog circuit-switched voice band service terminated and another carrier (“Voice CLEC”) seeks to purchase the copper loop facilities (either as resale or a UNE) over which CLEC is provisioning advanced services at the time that the Sprint-provided analog circuit-switched voice band service terminates, Sprint will continue to allow the provision of advanced services by CLEC over the copper facilities as an entire stand-alone UNE Non-Voice Grade loop until such time as the Voice CLEC certifies to Sprint that the End User has chosen the Voice CLEC for the provision of voice service over the existing facilities. Sprint will provide reasonable notice to CLEC prior to disconnection.

54.1.8.	Sprint will offer as a UNE or a combination of UNEs, line sharing over fiber fed loops, including loops behind DLCs, under the following conditions:

54.1.8.1.	Sprint must first have deployed the applicable technology in the Sprint Network and be providing service to its End Users over such facilities employing the technology;

54.1.8.2.	There must be a finding that the provision of High Frequency Spectrum Network Element in this fashion is technically feasible and, to the extent that other UNEs are involved in the provision of such service, that the combination of such elements as are necessary to provide the service is required under the Act.

54.1.8.3.	The pricing as set forth in this Agreement would not apply to the provision of such services and appropriate pricing would have to be developed, as well as operational issues associated with the provision of the service.

54.2.	Information to be Provided

54.2.1.	In connection with the provision of HFS UNE, Sprint shall provide to CLEC:

54.2.1.1.	information with respect to the spectrum management procedures and policies that Sprint uses in determining which services can be deployed;

54.2.1.2.	information with respect to the rejection of CLEC’s provision of advanced services, together with the specific reason for the rejection; and

54.2.1.3.	information with respect to the number of loops using advanced services technology within the binder and type of technology deployed on those loops.

54.2.2.	In connection with the provision of HFS UNE, CLEC shall provide to Sprint the following information on the type of technology that CLEC seeks to deploy where CLEC asserts that the technology it seeks to deploy fits within a generic Power Spectral Density (PSD) mask:

54.2.2.1.	information in writing (via the service order) regarding the Spectrum Management Class (SMC), as defined in the TIEI.4/2000-002R2 Draft and subsequent updates, of the desired loop so that the loop and/or binder group may be engineered to meet the appropriate spectrum compatibility requirements;

54.2.2.2.	the SMC (i.e. PSD mask) of the service it seeks to deploy, at the time of ordering and if CLEC requires a change in the SMC of a particular loop, CLEC shall notify Sprint in writing of the requested change in SMC (via a service order);

54.2	2.3. to the extent not previously provided CLEC must disclose to Sprint every SMC that the CLEC has implemented on Sprint’s facilities to permit effective Spectrum Management.

54.2.3.	In connection with the provision of HFS UNE, if CLEC relies on a calculation-based approach to support deployment of a particular technology, it must provide Sprint with information on the speed and power at which the signal will be transmitted.

54.3.	Conditioning, Testing, Maintenance

54.3.1.	Sprint will condition loops at the request of CLEC. Conditioned loops are copper loops from which excessive bridge taps, load coils, low-pass filters, range extenders, load coils and similar devices have been removed to enable the delivery of high-speed wireline telecommunications capability, including DSL. Sprint will assess charges for loop conditioning in accordance with the prices listed in Table 1. Conditioning charges apply to all loops irrespective of the length of the loop. Sprint will not condition the loop if such activity significantly degrades the quality of the analog circuit-switched voice band service on the loop.

54.3.2.	If Sprint declines a CLEC request to condition a loop and Sprint is unable to satisfy CLEC of the reasonableness of Sprint’s justification for such refusal, Sprint must make a showing to the relevant state commission that conditioning the specific loop in question will significantly degrade voiceband services.

54.3.3.	If CLEC requests an ADSL loop, for which the effective loop length exceeds the ADSL standard of 18 kft (subject to gauge design used in an area), additional non-recurring charges for engineering and load coil removal will apply, plus trip charges and any applicable maintenance charges as set forth in Table 1 to this Agreement. Non-standard non-voice grade loops will not be subject to performance measurements (unless required by the Commission) or technical specifications, however all of the SMC requirements set forth in §45.5 above are applicable. On conditioned non-voice grade loops, both standard (under 18 kft) and non-standard (over 18 kft), Sprint will provide electrical continuity and line balance.

54.3.4.	At the installation of the analog circuit-switched voice band service, and in response to reported trouble, Sprint will perform basic testing (simple metallic measurements) by accessing the loop through the voice switch. Sprint expects the CLEC to deploy the testing capability for its own specialized services. If CLEC requests testing other than basic installation testing as indicated above, Sprint and CLEC will negotiate terms and charges for such testing.

54.3.5.	In the event both Sprint’s analog circuit-switched voice services and the CLEC’s services using the high frequency portion of the loop are harmed through no fault of either Party, or if the high frequency portion of the loop is harmed due to any action of Sprint other than loop maintenance and improvements, Sprint will remedy the cause of the outage at no cost to the CLEC. Any additional maintenance of service conducted at CLEC’s request by Sprint on behalf of the CLEC solely for the benefit of the CLEC’s services will be paid for by CLEC at prices negotiated by Sprint and CLEC.

54.4.	Deployment and Interference

54.4.1.	In providing services utilizing the high frequency spectrum network element, sprint shall allow CLEC to deploy underlying technology that does not significantly interfere with other advanced services and analog circuit-switched voice band transmissions.

54.4.2.	Sprint shall employ industry accepted standards and practices to maximize binder group efficiency through analyzing the interference potential of each loop in a binder group, assigning an aggregate interference limit to the binder group, and then adding loops to the binder group until that limit is met. Disputes regarding the standards and practices employed in this regard shall be resolved through the Dispute Resolution Process set forth in §23 of this Agreement.

54.4.3.	Until long term industry standards and practices can be established, a particular technology using the high frequency portion of the loop shall be presumed acceptable for deployment under certain circumstances. Deployment that is consistent with at least one of the following circumstances presumes that such loop technology will not significantly degrade the performance of other advanced services or impair traditional analog circuit-switched voice band services:

54.4.3.1.	Complies with existing industry standards, including an industry-standard PSD mask, as well as modulation schemes and electrical characteristics;

54.4.3.2.	Is approved by an industry standards body, the FCC, or any state commission or;

54.4.3.3.	Has been successfully deployed by any carrier without significantly degrading the performance of other services; provided however, where CLEC seeks to establish that deployment of a technology falls within the presumption of acceptability under this paragraph 54.4.3.3, the burden is on CLEC to demonstrate to the state commission that its proposed deployment meets the threshold for a presumption of acceptability and will not, in fact, significantly degrade the performance of other advanced services or traditional voice band services.

54.5.	If a deployed technology significantly degrades traditional analog circuit-switched voice band services, Sprint will notify the CLEC and give them a reasonable opportunity to correct the problem. CLEC will immediately stop any new deployment until the problem is resolved to mitigate disruption of Sprint and other carrier services. If Sprint and the CLEC are unable to resolve the problem, they will present factual evidence to the State Commission for review and determination. If the Commission determines that the CLECs technology is the cause of the interference, the CLEC will remedy the problem by reducing the number of existing customers utilizing the technology or by migrating them to another technology that does not disturb.

54.6.	If a deployed technology significantly degrades other advanced services, the affected Party will notify the interfering party and give them a reasonable opportunity to correct the problem. The interfering Party will immediately stop any new deployment until the problem is resolved to mitigate disruption of other carrier services. If the affected parties are unable to resolve the problem, they will present factual evidence to the State Commission for review and determination. If the Commission determines that the deployed technology is the cause of the interference, the deploying party will remedy the problem by reducing the number of existing customers utilizing the technology or by migrating them to another technology that does not disturb.

54.7.	When the only degraded service itself is a known disturber and the newly deployed technology is presumed acceptable pursuant to 54.4.3, the degraded service shall not prevail against the newly deployed technology.

54.8.	If Sprint denies a request by CLEC to deploy a technology, it will provide detailed, specific information providing the reasons for the rejection.

54.9.	Splitters

54.9.1.	In providing access to the High Frequency Spectrum Network Element, CLEC will purchase, install and maintain the splitter in their caged or cageless collocation space, unless Sprint and CLEC negotiate other network architecture options for the purchase, installation and maintenance of the Splitter. All wiring connectivity from the CLEC DSLAM (Sprint analog voice input to the splitter and combined analog voice/data output from the splitter) will be cabled out to the Sprint distribution frame for cross connection with jumpers. Prices for these services are reflected in Table 1. Sprint will provide and, if requested, install the cabling from the CLEC collocation area to Sprint’s distribution frame and be reimbursed, as applicable, per the normal collocation process, except that no charges shall apply for any reassignment of carrier facilities (“CFA”) or reduction of existing facilities. CLEC will make all cable connections to their equipment.

55.	FORECAST

55.1.	CLEC will provide monthly forecast information to Sprint updated quarterly on a rolling twelve-month basis for requests for Voice Grade Loops (including Subloops), Non-Voice Grade Loops (including Subloops), and HFS UNEs. An initial forecast meeting should be held soon after the first implementation meeting. A forecast should be provided at or prior to the first implementation meeting. The forecasts shall project the gain/loss of shared lines on a monthly basis by Sprint wire center and shall include a description of any major network projects planned by CLEC that will affect the demand. Forecast information shall be subject to the confidentiality provisions of this Agreement. Forecast information will be used solely for network planning and operations planning and shall not be disclosed within Sprint except as required for such purposes. Under no circumstances shall CLEC specific forecast information be disclosed to Sprint’s retail organization (excluding solely those operational personnel engaged in network and operations planning), product planning, sales or marketing.

55.2.	Upon request of either Party, the Parties shall meet to review their forecasts going forward if forecasts vary significantly from actual results.

55.3.	Each Party shall provide a specified point of contact for planning purposes.

56.	INDEMNIFICATION

56.1.	Each Party, whether a CLEC or Sprint, agrees that should it cause any non-standard DSL technologies to be deployed or used in connection with or on Sprint facilities, that Party will pay all costs associated with any damage, service interruption or other telecommunications service degradation, or damage to the other Party’s facilities.

56.2.	For any technology, CLEC represents that its use of any Sprint network element, or of its own equipment or facilities in conjunction with any Sprint network element, will not materially interfere with or impair service over any facilities of Sprint, its affiliated companies or connecting and concurring carriers, cause damage to Sprint’s plan, impair the privacy of any communications carried over Sprint’s facilities or create hazards to employees or the public. Upon reasonable written notice and after a reasonable opportunity to cure, Sprint may discontinue or refuse service if CLEC violates this provision, provided that such termination of service will be limited to CLEC’s use of the element(s) causing the violation. Sprint will not disconnect the elements causing the violation if, after receipt of written notice and opportunity to cure, CLEC demonstrates that their use of the network element is not the cause of the network harm.

57.	LOOP MAKE-UP INFORMATION

57.1.	To the extent technically feasible, CLEC will be given access to Loop Qualification and OSS interfaces that Sprint is providing any other CLEC and/or Sprint or its affiliates. Sprint shall make available this Loop Qualification in a non-discriminatory manner at Parity with the data and access it gives itself and other CLECs, including affiliates. The charges for Loop Qualification are set forth in Table 1 to this Agreement.

57.2.	Subject to §57.1 above, Sprint’s Loop Qualification will provide response to CLEC queries. Until replaced with automated OSS access, Sprint will provide Loop Qualification access on a manual basis.

57.3.	Information provided to the CLEC will not be filtered or digested in a manner that it would affect the CLECs ability to qualify the loop for advanced services. Sprint will not refuse to supply information based on the availability of products offered by Sprint.

57.4.	Sprint shall provide Loop Qualification based on the individual telephone number or address of an end-user in a particular wire center or NXX code. Loop Qualification requests will be rejected if the service address is not found within existing serving address information, if the telephone number provided is not a working number or if the POI identified is not a POI where the requesting CLEC connects to the Sprint LTD network.

57.5.	Errors identified in validation of the Loop Qualification inquiry order will be passed back to the CLEC.

57.6.	Sprint may provide the requested Loop Qualification information to the CLECs in whatever manner Sprint would provide to their own internal personnel, without jeopardizing the integrity of proprietary information (i.e. – fax, intranet inquiry, document delivery, etc.). If the data is provided via fax, CLEC must provide a unique fax number used solely for the receipt of Loop Qualification information.

57.7.	If CLEC does not order Loop Qualification prior to placing an order for a loop for the purpose of provisioning of an advanced service and the advanced service cannot be successfully implemented on that loop, CLEC agrees that:

57.7.1.	CLEC will be charged a Trouble Isolation Charge to determine the cause of the failure;

57.7.2.	If Sprint undertakes Loop Qualification activity to determine the reason for such failure, CLEC will be charged a Loop Qualification Charge; and

57.7.3.	If Sprint undertakes Conditioning activity for a particular loop to provide for the successful installation of advanced services, CLEC will pay applicable conditioning charges as set forth in Table 1 pursuant to §45 of this Agreement.

58.	VOICE UNE-P AND EEL

58.1.	Combination of Network Elements

58.1.1.	CLEC may order Unbundled Network Elements either individually or in the combinations of VOICE UNE-P and EEL as specifically set forth in this Section of the Agreement.

58.2.	Definitions

58.2.1.	EEL - Enhanced Extended Link (EEL). EEL for purposes of this Agreement refer to the existing unbundled network elements, specifically NID, loop, multiplexing (MUX) if necessary and transport, in the Sprint Network.

58.2.2.	VOICE UNE-P - Voice Unbundled Network Element Platform (VOICE UNE-P). VOICE UNE-P for purposes of this Agreement refers to the existing unbundled network elements, specifically NID, Loop, Local Switch Port, Local Circuit Switching, Shared Transport, and Local Tandem Switching, in the Sprint Network and is used to carry traditional POTS analog circuit-switched voice band transmissions.

58.3.	General Terms and Conditions

58.3.1.	Sprint will allow CLEC to order each Unbundled Network Element individually in order to permit CLEC to combine such Network Elements with other Network Elements obtained from Sprint as provided for herein, or with network components provided by itself or by third parties to provide telecommunications services to its customers, provided that such combination is technically feasible and would not impair the ability of other carriers to obtain access to other unbundled network elements or to interconnect with Sprint’s network or in combination with any other Network Elements that are currently combined in Sprint’s Network.
58.3.2.	Sprint will provide CLEC access to VOICE UNE-P and EEL as provided in this Agreement. CLEC is not required to own or control any of its own local exchange facilities before it can purchase or use VOICE UNE-P or EEL to provide a telecommunications service under this Agreement. Any request by CLEC for Sprint to provide combined UNEs that are not otherwise specifically provided for under this Agreement will be made in accordance with the BFR process described in §43 and made available to CLEC upon implementation by Sprint of the necessary operational modifications.

58.3.3.	The provisioning of VOICE UNE-P and EEL combinations is limited to existing facilities and Sprint is not obligated to construct additional facilities to accommodate any request by CLEC.

58.3.4.	Notwithstanding Sprint’s general duty to unbundle local Circuit Switching, Sprint shall not be required to unbundle local Circuit Switching, nor provide VOICE UNE-P for CLEC when CLEC serves end-users with four or more voice grade (DS0) equivalents or lines provided that Sprint provides nondiscriminatory access to combinations of unbundled loops and transport (EELs) throughout Density Zone 1, when Sprint’s local circuit switches are located in the top 50 Metropolitan Statistical Areas as set forth in Appendix B of the Third Report and Order and Fourth Further Notice of Proposed Rulemaking in CC Docket 96-98, and in Density Zone 1, as defined in §69.123 on January 1, 1999 (the Exemption). Sprint may audit CLEC’s UNE-P customer base in accordance with §7 of the Agreement to ensure CLEC’s adherence to the Exemption.

58.4.	Specific Combinations and Pricing

58.4.1	In order to facilitate the provisioning of VOICE UNE-P and EEL Sprint shall support the ordering and provisioning of these specific combinations as set forth below.

58.4.2.	The Parties agree to negotiate an acceptable interim solution and support the development of industry standards for joint implementation. Ordering and provisioning for VOICE UNE-P and EEL will be converted to industry standards within a reasonable period of time after those standards have been finalized and Sprint has had the opportunity to implement necessary operation modifications.

58.5.	Sprint Offers the Following Combinations of Network Elements

58.5.1.	Voice Unbundled Network Element Platform (UNE-P). VOICE UNE-P is the combination of the NID, Loop, Local Circuit Switching, Shared Transport, and Local Tandem Switching network elements.

58.5.1.1.	Sprint will offer the combination of the NID, Loop, Local Circuit Switching, Local Switch Port, Shared Transport, and Local Tandem Switching (where Sprint is the provider of Shared Transport and Local Tandem Switching) unbundled network elements to provide VOICE UNE-P at the applicable recurring charges and non-recurring charges as specified in Table 1 for VOICE UNE-P plus the applicable Service Order Charge. Sprint will also bill CLEC for applicable Usage Data Recording and Transmission Charges as indicated in Table 1.

58.5.1.2.	Until such time as Sprint can bill the recurring charges for usage based VOICE UNE-P elements (Local Circuit Switching, Shared Transport, Local Tandem Switching), these charges will be billed to CLEC at the recurring flat rate charge reflected in Table 1. Upon the implementation of the necessary operational modifications, Sprint will convert from billing CLEC based on this flat rated monthly charge to applicable usage based charges for the VOICE UNE-P elements.

58.5.1.3.	Sprint will provide originating and terminating access records to CLEC for access usage over UNE-P. CLEC will be responsible for billing the respective originating and/or terminating access charges directly to the IXC.

58.5.1.4.	Sprint will provide CLEC toll call records that will allow it to bill its end users for toll charges. Such record exchange will be in industry standard EMI format at the charges set forth in Table 1. Any non-standard requested format would be handled through the BFR process as set forth in §43 of this Agreement.

58.5.2.	EEL is the combination of the NID, Loop, and Dedicated Transport network elements.

58.5.2.1.	Sprint will offer the combination of unbundled loops with unbundled dedicated transport as described herein to provide EEL at the applicable recurring and non-recurring charges as specified in Table 1 for EEL, the applicable recurring and nonrecurring charges for cross connects and Service Order Charges. Sprint will provide cross-connect unbundled 2 or 4-wire analog or 2-wire digital loops to unbundled voice grade/DS0, DS1, or DS3 dedicated transport facilities (DS0 dedicated transport is only available between Sprint central offices) for CLEC’s provision of circuit switched telephone exchange service to CLEC’s own end user customers.

58.5.2.2.	Multiplexing shall be provided as necessary as part of dedicated transport.

58.5.2.3.	In order to obtain EELs a requesting carrier must be providing a “significant amount of local exchange service” over the proposed EEL to the end user customer, as that phrase is defined by the FCC.

58.5.2.4.	Sprint reserves the right, upon thirty (30) days notice, to audit CLEC’s local usage information when Sprint reasonably believes that CLEC has not met the local usage criteria defined by the FCC. Sprint will hire and pay for an independent auditor to perform the audit, CLEC will reimburse Sprint if the audit results confirm CLEC’s non-compliance with the local usage criteria. Sprint will not request more than one audit in a calendar year unless an audit finds non-compliance, in which case, Sprint shall have the right to request an audit one additional time during that same calendar year. Sprint shall continue to have the additional audit right described above, so long as the Sprint audits indicate CLEC non-compliance. In the instance of non-compliance, CLEC shall convert the loop-transport combination to special access. This is in addition to Sprint’s audit rights pursuant to §7.

58.5.2.5.	Notwithstanding the above limitations, pursuant to §58 of this Agreement, Sprint will offer EELs where the component UNEs are not previously or currently combined where Sprint is not required to provide local switching for switching used to serve end users with four or more lines in access density zone 1, in the top 50 Metropolitan Statistical Areas.

PART F – INTERCONNECTION

59.	LOCAL INTERCONNECTION TRUNK ARRANGEMENT

59.1.	The Parties shall initially reciprocally terminate Local Traffic and IntraLATA/InterLATA toll calls originating on the other Party’s network as follows:

59.1.1.	The Parties shall make available to each other two-way trunks for the reciprocal exchange of combined Local Traffic, and non-equal access IntraLATA toll traffic. Neither Party is obligated under this Agreement to order reciprocal trunks or build facilities in the establishment of interconnection arrangements for the delivery of Internet traffic. The Party serving the Internet service provider shall order trunks or facilities from the appropriate tariff of the other Party for such purposes and will be obligated to pay the full cost of such facility.

59.1.1.1.	The Parties agree to initially use two-way trunks (one-way directionalized) for an interim period. The Parties shall transition from directionalized two-way trunks upon mutual agreement, absent engineering or billing issues. The Parties shall transition all one-way trunks established under this Agreement.

59.2.	Separate two-way trunks will be made available for the exchange of equal-access InterLATA or IntraLATA interexchange traffic that transits Sprint’s network.

59.3.	Separate trunks will be utilized for connecting CLEC’s switch to each 911/E911 tandem.

59.4.	Points of Interconnection

59.4.1.	Physical Point of Interconnection. CLEC must establish a minimum of one Physical POI within in each LATA, at any technically feasible point, on Sprint’s network. Sprint reserves the right to establish its own Physical POI if CLEC elects to file, and the Commission approves, CLEC’s cost studies for transport.

59.4.1.1.	CLEC will be responsible for engineering and maintaining its network on its side of the Physical POI. Sprint will be responsible for engineering and maintaining its network on its side of the Physical POI.

59.4.1.2.	For construction of new facilities when the Parties choose to interconnect at a mid-span meet, CLEC and Sprint will jointly provision the facilities that connect the two networks. Sprint will be the “controlling carrier” for purposes of MECOD guidelines, as described in the joint implementation plan. Sprint will provide fifty percent (50%) of the facilities or to its exchange boundary, whichever is less.

59.4.1.3.	If third party (i.e. Competitive Access Provider or “CAP”) leased facilities are used for interconnection, the Physical POI will be defined as the Sprint office in which the third party’s leased circuit terminates.

59.4.1.4.	If CLEC utilizes leased facilities under a meet point arrangement between Sprint and a third party (i.e. a connecting ILEC) the Physical POI will be Sprint office where the leased facility terminates.

59.4.2.	Virtual Point of Interconnection. The CLEC must establish a Virtual POI within each of Sprint’s mandatory local calling areas, different from the local calling area where the Physical POI resides, for those local calling areas in which the CLEC wants to receive local calls. CLEC may lease unbundled dedicated transport from Sprint between the Physical and Virtual POIs. If the local calling area is served by a Remote Switch Sprint will assess CLEC for unbundled transport between the host Central Office Switch and the Remote Switch at dedicated transport rates based on their proportionate share of the volume of traffic between the host and remote.

59.4.3.	Sprint is responsible for transport to the Physical POI when the Physical POI is within the same local calling area where the call originates.

59.4.4.	Where Virtual POIs are required, the CLEC is responsible for dedicated transport between the Virtual POIs and Physical POI. Sprint is responsible for transport to the Virtual POI when the Virtual POI is within the same local calling area where the call originates.

60.	SIGNALING

60.1.	Signaling protocol. The parties will interconnect their networks using SS7 signaling where technically feasible and available as defined in FR 905 Telcordia Standards including ISDN user part (ISUP) for trunk signaling and TCAP for CCS-based features in the interconnection of their networks. All Network Operations Forum (NOF) adopted standards shall be adhered to.

60.2.	Standard interconnection facilities shall be extended superframe (ESF) with B8ZS line code. Where ESF/B8ZS is not available, CLEC will agree to use other interconnection protocols on an interim basis until the standard ESF/B8ZS is available. Sprint will provide anticipated dates of availability for those areas not currently ESF/B8ZS compatible.

60.2.1.	Where CLEC is unwilling to utilize an alternate interconnection protocol, CLEC will provide Sprint an initial forecast of 64 Kbps clear channel capability (“64K CCC”) trunk quantities within thirty (30) days of the Effective Date consistent with the forecasting agreements between the parties. Upon receipt of this forecast, the parties will begin joint planning for the engineering, procurement, and installation of the segregated 64K CCC Local Interconnection Trunk Groups, and the associated ESF facilities, for the sole purpose of transmitting 64K CCC data calls between CLEC and Sprint. Where additional equipment is required, such equipment would be obtained, engineered, and installed on the same basis and with the same intervals as any similar growth job for IXC, CLEC, or Sprint internal customer demand for 64K CCC trunks.

61.	NETWORK SERVICING

61.1.	Trunk Forecasting

61.1.1.	The Parties shall work towards the development of joint forecasting responsibilities for traffic utilization over trunk groups. Orders for trunks that exceed forecasted quantities for forecasted locations will be accommodated as facilities and or equipment are available. The Parties shall make all reasonable efforts and cooperate in good faith to develop alternative solutions to accommodate orders when facilities are not available. Intercompany forecast information must be provided by the Parties to each other twice a year. The initial trunk forecast meeting should take place soon after the first implementation meeting. A forecast should be provided at or prior to the first implementation meeting. The semi-annual forecasts shall project trunk gain/loss on a monthly basis for the forecast period, and shall include:

61.1.1.1.	Semi-annual forecasted trunk quantities (which include baseline data that reflect actual Tandem and end office Local Interconnection and meet point trunks and Tandem-subtending Local Interconnection end office equivalent trunk requirements) for no more than two years (current plus one year);

61.1.1.2.	The use of Common Language Location Identifier (CLLI-MSG), which are described in Telcordia documents BR 795-100-100 and BR 795-400-100;

61.1.1.3.	Description of major network projects that affect the other Party will be provided in the semi-annual forecasts. Major network projects include but are not limited to trunking or network rearrangements, shifts in anticipated traffic patterns, or other activities by either party that are reflected by a significant increase or decrease in trunking demand for the following forecasting period.

61.1.2.	Parties shall meet to review and reconcile their forecasts if forecasts vary significantly.

61.1.3.	Each Party shall provide a specified point of contact for planning forecasting and trunk servicing purposes.

61.1.4.	Trunking can be established to Tandems or end offices or a combination of both via either one-way or two-way trunks. Trunking will be at the DS-0, DS-1, DS-3/OC-3 level, or higher, as agreed upon by CLEC and Sprint.

61.1.5.	The parties agree to abide by the following if a forecast cannot be agreed to: local interconnection trunk groups will be provisioned to the higher forecast. A blocking standard of one percent (1%) during the average busy hour shall be maintained. Should the Parties not agree upon the forecast, and the Parties engineer facilities at the higher forecast, the Parties agree to abide by the following:

61.1.5.1.	In the event that one Party over-forecasts its trunking requirements by twenty percent (20%) or more, and the other Party acts upon this forecast to its detriment, the other Party may recoup any actual and reasonable expense it incurs.

61.1.5.2.	The calculation of the twenty percent (20%) over-forecast will be based on the number of DS-1 equivalents for the total traffic volume to Sprint.

61.1.5.3.	Expenses will only be recouped for non-recoverable facilities that cannot otherwise be used at any time within twelve (12) months after the initial installation for another purpose including but not limited to: other traffic growth between the Parties, internal use, or use with another party.

61.2.	Grade of Service. A blocking standard of one percent (1%) during the average busy hour, as defined by each Party’s standards, for final trunk groups between a CLEC end office and a Sprint access Tandem carrying meet point traffic shall be maintained. All other final trunk groups are to be engineered with a blocking standard of one percent (1%). Direct end office trunk groups are to be engineered with a blocking standard of one percent (1%).

61.3.	Trunk Servicing. Orders between the Parties to establish, add, change or disconnect trunks shall be processed by use of an ASR, or another industry standard eventually adopted to replace the ASR for trunk ordering.

62.	NETWORK MANAGEMENT

62.1.	Protective Protocols. Either Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward each other’s network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure or focused overload. CLEC and Sprint will immediately notify each other of any protective control action planned or executed.

62.2.	Expansive Protocols. Where the capability exists, originating or terminating traffic reroutes may be implemented by either party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes will not be used to circumvent normal trunk servicing. Expansive controls will only be used when mutually agreed to by the parties.

62.3.	Mass Calling. CLEC and Sprint shall cooperate and share pre-planning information, where available, regarding cross-network call-ins expected to generate large or focused temporary increases in call volumes, to prevent or mitigate the impact of these events on the public switched network. Mass calling numbers are not cannot be used in conjunction with INP.

63.	USAGE MEASUREMENT

63.1.	Each Party shall calculate terminating interconnection minutes of use based on standard AMA recordings made within each Party’s network, these recordings being necessary for each Party to generate bills to the other Party. In the event either Party cannot measure minutes terminating on its network where technically feasible, the other Party shall provide the measuring mechanism or the Parties shall otherwise agree on an alternate arrangement.

63.2.	Measurement of minutes of use over Local Interconnection trunk groups shall be in actual conversation seconds. The total conversation seconds over each individual Local Interconnection trunk group will be totaled for the entire monthly bill period and then rounded to the next whole minute.

63.3.	Prior to the commencement of billing for interconnection, each Party shall provide to the other, the PLU of the traffic terminated to each other over the Local Interconnection trunk groups.

63.3.1.	The Parties agree to review the accuracy of the PLU on a regular basis. If the initial PLU is determined to be inaccurate by more than twenty percent (20%), the Parties agree to implement the new PLU retroactively to the Effective Date of the contract.

64.	TRANSIT TRAFFIC

64.1.

Transit Traffic means the delivery of local traffic by CLEC or Sprint originated by the end user of one Party and terminated to a third party LEC, ILEC, or CMRS provider over the local/intraLATA interconnection trunks. The following traffic types will be delivered by either Party: local traffic and intraLATA toll and switched traffic originated from CLEC or Sprint and delivered to such third party LEC, ILEC or CMRS; and intraLATA 800 traffic.

64.2.	Terms and Conditions

64.2.1.	Each Party acknowledges that it is the originating Party’s responsibility to enter into arrangements with each third party LEC, ILEC, or CMRS provider for the exchange of transit traffic to that third party, unless the Parties agree otherwise in writing.

64.2.2.	Each Party acknowledges that the transiting Party does not have any responsibility to pay any third party LEC, ILEC, or CMRS provider charges for termination or any identifiable transit traffic from the originating Party. Both Parties reserve the right not to pay such charges on behalf of the originating Party.

64.3.	Payment Terms and Conditions

64.3.1.	In addition to the payment terms and conditions contained in other sections of this Agreement, the Parties shall compensate each other for transit service as follows:

64.3.1.1.	The originating Party shall pay to the transiting Party a transit service charge as set forth in the Pricing Schedule; and

64.3.1.2.	If the terminating Party requests, and the transiting Party does not provide, the terminating Party with the originating record in order for the terminating Party to bill the originating Party, the terminating Party shall default bill the transiting Party for transited traffic which does not identify the originating Party.

64.4.	Billing Records and Exchange of Data

64.4.1.	Parties will use the best efforts to convert all networks transporting transit traffic to deliver each call to the other Party’s network with SS7 Common Channel Interoffice Signaling (CCIS) and other appropriate TCAP messages in order to facilitate full interoperability and billing functions. The Parties agree to send all message indicators, including originating telephone number, local routing number and CIC.

64.4.2.	The transiting Party agrees to provide the terminating Party information on traffic originated by a third party CLEC, ILEC, or CMRS provider. To the extent Sprint incurs additional cost in providing this billing information, CLEC agrees to reimburse Sprint for its direct costs of providing this information.

64.4.3.	To the extent that the industry adopts a standard record format for recording originating and/or terminating transit calls, both Parties agree to comply with the industry-adopted format to exchange records.

65.	INDIRECT TRAFFIC

65.1.	Interconnection

65.1.1.	For purposes of exchanging Indirect Traffic there is no physical or direct point of interconnection between the Parties, therefore neither Party is required to construct new facilities or make mid-span meet arrangements available to the other Party for Indirect Traffic.

65.1.2.	Interconnection to a Carrier location within a tandem serving area will provide Sprint with access to the Carrier’s facilities within that MTA and to other companies which are likewise connected to Carrier within that tandem serving area for local and toll service purposes.

65.2.	Exchange Of Traffic

65.2.1.	The Parties will send each other Indirect Traffic, and may also send each other Transit Traffic.

65.2.2.	Each Party acknowledges that it is the originating Party’s responsibility to enter into transiting arrangements with the third party providing the transit services. Each Party acknowledges that the transiting Party does not have any responsibility to pay any third party Telecommunications Carrier charges for termination of any identifiable Transit Traffic from the originating Party.

65.2.3.	Each Party is responsible for the transport of originating calls from its network to its point of interconnection with the transiting Party.

65.2.4.	Sprint reserves the right to require development and reporting of a jurisdictional usage factor indicating local/EAS, intrastate toll (access/toll) interstate access usage and CMRS, if applicable or CLEC’s actual usage reporting. Sprint and CLEC reserve the right to measure and audit all traffic to ensure that proper rates are being applied. CLEC agrees to work with Sprint to insure the necessary traffic data required for sampling purposes is available for such audit.

65.3.	Compensation for Indirect Traffic

65.3.1.	Non-Local and Non-Information Access Indirect Traffic

65.3.1.1.	Compensation for the termination of non-Local traffic, non-Information Access Traffic and the origination of 800 traffic between the interconnecting Parties shall be based on the applicable access charges in accordance with FCC and Commission Rules and Regulations.

65.3.1.2.

Toll traffic, switched access, and special access traffic, if separately chargeable, shall be charged the appropriate rate out of the terminating Carrier’s tariff or via other appropriate meet point access arrangements. Where exact transport mileage is not available, an average, arrived at by mutual agreement of the Parties, will be used.

65.3.2.	Local Traffic and Information Access Traffic. The rates set forth on Table 1 shall apply, in accordance with 36.

65.3.2.1.	Indirect Traffic Terminating to Sprint

65.3.2.1.1.	Each rate element utilized in completing a call shall be charged for completion of that call. For example, a call terminating from Carrier through the transiting party, and the over Sprint facilities through a Sprint Tandem Switch to a Sprint End Office Switch would include charges from Sprint to Carrier for Common Transport to the Tandem Switch, Tandem Switching, Common Transport to the End Office Switch and End Office switching. A call terminating from Carrier though the transiting party, and then over Sprint facilities through a Sprint End Office Switch to a Sprint Remote Switch would include charges from Sprint to Carrier for Common Transport to the End Office Switch (except where the transiting party is collocated in the Sprint End Office), End Office switching, and Common Transport to the Remote Switch.

65.3.2.2.	Indirect Traffic Terminating to Carrier:

65.3.2.2.1.	For Indirect Traffic terminating on Carrier’s network, Carrier will bill Sprint the same rates as Sprint charges Carrier for Indirect Local Traffic terminating on Sprint’s network.

65.3.3.	Transit Traffic. The originating Party shall pay the transiting Party for the rate elements used, including Common Transport and Tandem Switching rate elements.

66.	RESPONSIBILITIES OF THE PARTIES

66.1.	Sprint and CLEC will review engineering requirements consistent with the Implementation Plan described in Part B, Section 31 and Part C, Part F, Section 61 and otherwise as set forth in this Agreement.

66.2.	CLEC and Sprint shall share responsibility for all Control Office functions for Local Interconnection Trunks and Trunk Groups, and both parties shall share the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups.

66.3.	CLEC and Sprint shall:

66.3.1.	Provide trained personnel with adequate and compatible test equipment to work with each other’s technicians

66.3.2.	Notify each other when there is any change affecting the service requested, including the due date.

66.3.3.	Coordinate and schedule testing activities of their own personnel, and others as applicable, to ensure its interconnection trunks/trunk groups are installed per the interconnection order, meet agreed-upon acceptance test requirements, and are placed in service by the due date.

66.3.4.	Perform sectionalization to determine if a trouble is located in its facility or its portion of the interconnection trunks prior to referring the trouble to each other.

66.3.5.	Advise each other’s Control Office if there is an equipment failure which may affect the interconnection trunks.

66.3.6.	Provide each other with a trouble reporting/repair contact number that is readily accessible and available twenty-four (24) hours/seven (7) days a week. Any changes to this contact arrangement must be immediately provided to the other party.

66.3.7.	Provide to each other test-line numbers and access to test lines.

66.3.8.	Cooperatively plan and implement coordinated repair procedures for the meet point and Local Interconnection trunks and facilities to ensure trouble reports are resolved in a timely and appropriate manner.

PART G – INTERIM NUMBER PORTABILITY

67.	SPRINT PROVISION OF INTERIM NUMBER PORTABILITY

67.1.	Sprint shall provide INP in accordance with requirements of the Act and FCC Rules and Regulations. INP shall be provided with minimum impairment of functionality, quality, reliability and convenience to subscribers of CLEC services until such time as LNP service is offered in the Sprint rate center, in which case INP will be discontinued. Beginning on the date LNP is available in an area, INP orders will no longer be processed, and the Parties will work together to convert the existing INP lines to LNP.

68.	INTERIM NUMBER PORTABILITY

68.1.	Interim Number Portability (INP) shall be provided to the extent technical capabilities allow, by a Sprint directed Remote Call Forwarding (RCF). In the event RCF is a purchased feature of the CLEC end user, there is no relationship between RCF and INP. Once LNP is generally available in Sprint’s serving area, RCF will be provided only as a retail service offering by Sprint.

68.2.	Remote Call Forwarding (RCF) is an INP method to provide subscribers with service-provider portability by redirecting calls within the telephone network. When RCF is used to provide interim number portability, calls to the ported number will first route to the Sprint switch to which the ported number was previously assigned. The Sprint switch will then forward the call to a number associated with the CLEC designated switch to which the number is ported. CLEC may order any additional paths to handle multiple simultaneous calls to the same ported telephone number.

68.3.	The trunking requirements will be agreed upon by Sprint and CLEC resultant from application of sound engineering principles. These trunking options may include SS7 signaling, in-band signaling, and may be one-way or two-way. The trunks used may be the same as those used for exchange of other Local Traffic and toll traffic between Sprint and CLEC.

68.4.	Local Exchange Routing Guide (LERG) Reassignment. Portability for an entire NXX shall be provided by utilizing reassignment of the block to CLEC through the LERG. Updates to translations in the Sprint switching office from which the telephone number is ported will be made by Sprint prior to the date on which LERG changes become effective, in order to redirect calls to the CLEC switch via route indexing.

68.5.	Other Currently Available Number Portability Provisions:

68.5.1.	Where SS7 is available. Sprint shall exchange with CLEC, SS7 TCAP messages as required for the implementation CLASS or other features available in the Sprint network, if technically feasible.

68.5.2.	Upon notification that CLEC will be initiating INP, Sprint shall disclose to CLEC any technical or capacity limitations that would prevent use of the requested INP in the affected switching office. Sprint and CLEC shall cooperate in the process of porting numbers to minimize subscriber out-of-service time, including promptly updating switch translations, where necessary, after notification that physical cut-over has been completed (or initiated), as CLEC may designate.

68.5.3.	For INP, CLEC shall have the right to use the existing Sprint 911 infrastructure for all 911 capabilities. When RCF is used for CLEC subscribers, both the ported numbers and shadow numbers shall be stored in ALI databases. CLEC shall have the right to verify the accuracy of the information in the ALI databases.

68.5.3.1.	When any INP method is used to port a subscriber, the donor provider must maintain the LIDB record for that number to reflect appropriate conditions as reported to it by the porting service provider. The donor must outclear call records to CLEC for billing and collection from the subscriber. Until such time as Sprint’s LIDB has the software capability to recognize a ported number as CLEC’s, Sprint shall store the ported number in its LIDB at no charge and shall retain revenue for LIDB look-ups to the ported number. At such time as Sprint’s LIDB has the software capability to recognize that the ported number is CLEC’s then, if CLEC desires to store numbers on Sprint’s LIDB, the parties shall negotiate a separate LIDB database storage and look-up agreement.

68.5.4.	Sprint will send a CARE transaction 2231 to notify IXC that access is now provided by a new CLEC for that number.

69.	REQUIREMENTS FOR INP

69.1.	Cut-Over Process

69.1.1.	Sprint and CLEC shall cooperate in the process of porting numbers from one carrier to another so as to limit service outage for the ported subscriber.

69.1.1.1.	For a Coordinated Cutover Environment, Sprint and CLEC will coordinate the disconnect and switch translations as close to the requested time as possible. The coordination shall be pre-specified by CLEC and agreed to by both parties and in no case shall begin more than thirty (30) minutes after the agreed upon time.

69.1.1.2.

For a Non-Coordinated Cutover Environment, the Parties will agree to a mutually satisfactory cutover time and Sprint shall schedule an update of disconnect and switch translations at the agreed upon cutover time. Such updates will be available to CLEC at Parity with Sprint’s own availability for such activity. Sprint and CLEC shall each provide an appropriate operations contact with whom the Parties can contact in the event manual intervention is needed to complete the cutover. In the event of manual intervention, and if Sprint is unable to resolve the issue within sixty (60) minutes, Sprint shall notify CLEC of the issue and CLEC and Sprint shall determine the plan to resolve it.

69.2.	Testing. Sprint and CLEC shall cooperate in conducting CLEC’s testing to ensure interconnectivity between systems. Sprint shall inform CLEC of any system updates that may affect the CLEC network and Sprint shall, at CLEC’s request, perform tests to validate the operation of the network. Additional testing requirements may apply as specified by this Agreement.

69.3.	Installation Timeframes

69.3.1.	Installation Time Frames for RCF INP, where no other work is required, will be completed using Sprint’s standard interval for service installation of complex services.

69.3.2.	If a subscriber elects to move its Telephone Exchange Service back to Sprint while on an INP arrangement, Sprint shall notify CLEC of the Subscriber’s termination of service with CLEC and the Subscriber’s instructions regarding its telephone number(s) at Parity with what is offered to other Sprint customers.

69.4.	Call Referral Announcements. Should CLEC direct Sprint to terminate INP measures, Sprint shall allow CLEC to order a referral announcement available in that switch.

69.5.	Engineering and Maintenance. Sprint and CLEC will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed at levels which are at Parity with that provided by Sprint to its subscribers and to ensure effective maintenance testing through activities such as routine testing practices, network trouble isolation processes and review of operational elements for translations, routing and network fault isolation.

69.6.	Operator Services and Directory Assistance

69.6.1.	With respect to operator services and directory assistance associated with INP for CLEC subscribers, Sprint shall provide the following:

69.6.1.1.	While INP is deployed:

69.6.1.1.1.	Sprint shall allow CLEC to order provisioning of Telephone Line Number (TLN) calling cards and Billed Number Screening (BNS), in its LIDB, for ported numbers, as specified by CLEC. Sprint shall continue to allow CLEC access to its LIDB. Other LIDB provisions are specified in this Agreement.

69.6.1.1.2.	Where Sprint has control of directory listings for NXX codes containing ported numbers. Sprint shall maintain entries for ported numbers as specified by CLEC

69.6.2.	Sprint OSS shall meet all requirements specified in “Generic Operator Services Switching Requirements for Number Portability.” Issue 1.00, Final Draft, April 12, 1996. Editor-Nortel.

69.7.	Number Reservation. When a subscriber ports to another service provider and has previously secured, via a tariffed offering, a reservation of line numbers from the donor provider for possible activation at some future point, these reserved but inactive numbers shall “port” along with the active numbers being ported by the subscriber in order to ensure that the end user subscriber will be permitted to expand its service using the same number range it could use if it remained with the donor provider. However, Sprint will not port vacant numbers.

PART H – LOCAL NUMBER PORTABILITY

70.	INTRODUCTION

70.1.	Upon implementation of LNP, both Parties agree to conform and provide such LNP pursuant to FCC regulations and compliance with the Industry Forum. To the extent consistent with the FCC and Industry rules as amended from time to time, the requirements for LNP shall include the following:

70.1.1.	Subscribers must be able to change local service providers and retain the same telephone number(s) within the serving wire center utilizing the portability method in effect within the porting MSA, as offered by the porting carrier, and within the area of portability as defined by the FCC or state commission having jurisdiction over this Agreement.

70.1.2.	The LNP network architecture shall not subject Parties to any degradation of service in any relevant measure, including transmission quality, switching and transport costs, increased call set-up time and post-dial delay.

70.1.3.	Parties agree that when an NXX is defined as portable, it shall also be defined as portable in all LNP capable offices which have direct trunks to the given switch.

70.1.4.	When a subscriber ports to another service provider and has previously secured a reservation of line numbers from the donor provider for possible activation at some future point, these reserved but inactive numbers shall port along with the active numbers being ported by the subscriber only in states where appropriate charges from Sprint tariffs are executed for reserved numbers.

70.1.5.	NXX Availability. Not all NXXs in each CO may be available for porting.

70.1.6.	LERG Reassignment. Portability for an entire NXX shall be provided by utilizing reassignment of the NXX to CLEC through the LERG.

70.1.7.	Coordination of service order work outside normal business hours (8:00AM to 5:00PM) shall be at requesting Party’s expense. Premium rates will apply for service order work performed outside normal business hours, weekends, and holidays.

70.1.8.	Mass Calling Events. Parties will notify each other at least seven (7) days in advance where ported numbers are utilized. Parties will only port mass calling numbers using switch translations and a choke network for call routing. Porting on mass calling numbers will be handled outside the normal porting process and comply with any applicable state or federal regulatory requirements developed for mass calling numbers.

71.	TRANSITION FROM INP TO LNP

71.1.	Existing INP Arrangements. As Sprint provisions LNP according to the industry schedule in a Wire Center/Central Office, there will be a maximum of a ninety (90) day transition from INP to LNP. At that time, the CLEC will be required to fully implement LNP according to industry standards

71.2.	Once LNP is available in an area, all new portability will be LNP and INP will no longer be offered.

72.	TESTING

72.1.	An Interconnection Agreement (or Memorandum of Understanding, or Porting Agreement) detailing conditions for LNP must be in effect between the Parties prior to testing.

72.2.	Testing and operational issues will be addressed in the implementation plans as described in Part B, §31 of the agreement.

72.3.	CLEC must be NPAC certified and have met Sprint testing parameters prior to activating LNP. If LNP implementation by a CLEC/CMRS provider occurs past the FCC activation date, testing and porting will be done at CLEC’s expense.

72.4.	Parties will cooperate to ensure effective maintenance testing through activities such as routine testing practices, network trouble isolation processes and review of operational elements for translations, routing and network fault isolation.

72.5.	Parties shall cooperate in testing performed to ensure interconnectivity between systems. All LNP providers shall notify each connected provider of any system updates that may affect the CLEC or Sprint network. Each LNP provider shall, at each other’s request, jointly perform tests to validate the operation of the network. Additional testing requirements may apply as specified by this Agreement or in the Implementation Plan.

73.	ENGINEERING AND MAINTENANCE

73.1.	Each LNP provider will monitor and perform effective maintenance through testing and the performance of proactive maintenance activities such as routine testing, development of and adherence to appropriate network trouble isolation processes and periodic review of operational elements for translations, routing and network faults.

73.2.	It will be the responsibility of the Parties to ensure that the network is stable and maintenance and performance levels are maintained in accordance with state commission requirements. It will be the responsibility of the Parties to perform fault isolation in their network before involving other providers.

73.3.	Additional engineering and maintenance requirements shall apply as specified in this Agreement or the Implementation Plan.

74.	E911/911

74.1.	When a subscriber ports to another service provider, the donor provider shall unlock the information in the 911/ALI database. The porting provider is responsible for updating the 911 tandem switch routing tables and 91l/ALI database to correctly route, and provide accurate information to PSAP call centers.

74.2.	Prior to implementation of LNP, the Parties agree to develop, implement, and maintain efficient methods to maintain 911 database integrity when a subscriber ports to another service provider. The Parties agree that the customer shall not be dropped from the 911 database during the transition.

75.	BILLING

75.1.	When an IXC terminates an InterLATA or IntraLATA toll call to either party’s local exchange customer whose telephone number has been ported from one party to the other, the parties agree that the party to whom the number has been ported shall receive revenues from those IXC access charges associated with end office switching, local transport, RIC, and CCL, as appropriate, and such other applicable charges. The party from whom the number has been ported shall be entitled only to receive any entrance facility fees, access tandem fees and appropriate local transport charges as set forth in this Agreement. Such access charge payments will be adjusted to the extent that the paying party has already paid Reciprocal Compensation for the same minutes of use. When a call for which access charges are not applicable is terminated to a party’s local exchange customer whose telephone number has been ported from the other party, the parties agree that the Reciprocal compensation arrangements described in this Agreement shall apply.

75.2.	Non-Payment. Customers lose the right to the ported telephone number upon non-payment of charges. Sprint will not port telephone numbers of customers who have bills in default.

PART I – GENERAL BUSINESS REQUIREMENTS

76.	PROCEDURES

76.1.	Contact with Subscribers

76.1.1.	Each Party at all times shall be the primary contact and account control for all interactions with its subscribers, except as specified by that Party. Subscribers include active subscribers as well as those for whom service orders are pending.

76.1.2.	Each Party shall ensure that any of its personnel who may receive subscriber inquiries, or otherwise have opportunity for subscriber contact from the other Party’s subscribers regarding the other Party’s services: (i) provide appropriate referrals to subscribers who inquire about the other Party’s services or products; (ii) do not in any way disparage or discriminate against the other Party, or its products or services; and (iii) do not provide information about its products or services during that same inquiry or subscriber contact.

76.1.3.	Sprint shall not use CLEC’s request for subscriber information, order submission, or any other aspect of CLEC’s processes or services to aid Sprint’s marketing or sales efforts.

76.2.	Expedite and Escalation Procedures

76.2.1.	Sprint and CLEC shall develop mutually acceptable escalation and expedite procedures which may be invoked at any point in the Service Ordering, Provisioning, Maintenance, and Subscriber Usage Data transfer processes to facilitate rapid and timely resolution of disputes. In addition, Sprint and CLEC will establish intercompany contacts lists for purposes of handling subscriber and other matters which require attention/resolution outside of normal business procedures within thirty (30) days after CLEC’s request. Each party shall notify the other party of any changes to its escalation contact list as soon as practicable before such changes are effective.

76.2.2.	No later than thirty (30) days after CLEC’s request Sprint shall provide CLEC with contingency plans for those cases in which normal Service Ordering, Provisioning, Maintenance, Billing, and other procedures for Sprint’s unbundled Network Elements, features, functions, and resale services are inoperable.

76.3.	Subscriber of Record. Sprint shall recognize CLEC as the Subscriber of Record for all Network Elements or services for resale ordered by CLEC and shall send all notices, invoices, and information which pertain to such ordered services directly to CLEC. CLEC will provide Sprint with addresses to which Sprint shall send all such notices, invoices, and information.

76.4.	Service Offerings

76.4.1.	Sprint shall provide CLEC with access to new services, features and functions concurrent with Sprint’s notice to CLEC of such changes, if such service, feature or function is installed and available in the network or as soon thereafter as it is installed and available in the network, so that CLEC may conduct market testing.

76.4.2.	Essential Services. For purposes of service restoral, Sprint shall designate a CLEC access line as an Essential Service Line (ESL) at Parity with Sprint’s treatment of its own subscribers and applicable state law or regulation, if any.

76.4.3.	Blocking Services. Upon request from CLEC, employing Sprint-approved LSR documentation, Sprint shall provide blocking of 700, 900, and 976 services, or other services of similar type as may now exist or be developed in the future, and shall provide Billed Number Screening (BNS), including required LIDB updates, or equivalent service for blocking completion of bill-to-third party and collect calls, on a line, PBX, or individual service basis. Blocking shall be provided the extent (a) it is an available option for the Telecommunications Service resold by CLEC, or (b) it is technically feasible when requested by CLEC as a function of unbundled Network Elements.

76.4.4.	Training Support. Sprint shall provide training, on a non-discriminatory basis, for all Sprint employees who may communicate, either by telephone or face-to-face, with CLEC subscribers. Such training shall include compliance with the branding requirements of this Agreement including without limitation provisions of forms, and unbranded “Not at Home’ notices.

77.	ORDERING AND PROVISIONING

77.1.	Ordering and Provisioning Parity. Sprint shall provide necessary ordering and provisioning business process support as well as those technical and systems interfaces as may be required to enable CLEC to provide the same level and quality of service for all resale services, functions, features, capabilities and unbundled Network Elements at Parity.

77.2.	National Exchange Access Center (NEAC)

77.2.1.	Sprint shall provide a NEAC or equivalent which shall serve as CLEC’s point of contact for all activities involved in the ordering and provisioning of Sprint’s unbundled Network Elements, features, functions, and resale services.

77.2.2.

The NEAC shall provide to CLEC a nationwide telephone number (available from 6:00 a.m. to 8:00 p.m. Eastern Standard Time, Monday through Friday, and 8:00 am through 5:00 P.M. Eastern Standard Time on Saturday) answered by competent, knowledgeable personnel and trained to answer questions and resolve problems in connection with the ordering and provisioning of unbundled Network Elements (except those associated with local trunking interconnection), features, functions, capabilities, and resale services.

77.2.3.	Sprint shall provide, as requested by CLEC, through the NEAC, provisioning and premises visit installation support in the form of coordinated scheduling, status, and dispatch capabilities during Sprint’s standard business hours and at other times as agreed upon by the parties to meet subscriber demand.

77.3.	Street Index Guide (SIG). Within thirty (30) days of CLEC’s written request, Sprint shall provide to CLEC the SIG data, or its equivalent, in an electronic format mutually agreeable to the parties. All changes and updates to the SIG shall be provided to in a mutually agreed format and timeframe.

77.4.	CLASS and Custom Features. Where generally available in Sprint’s serving area, CLEC, at the tariff rate, may order the entire set of CLASS, CENTREX and Custom features and functions, or a subset of any one of such features.

77.5.	Number Administration/Number Reservation

77.5.1.	Sprint shall provide testing and loading of CLEC’s NXX on the same basis as Sprint provides itself or its affiliates. Further, Sprint shall provide CLEC with access to abbreviated dialing codes, and the ability to obtain telephone numbers, including vanity numbers, while a subscriber is on the phone with CLEC. When CLEC uses numbers from a Sprint NXX, Sprint shall provide the same range of number choices to CLEC, including choice of exchange number, as Sprint provides its own subscribers. Reservation and aging of Sprint NXX’s shall remain Sprint’s responsibility.

77.5.2.	In conjunction with an order for service, Sprint shall accept CLEC orders for vanity numbers and blocks of numbers for use with complex services including, but not limited to, DID, CENTREX, and Hunting arrangements, as requested by CLEC.

77.5.3.	For simple services number reservations and aging of Sprint’s numbers, Sprint shall provide real-time confirmation of the number reservation when the Electronic Interface has been implemented. For number reservations associated with complex services, Sprint shall provide confirmation of the number reservation within twenty-four (24) hours of CLEC’s request. Consistent with the manner in which Sprint provides numbers to its own subscribers, no telephone number assignment is guaranteed until service has been installed.

77.6.	Service Order Process Requirements

77.6.1.	Service Migrations and New Subscriber Additions

77.6.1.1.	For resale services, other than for a CLEC order to convert “as is” a CLEC subscriber, Sprint shall not disconnect any subscriber service or existing features at any time during the migration of that subscriber to CLEC service without prior CLEC agreement.

77.6.1.2.	For services provided through UNEs, Sprint shall recognize CLEC as an agent, in accordance with OBF developed processes, for the subscriber in coordinating the disconnection of services provided by another CLEC or Sprint. In addition, Sprint and CLEC will work cooperatively to minimize service interruptions during the conversion.

77.6.1.3.	Unless otherwise directed by CLEC and when technically capable, when CLEC orders resale Telecommunications Services or UNEs all trunk or telephone numbers currently associated with existing services shall be retained without loss of feature capability and without loss of associated ancillary services including, but not limited to, Directory Assistance and 911/E911 capability.

77.6.1.4.	For subscriber conversions requiring coordinated cut-over activities, on a per order basis, Sprint, to the extent resources are readily available, and CLEC will agree on a scheduled conversion time, which will be a designated time period within a designated date.

77.6.1.4.1.	Any request made by CLEC to coordinate conversions after normal working hours, or on Saturday’s or Sunday’s or Sprint holidays shall be performed at CLEC’s expense.

77.6.1.5.	A general Letter of Agency (LOA) initiated by CLEC or Sprint will be required to process a PLC or PIC change order. Providing the LOA, or a copy of the LOA, signed by the end user will not be required to process a PLC or PIC change ordered by CLEC or Sprint. CLEC and Sprint agree that PLC and PIC change orders will be supported with appropriate documentation and verification as required by FCC and Commission rules. In the event of a subscriber complaint of an unauthorized PLC record change where the Party that ordered such change is unable to produce appropriate documentation and verification as required by FCC and Commission rules (or, if there are no rules applicable to PLC record changes, then such rules as are applicable to changes in long distance carriers of record), such Party shall be liable to pay and shall pay all nonrecurring and/or other charges associated with reestablishing the subscriber’s local service with the original local carrier.

77.6.2.	Intercept Treatment and Transfer Service Announcements. Sprint shall provide unbranded intercept treatment and transfer of service announcements to CLEC’s subscribers. Sprint shall provide such treatment and transfer of service announcement in accordance with local tariffs and as provided to similarly situated Sprint subscribers for all service disconnects, suspensions, or transfers.

77.6.3.	Due Date

77.6.3.1.	Sprint shall supply CLEC with due date intervals to be used by CLEC personnel to determine service installation dates.

77.6.3.2.	Sprint shall use best efforts to complete orders by the CLEC requested DDD within agreed upon intervals.

77.6.4.	Subscriber Premises Inspections and Installations

77.6.4.1.	CLEC shall perform or contract for all CLEC’s needs assessments, including equipment and installation requirements required beyond the Demarcation/NID, located at the subscriber premises.

77.6.4.2.	Sprint shall provide CLEC with the ability to schedule subscriber premises installations at the same morning and evening commitment level of service offered Sprint’s own customers. The parties shall mutually agree on an interim process to provide this functionality during the implementation planning process.

77.6.5.	Firm Order Confirmation (FOC)

77.6.5.1.	Sprint shall provide to CLEC, a Firm Order Confirmation (FOC) for each CLEC order. The FOC shall contain the appropriate data elements as defined by the OBF standards.

77.6.5.2.	For a revised FOC, Sprint shall provide standard detail as defined by the OBF standards.

77.6.5.3.	Sprint shall provide to CLEC the date that service is scheduled to be installed.

77.6.6.	Order Rejections

77.6.6.1.	Sprint shall reject and return to CLEC any order that Sprint cannot provision, due to technical reasons, missing information, or jeopardy conditions resulting from CLEC ordering service at less than the standard order interval. When an order is rejected, Sprint shall, in its reject notification, specifically describe all of the reasons for which the order was rejected. Sprint shall reject any orders on account of the customer Desired Due Date conflicts with published Sprint order provisioning interval requirements.

77.6.7.	Service Order Changes

77.6.7.1.	In no event will Sprint change a CLEC initiated service order without a new service order directing said change. If an installation or other CLEC ordered work requires a change from the original CLEC service order in any manner, CLEC shall initiate a revised service order. If requested by CLEC, Sprint shall then provide CLEC an estimate of additional labor hours and/or materials.

77.6.7.1.1.	When a service order is completed, the cost of the work performed will be reported promptly to CLEC.

77.6.7.2.	If a CLEC subscriber requests a service change at the time of installation or other work being performed by Sprint on behalf of CLEC, Sprint, while at the subscriber premises, shall direct the CLEC subscriber to contact CLEC, and CLEC will initiate a new service order.

77.7.	Network Testing. Sprint shall perform all its standard pre-service testing prior to the completion of the service order.

77.8.	Service Suspensions/Restorations. Upon CLEC’s request through an Industry Standard, OBF, Suspend/Restore Order, or mutually agreed upon interim procedure, Sprint shall suspend or restore the functionality of any Network Element, feature, function, or resale service to which suspend/restore is applicable. Sprint shall provide restoration priority on a per network element basis in a manner that conforms with any applicable regulatory Rules and Regulations or government requirements.

77.9.	Order Completion Notification. Upon completion of the requests submitted by CLEC, Sprint shall provide to CLEC a completion notification in an industry standard, OBF, or in a mutually agreed format. The completion notification shall include detail of the work performed, to the extent this is defined within OBF guidelines, and in an interim method until such standards are defined.

77.10.	Specific Unbundling Requirements. CLEC may order and Sprint shall provision unbundled Network Elements. However, it is CLEC’s responsibility to combine the individual network elements should it desire to do so.

77.11.	Systems Interfaces and Information Exchanges

77.11.1.	General Requirements

77.11.1.1.	Sprint shall provide to CLEC Electronic Interface(s) for transferring and receiving information and executing transactions for all business functions directly or indirectly related to Service Ordering and Provisioning of Network Elements, features, functions and Telecommunications Services, to the extent available.

77.11.1.2.	Until the Electronic Interface is available, Sprint agrees that the

NEAC or similar function will accept CLEC orders. Orders will be transmitted to the NEAC via an interface or method agreed upon by CLEC and Sprint.

77.11.2.	For any CLEC subscriber Sprint shall provide, subject to applicable rules, orders, and decisions, CLEC with access CPNI without requiring CLEC to produce a signed LOA, based on CLEC’s blanket representation that subscriber has authorized CLEC to obtain such CPNI.

77.11.2.1.	The preordering Electronic Interface includes the provisioning of CPNI from Sprint to CLEC. The Parties agree to execute a LOA agreement with the Sprint end user prior to requesting CPNI for that Sprint end user, and to request end user CPNI only when the end user has specifically given permission to receive CPNI. The Parties agree that they will conform to FCC and/or state regulations regarding the provisioning of CPNI between the parties, and regarding the use of that information by the requesting party.

77.11.2.2.	The requesting Party will document end user permission obtained to receive CPNI, whether or not the end user has agreed to change local service providers. For end users changing service from one party to the other, specific end user LOAs may be requested by the Party receiving CPNI requests to investigate possible slamming incidents, and for other reasons agreed to by the Parties.

77.11.2.3.	The receiving Party may also request documentation of an LOA if CPNI is requested and a subsequent service order for the change of local service is not received. On a schedule to be determined by Sprint, Sprint will perform a comparison of requests for CPNI to service orders received for the change of Local Service to CLEC. Sprint will produce a report of unmatched requests for CPNI, and may require an LOA from CLEC for each unmatched request. CLEC agrees to provide evidence of end user permission for receipt of CPNI for all end users in the request by Sprint within three (3) business days of receipt of a request from Sprint. Should Sprint determine that there has been a substantial percentage of unmatched LOA requests, Sprint reserves the right to immediately disconnect the preordering Electronic Interface.

77.11.2.4.	If CLEC is not able to provide the LOA for ninety-five percent (95%) of the end users requested by Sprint, or if Sprint determines that an LOA is inadequate, CLEC will be considered in breach of the agreement. CLEC can cure the breach by submitting to Sprint evidence of an LOA for each inadequate or omitted LOA within three (3) business days of notification of the breach.

77.11.2.5.	Should CLEC not be able to cure the breach in the timeframe noted above. Sprint will discontinue processing new service orders until, in Sprint’s determination, CLEC has corrected the problem that caused the breach.

77.11.2.6.	Sprint will resume processing new service orders upon Sprint’s timely review and acceptance of evidence provided by CLEC to correct the problem that caused the breach.

77.11.2.7.	If CLEC and Sprint do not agree that CLEC requested CPNI for a specific end user, or that Sprint has erred in not accepting proof of an LOA, the Parties may immediately request dispute resolution in accordance with Part B. Sprint will not disconnect the preordering Electronic Interface during the Alternate Dispute Resolution process.

77.11.2.8.	When available per Electronic Interface Implementation Plan, Sprint shall provide to CLEC Electronic Interface to Sprint information systems to allow CLEC to assign telephone number(s) (if the subscriber does not already have a telephone number or requests a change of telephone number) at Parity.

77.11.2.9.	When available per Electronic Interface Implementation Plan, Sprint shall provide to CLEC an Electronic Interface to schedule dispatch and installation appointments at Parity.

77.11.2.10.	When available per Electronic Interface Implementation Plan, Sprint shall provide to CLEC an Electronic Interface to Sprint subscriber information systems which will allow CLEC to determine if a service call is needed to install the line or service at Parity.

77.11.2.11.	When available per Electronic Interface Implementation Plan, Sprint shall provide to CLEC an Electronic Interface to Sprint information systems which will allow CLEC to provide service availability dates at Parity.

77.11.2.12.	When available per Electronic Interface Implementation Plan, Sprint shall provide to CLEC an Electronic Interface which transmits status information on service orders at Parity. Until an Electronic Interface is available, Sprint agrees that Sprint will provide proactive status on service orders at the following critical intervals: acknowledgment, firm order confirmation, and completion according to interim procedures to be mutually developed.

77.12.	Standards

77.12.1.

General Requirements. CLEC and Sprint shall agree upon the appropriate ordering and provisioning codes to be used for UNEs. These codes shall apply to all aspects of the unbundling of that element and shall be known as data elements as defined by the Telecommunications Industry Forum Electronic Data Interchange Service Order Subcommittee (TCIF EDI-SOSC).

78.	BILLING

78.1.	Sprint shall comply with various industry, OBF, and other standards referred to throughout this Agreement. Sprint will review any changes to industry standards and implement the changes within the industry-defined window. Sprint will notify CLEC of any deviations to the standards.

78.2.	Sprint shall bill CLEC for each service supplied by Sprint to CLEC pursuant to this Agreement at the rates set forth in this Agreement.

78.3.	Sprint shall provide to CLEC a single point of contact for interconnection at the National Access Service Center (NASC), and Network Elements and resale at Sprint’s NEAC, to handle any Connectivity Billing questions or problems that may arise during the implementation and performance of the terms and conditions of this Agreement.

78.4.	Sprint shall provide a single point of contact for handling of any data exchange questions or problems that may arise during the implementation and performance of the terms and conditions of this Agreement.

78.5.	Subject to the terms of this Agreement, CLEC shall pay Sprint within thirty (30) days from the Bill Date. If the payment due date is a Saturday, Sunday or has been designated a bank holiday payment shall be made the next business day.

78.6.	Billed amounts for which written, itemized disputes or claims have been filed shall be handled in accordance with the procedures set forth in Part B, Section 23 of this Agreement.

78.7.	Sprint will assess late payment charges to CLEC in accordance with Part B, §6 of this Agreement.

78.8.	Sprint shall credit CLEC for incorrect Connectivity Billing charges including without limitation: overcharges, services ordered or requested but not delivered, interrupted services, services of poor quality and installation problems if caused by Sprint. Such reimbursements shall be set forth in the appropriate section of the Connectivity Bill pursuant to CABS, or SECAB standards.

78.9.	Where Parties have established interconnection, Sprint and the CLEC agree to conform to MECAB and MECOD guidelines. They will exchange Billing Account Reference and Bill Account Cross Reference information and will coordinate Initial Billing Company/Subsequent Billing Company billing cycles. Sprint and CLEC will exchange the appropriate records to bill exchange access charges to the IXC. Sprint and CLEC agree to capture EMI records for inward terminating and outward originating calls and send them to the other, as appropriate, in daily or other agreed upon interval, via and agreed upon media (e.g.: Connect Direct or cartridge).

78.10.	Revenue Protection. Sprint shall make available to CLEC, at Parity with what Sprint provides to itself, its Affiliates and other local telecommunications CLECs, all present and future fraud prevention or revenue protection features, including prevention, detection, or control functionality embedded within any of the Network Elements. These features include, but are not limited to screening codes, information digits assigned such as information digits ‘29’ and ‘70’ which indicate prison and Public Telephone Access Line pay phone originating line types respectively, call blocking of domestic, international, 800, 888, 900, NPA- 976, 700, 500 and specific line numbers, and the capability to require end-user entry of an authorization code for dial tone. Sprint shall, when technically capable and consistent with the implementation schedule for Operations Support Systems (OSS), additionally provide partitioned access to fraud prevention, detection and control functionality within pertinent OSS.

79.	PROVISION OF SUBSCRIBER USAGE DATA

79.1.

This Section 79 sets forth the terms and conditions for Sprint’s provision of Recorded Usage Data (as defined in this Part) to CLEC and for information exchange regarding long distance billing. The parties agree to record call information for interconnection in accordance with this Section. To the extent technically feasible, each party shall record all call detail information associated with completed calls originated by or terminated to the other Party’s local exchange subscriber. Sprint shall record for CLEC the messages that Sprint records for and bills to its end users. These records shall be provided at a party’s request and shall be formatted pursuant to Telcordia’s EMI standards and the terms and conditions of this Agreement. These records shall be transmitted to the other party on non-holiday business days in EMI format via CDN, or provided __ a cartridge. Sprint and CLEC agree that they shall retain, at each party’s sole expense, copies of all EMI records transmitted to the other party for at least forty five (45) calendar days after transmission to the other party.

79.2.	General Procedures

79.2.1.	Sprint shall comply with various industry and OBF standards referred to throughout this Agreement.

79.2.2.	Sprint shall comply with OBF standards when recording and transmitting Usage Data.

79.2.3.	Sprint shall record all usage originating from CLEC subscribers using resold services ordered by CLEC, where Sprint records those same services for Sprint subscribers. Recorded Usage Data includes, but is not limited to, the following categories of information:

79.2.3.1.	Use of CLASS/LASS/Custom Features that Sprint records and bills for its subscribers on a per usage basis.

79.2.3.2.	Calls to Information Providers (IP) reached via Sprint facilities will be provided in accordance with §79.2.7

79.2.3.3.	Calls to Directory Assistance where Sprint provides such service to a CLEC subscriber.

79.2.3.4.	Calls completed via Sprint-provided Operator Services where Sprint provides such service to CLEC’s local service subscriber and where Sprint records such usage for its subscribers using Industry Standard Telcordia EMI billing records.

79.2.3.5.	For Sprint-provided Centrex Service, station level detail.

79.2.4.	Retention of Records. Sprint shall maintain a machine-readable back-up copy of the message detail provided to CLEC for a minimum of forty-five (45) calendar days. During the forty-five (45) day period. Sprint shall provide any data back-up to CLEC upon the request of CLEC. If the forty-five (45) day has expired, Sprint may provide the data back-up at CLEC’s expense.

79.2.5.	Sprint shall provide to CLEC Recorded Usage Data for CLEC subscribers. Sprint shall not submit other CLEC local usage data as part of the CLEC Recorded Usage Data.

79.2.6.	Sprint shall not bill directly to CLEC subscribers any recurring or non recurring charges for CLEC’s services to the subscriber except where explicitly permitted to do so within a written agreement between Sprint and CLEC.

79.2.7.	Sprint will record 976/N11 calls and transmit them to the IP for billing. Sprint will not bill these calls to either the CLEC or the CLEC’s end user.

79.2.8.	Sprint shall provide Recorded Usage Data to CLEC billing locations as agreed to by the Parties.

79.2.9.	Sprint shall provide a single point of contact to respond to CLEC call usage, data error, and record transmission inquiries.

79.2.10.	Sprint shall provide CLEC with a single point of contact and remote identifiers (IDs) for each sending location.

79.2.11.	CLEC shall provide a single point of contact responsible for receiving usage transmitted by Sprint and receiving usage tapes from a courier service in the event of a facility outage.

79.2.12.	Sprint shall bill and CLEC shall pay the charges for Recorded Usage Data. Billing and payment shall be in accordance with the applicable terms and conditions set forth herein.

79.3.	Charges

79.3.1.	Access services, including revenues associated therewith, provided in connection with the resale of services hereunder shall be the responsibility of Sprint and Sprint shall directly bill and receive payment on its own behalf from an IXC for access related to interexchange calls generated by resold or rebranded customers.

79.3.2.	Sprint will be responsible for returning EMI records to IXCs with the proper EMI Return Code along with the Operating Company Number (OCN) of the associated ANI, (i.e., Billing Number).

79.3.3.	Sprint will deliver a monthly statement for wholesale services in the medium (e.g.: NDM, paper, cartridge or CD-ROM) requested by CLEC as follows:

79.3.3.1.	Invoices will be provided in a standard Carrier Access Billing format or other such format as Sprint may determine;

79.3.3.2.	Where local usage charges apply and message detail is created to support available services, the originating local usage at the call detail level in standard EMI industry format will be exchanged daily or at other mutually agreed upon intervals, and CLEC will pay Sprint for providing such call detail;

79.3.3.3.	The Parties will work cooperatively to exchange information to facilitate the billing of in and out collect and inter/intra-region alternately billed messages;

79.3.3.4.	Sprint agrees to provide information on the end-user’s selection of special features where Sprint maintains such information (e.g billing method, special language) when CLEC places the order for service;

79.3.3.5.	Monthly recurring charges for Telecommunications Services sold pursuant to this Agreement shall be billed monthly in advance.

79.3.3.6.	Sprint shall bill for message provisioning and, if applicable data tape charges, related to the provision of usage records. Sprint shall also bill CLEC for additional copies of the monthly invoice.

79.3.4.	For billing purposes, and except as otherwise specifically agreed to in writing, the Telecommunications Services provided hereunder are furnished for a minimum term of one month. Each month is presumed to have thirty (30) days.

79.4.	Central Clearinghouse & Settlement

79.4.1.	Sprint and CLEC shall agree upon Clearinghouse and Incollect/Outcollect procedures.

79.4.2.	Sprint shall settle with CLEC for both intra-region and inter-region billing exchanges of calling card, bill-to-third party, and collect calls under separately negotiated settlement arrangements.

79.5.	Lost Data

79.5.1.	Loss of Recorded Usage Data. CLEC Recorded Usage Data determined to have been lost, damaged or destroyed as a result of an error or omission by Sprint in its performance of the recording function shall be recovered by Sprint at no charge to CLEC. In the event the data cannot be recovered by Sprint, Sprint shall estimate the messages and associated revenue, with assistance from CLEC, based upon the method described below. This method shall be applied on a consistent basis, subject to modifications agreed to by Sprint and CLEC. This estimate shall be used to adjust amounts CLEC owes Sprint for services Sprint provides in conjunction with the provision of Recorded Usage Data.

79.5.2.	Partial Loss. Sprint shall review its daily controls to determine if data has been lost. When there has been a partial loss, actual message and minute volumes shall be reported, if possible through recovery as discussed in §79.5.1 above. Where actual data are not available, a full day shall be estimated for the recording entity, as outlined in the following paragraphs. The amount of the partial loss is then determined by subtracting the data actually recorded for such day from the estimated total for such day.

79.5.3.	Complete Loss. When Sprint is unable to recover data as discussed in §79.5.1 above estimated message and minute volumes for each loss consisting of an entire AMA tape or entire data volume due to its loss prior to or during processing, lost after receipt, degaussed before processing, receipt of a blank or unreadable tape, or lost for other causes, shall be reported.

79.5.4.	Estimated Volumes. From message and minute volume reports for the entity experiencing the loss, Sprint shall secure message/minute counts for the four (4) corresponding days of the weeks preceding that in which the loss occurred and compute an average of these volumes. Sprint shall apply the appropriate average revenue per message (“arpm”) agreed to by CLEC and Sprint to the estimated message volume for messages for which usage charges apply to the subscriber to arrive at the estimated lost revenue.

79.5.5.	If the day of loss is not a holiday but one (1) (or more) of the preceding corresponding days is a holiday, use additional preceding weeks in order to procure volumes for two (2) non-holidays in the previous two (2) weeks that correspond to the day of the week that is the day of the loss.

79.5.6.	If the loss occurs on a weekday that is a holiday (except Christmas and Mother’s day), Sprint shall use volumes from the two (2) preceding Sundays.

79.5.7.	If the loss occurs on Mother’s day or Christmas day, Sprint shall use volumes from that day in the preceding year multiplied by a growth factor derived from an average of CLEC’s most recent three (3) month message volume growth. If a previous year’s message volumes are not available, a settlement shall be negotiated.

79.6.	Testing, Changes and Controls

79.6.1.	The Recorded Usage Data, EMI format, content, and transmission process shall be tested as agreed upon by CLEC and Sprint.

79.6.2.	Control procedures for all usage transferred between Sprint and CLEC shall be available for periodic review. This review may be included as part of an Audit of Sprint by CLEC or as part of the normal production interface management function. Breakdowns which impact the flow of usage between Sprint and CLEC must be identified and jointly resolved as they occur. The resolution may include changes to control procedures, so similar problems would be avoided in the future. Any changes to control procedures would need to be mutually agreed upon by CLEC and Sprint.

79.6.3.	Sprint Software Changes

79.6.3.1.	When Sprint plans to introduce any software changes which impact the format or content structure of the usage data feed to CLEC, designated Sprint personnel shall notify CLEC no less than ninety (90) calendar days before such changes are implemented.

79.6.3.2.	Sprint shall communicate the projected changes to CLEC’s single point of contact so that potential impacts on CLEC processing can be determined.

79.6.3.3.	CLEC personnel shall review the impact of the change on the entire control structure. CLEC shall negotiate any perceived problems with Sprint and shall arrange to have the data tested utilizing the modified software if required.

79.6.3.4.	If it is necessary for Sprint to request changes in the schedule, content or format of usage data transmitted to CLEC, Sprint shall notify CLEC.

79.6.4.	CLEC Requested Changes:

79.6.4.1.	CLEC may submit a purchase order to negotiate and pay for changes in the content and format of the usage data transmitted by Sprint.

79.6.4.2.	When the negotiated changes are to be implemented, CLEC and/or Sprint shall arrange for testing of the modified data.

79.7.	Information Exchange and Interfaces

79.7.1.	Product/Service Specific. Sprint shall provide a Telcordia standard 42-50-01 miscellaneous charge record to support the Special Features Star Services if these features are part of Sprint’s offering and are provided for Sprint’s subscribers on a per usage basis.

79.7.2.	Rejected Recorded Usage Data

79.7.2.1.	Upon agreement between CLEC and Sprint, messages that cannot be rated and/or billed by CLEC may be returned to Sprint via CDN or other medium as agreed by the Parties. Returned messages shall be sent directly to Sprint in their original EMI format utilizing standard EMI return codes.

79.7.2.2.	Sprint may correct and resubmit to CLEC any messages returned to Sprint. Sprint will not be liable for any records determined by Sprint to be billable to a CLEC end user. CLEC will not return a message that has been corrected and resubmitted by Sprint. Sprint will only assume liability for errors and unguideables caused by Sprint.

80.	GENERAL NETWORK REQUIREMENTS

80.1.	Sprint shall provide repair, maintenance and testing for all resold Telecommunications Services and such UNEs that Sprint is able to test, in accordance with the terms and conditions of this Agreement.

80.2	During the term of this Agreement, Sprint shall provide necessary maintenance business process support as well as those technical and systems interfaces at Parity. Sprint shall provide CLEC with maintenance support at Parity.

80.3.	Sprint shall provide on a regional basis, a point of contact for CLEC to report vital telephone maintenance issues and trouble reports twenty four (24) hours and seven (7) days a week.

80.4.	Sprint shall provide CLEC maintenance dispatch personnel on the same schedule that it provides its own subscribers.

80.5.	Sprint shall cooperate with CLEC to meet maintenance standards for all Telecommunications Services and unbundled network elements ordered under this Agreement. Such maintenance standards shall include, without limitation, standards for testing, network management, call gapping, and notification of upgrades as they become available.

80.6.	All Sprint employees or contractors who perform repair service for CLEC subscribers shall follow Sprint standard procedures in all their communications with CLEC subscribers. These procedures and protocols shall ensure that:

80.6.1.	Sprint employees or contractors shall perform repair service that is equal in quality to that provided to Sprint subscribers; and

80.6.2.	Trouble calls from CLEC shall receive response time priority that is equal to that of Sprint subscribers and shall be handled on a “first come first served” basis regardless of whether the subscriber is a CLEC subscriber or a Sprint subscriber.

80.7.	Sprint shall provide CLEC with scheduled maintenance for resold lines, including, without limitation, required and recommended maintenance intervals and procedures, for all Telecommunications Services and network elements provided to CLEC under this Agreement equal in quality to that currently provided by Sprint in the maintenance of its own network. CLEC shall perform its own testing for UNEs.

80.8.	Sprint shall give maximum advanced notice to CLEC of all non-scheduled maintenance or other planned network activities to be performed by Sprint on any network element, including any hardware, equipment, software, or system, providing service functionality of which CLEC has advised Sprint may potentially impact CLEC subscribers.

80.9.	Notice of Network Event. Each party has the duty to alert the other of any network events that can result or have resulted in service interruption, blocked calls, or negative changes in network performance.

80.10.	On all misdirected calls from CLEC subscribers requesting repair, Sprint shall provide such CLEC subscriber with the correct CLEC repair telephone number as such number is provided to Sprint by CLEC. Once the Electronic Interface is established between Sprint and CLEC, Sprint agrees that CLEC may report troubles directly to a single Sprint repair/maintenance center for both residential and small business subscribers, unless otherwise agreed to by CLEC.

80.11.	Upon establishment of an Electronic Interface, Sprint shall notify CLEC via such electronic interface upon completion of trouble report. The report shall not be considered closed until such notification is made. CLEC will contact its subscriber to determine if repairs were completed and confirm the trouble no longer exists.

80.12.	Sprint shall perform all testing for resold Telecommunications Services.

80.13.	Sprint shall provide test results to CLEC, if appropriate, for trouble clearance. In all instances, Sprint shall provide CLEC with the disposition of the trouble.

80.14.	If Sprint initiates trouble handling procedures, it will bear all costs associated with that activity. If CLEC requests the trouble dispatch, and either there is no trouble found, or the trouble is determined to be beyond the end user demarcation point, then CLEC will bear the cost.

80.15.	When a CLEC customer reports trouble to CLEC, and after testing CLEC’s network and the customer’s wiring, CLEC shall submit a Trouble ticket to Sprint. In the event that Sprint responds that the trouble is not in Sprint’s facility, and CLEC subsequently dispatches a technician that reveals information that allows Sprint and CLEC to determine that the trouble is on Sprint’s network, then CLEC will charge Sprint the trouble isolation charge as set forth in Table 1.

81.	MISCELLANEOUS SERVICES AND FUNCTIONS

81.1.	General

81.1.1.	To the extent that Sprint does not provide the services described in this Section 81 to itself, Sprint will use reasonable efforts to facilitate the acquisition of such services for or by CLEC through the existing service provider. CLEC must contract directly with the service provider for such services.

81.1.2.	Basic 911 and E911 General Requirements

81.1.2.1.	Basic 911 and E911 provides a caller access to the appropriate emergency service bureau by dialing a 3-digit universal telephone number (911). Basic 911 and E911 access from Local Switching shall be provided to CLEC in accordance with the following:

81.1.2.2.	E911 shall provide additional routing flexibility for 911 calls. E911 shall use subscriber data, contained in the ALI/DMS, to determine to which PSAP to route the call.

81.1.2.3.	Basic 911 and E911 functions provided to CLEC shall be __ Parity with the support and services that Sprint provides to its subscribers for such similar functionality.

81.1.2.4.	Basic 911 and E911 access when CLEC purchases Local Switching shall be provided to CLEC in accordance with the following:

81.1.2.4.1.	Sprint shall conform to all state regulations concerning emergency services.

81.1.2.4.2.	For E911, Sprint shall use its service order process to update and maintain subscriber information in the ALI/DMS. Through this process, Sprint shall provide and validate CLEC subscriber information resident or entered into the ALI/DMS.

81.1.2.4.3.	Sprint shall provide for overflow 911 traffic to be routed to Sprint Operator Services or, at CLEC’s discretion, directly to CLEC operator services.

81.1.3.	Basic 911 and E911 access from the CLEC local switch shall be provided to CLEC in accordance with the following:

81.1.3.1.	If required by CLEC, Sprint, at CLEC’s sole expense, shall interconnect direct trunks from the CLEC network to the E911 PSAP, or the E911 Tandems as designated by CLEC. Such trunks may alternatively be provided by CLEC.

81.1.3.2.	In government jurisdictions where Sprint has obligations under existing agreements as the primary provider of the 911 System to the county (Host SPRINT), CLEC shall participate in the provision of the 911 System as follows:

81.1.3.2.1.	Each party shall be responsible for those portions of the 911 System for which it has control, including any necessary maintenance to each party’s portion of the 911 System.

81.1.3.2.2.	Host SPRINT shall be responsible for maintaining the E-911 database. Sprint shall be responsible for maintaining the E-911 routing database.

81.1.4.	If a third party is the primary service provider to a government agency, CLEC shall negotiate separately with such third party with regard to the provision of 911 service to the agency. All relations between such third party and CLEC are totally separate from this Agreement and Sprint makes no representations on behalf or the third party.

81.1.5.	If CLEC or its Affiliate is the primary service provider to a government agency, CLEC and Sprint shall negotiate the specific provisions necessary for providing 911 service to the agency and shall include such provisions in an amendment to this Agreement.

81.1.6.	Interconnection and database access shall be priced as specified in Part C.

81.1.7.	Sprint shall comply with established, competitively neutral intervals for installation of facilities, including any collocation facilities, diversity requirements, etc.

81.1.8.	In a resale situation, where it may be appropriate for Sprint to update the ALI database, Sprint shall update such database with CLEC data in an interval at Parity with that experienced by Sprint subscribers.

81.1.9.	Sprint shall transmit to CLEC daily all changes, alterations, modifications, and updates to the emergency public agency telephone numbers linked to all NPA NXX’s. This transmission shall be electronic and be a separate feed from the subscriber listing feed.

81.1.10.	Sprint shall provide to CLEC the necessary UNEs for CLEC to provide E911/911 services to government agencies. If such elements are not available from Sprint, Sprint shall offer E911/911 service for resale by CLEC to government agencies.

81.1.11.	The following are Basic 911 and E911 Database Requirements

81.1.11.1.	The ALI database shall be managed by Sprint, but is the property of Sprint and CLEC for those records provided by CLEC.

81.1.11.2.	To the extent allowed by the governmental agency, and where available, copies of the SIG shall be provided within three business days from the time requested and provided on diskette, or in a format suitable for use with desktop computers.

81.1.11.3.	CLEC shall be solely responsible for providing CLEC database records to Sprint for inclusion in Sprint’s ALI database on a timely basis.

81.1.11.4.	Sprint and CLEC shall arrange for the automated input and periodic updating of the E911 database information related to CLEC end users. Sprint shall work cooperatively with CLEC to ensure the accuracy of the data transfer by verifying it against the SIG. Sprint shall accept electronically transmitted files that conform to NENA Version #2 format.

81.1.11.5.	CLEC shall assign an E911 database coordinator charged with the responsibility of forwarding CLEC end user ALI record information to Sprint or via a third-party entity, charged with the responsibility of ALI record transfer. CLEC assumes all responsibility for the accuracy of the data that CLEC provides to Sprint.

81.1.11.6.	CLEC shall provide information on new subscribers to Sprint within one (1) business day of the order completion. Sprint shall update the database within two (2) business days of receiving the data from CLEC. If Sprint detects an error in the CLEC provided data, the data shall be returned to CLEC within two (2) business days from when it was provided to Sprint. CLEC shall respond to requests from Sprint to make corrections to database record errors by uploading corrected records within two (2) business days. Manual entry shall be allowed only in the event that the system is not functioning properly.

81.1.11.7.	Sprint agrees to treat all data on CLEC subscribers provided under this Agreement as confidential and to use data on CLEC subscribers only for the purpose of providing E911 services.

81.1.11.8.	Sprint shall adopt use of a CLEC Code (NENA standard five-character field) on all ALI records received from CLEC. The CLEC Code will be used to identify the CLEC of record in LNP/INP configurations.

81.1.11.9.	Sprint shall identify which ALI databases cover which states, counties or parts thereof, and identify and communicate a Point of Contact for each.

81.1.12.	The following are basic 911 and E911 Network Requirements

81.1.12.1.	Sprint, at CLEC’s option, shall provide a minimum of two (2) E911 trunks per 911 switching entity, or that quantity which will maintain P.01 transmission grade of service, whichever is the higher grade of service. Where applicable these trunks will be dedicated to routing 911 calls from CLEC’s switch to a Sprint selective router.

81.1.12.2.	Sprint shall provide the selective routing of E911 calls received from CLEC’s switching office. This includes the ability to receive the ANI of CLEC’s subscriber, selectively route the call to the appropriate PSAP, and forward the subscriber’s ANI to the PSAP. Sprint shall provide CLEC with the appropriate CLLI codes and specifications regarding the Tandem serving area associated addresses and meet-points in the network.

81.1.12.3.	CLEC shall ensure that its switch provides an eight-digit ANI consisting of an information digit and the seven-digit exchange code. CLEC shall also ensure that its switch provides the line number of the calling station. Where applicable, CLEC shall send a ten-digit ANI to Sprint when there is an ANI failure the CLEC shall send the Central Office Trunk Group number in the Emergency Service Central Office (ESCO) format.

81.1.12.4.	Each ALI discrepancy report shall be jointly researched by Sprint and CLEC. Corrective action shall be taken immediately by the responsible party.

81.1.12.5.	Where Sprint controls the 911 network, Sprint should provide CLEC with a detailed written description of, but not limited to, the following information:

81.1.12.5.1.	Geographic boundaries of the government entities, PSAPs, and exchanges as necessary.

81.1.12.5.2.	LECs rate centers/exchanges, where “Rate Center” is defined as a geographically specified area used for determining mileage dependent rates in the Public Switched Telephone Network.

81.1.12.5.3.	Technical specifications for network interface, Technical specifications for database loading and maintenance.

81.1.12.5.4.	Sprint shall identify special routing arrangements to complete overflow.

81.1.12.5.5.	Sprint shall begin restoration of E911 and/or E911 trunking facilities immediately upon notification of failure or outage. Sprint must provide priority restoration of trunks or networks outages on the same terms/conditions it provides itself and without the imposition of Telecommunications Service Priority (TSP).

81.1.12.5.6.	Repair service shall begin immediately upon receipt of a report of a malfunction. Repair service includes testing and diagnostic service from a remote location, dispatch of or in-person visit(s) of personnel. Technicians will be dispatched without delay.

81.1.12.6.	Sprint shall identify any special operator-assisted calling requirements to support 911.

81.1.12.7.	Trunking shall be arranged to minimize the likelihood of central office isolation due to cable cuts or other equipment failures. There will be an alternate means of transmitting a 911 call to a PSAP in the event of failures.

81.1.12.8.	Circuits shall have interoffice, loop and CLEC system diversity when such diversity can be achieved using existing facilities. Circuits will be divided as equally as possible across available CLEC systems. Diversity will be maintained or upgraded to utilize the highest level of diversity available in the network.

81.1.12.9.	All 911 trunks must be capable of transmitting and receiving Baudot code or ASII necessary to support the use of Telecommunications Devices for the Deaf (TTY/TDDs).

81.1.13.	Basic 911 and E911 Additional Requirements

81.1.13.1.	All CLEC lines that have been ported via INP shall reach the correct PSAP when 911 is dialed. Sprint shall send both the ported number and the CLEC number (if both are received from CLEC). The PSAP attendant shall see both numbers where the PSAP is using a standard ALI display screen and the PSAP extracts both numbers from the data that is sent.

81.1.13.2.	Sprint shall work with the appropriate government agency to provide CLEC the ten-digit POTS number of each PSAP which sub-tends each Sprint selective router/911 Tandem to which CLEC is interconnected.

81.1.13.3.	Sprint shall notify CLEC 48 hours in advance of any scheduled testing or maintenance affecting CLEC 911 service, and provide notification as soon as possible of any unscheduled outage affecting CLEC 911 service.

81.1.13.4.	CLEC shall be responsible for reporting all errors, defects and malfunctions to Sprint. Sprint shall provide CLEC with the point of contact for reporting errors, defects, and malfunctions in the service and shall also provide escalation contacts.

81.1.13.5.	CLEC may enter into subcontracts with third parties, including CLEC Affiliates, for the performance of any of CLEC’s duties and obligations stated herein.

81.1.13.6.	Sprint shall provide sufficient planning information regarding anticipated moves to SS7 signaling, for 911 services, for the next twelve (12) months.

81.1.13.7.	Sprint shall provide notification of any impacts to the 911 services provided by Sprint to CLEC resulting from of any pending Tandem moves, NPA splits, or scheduled maintenance outages, with enough time to react.

81.1.13.8.	Sprint shall identify process for handling of reverse ALI inquiries by public safety entities.

81.1.13.9.	Sprint shall establish a process for the management of NPA splits by populating the ALI database with the appropriate new NPA codes.

81.2.	Directory Listings Service Requests

81.2.1.	These requirements pertain to Sprint’s Listings Service Request process that enables CLEC to (a) submit CLEC subscriber information for inclusion in Directory Listings databases; (b) submit CLEC subscriber information for inclusion in published directories; and (c) provide CLEC subscriber delivery address information to enable Sprint to fulfill directory distribution obligations.

81.2.2.	When implemented by the Parties, Sprint shall accept orders on a real-time basis via electronic interface in accordance with OBF Directory Service Request standards within three (3) months of the effective date of this Agreement. In the interim, Sprint shall create a standard format and order process by which CLEC can place an order with a single point of contact within Sprint.

81.2.3.	Sprint will provide to CLEC the following Directory Listing Migration Options, valid under all access methods, including but not limited to, Resale, UNEs and Facilities-Based:

81.2.3.1.	Migrate with no Changes. Retain all white page listings for the subscriber in both DA and DL. Transfer ownership and billing for white page listings to CLEC.

81.2.3.2.	Migrate with Additions. Retain all white page listings for the subscriber in DL. Incorporate the specified additional listings order. Transfer ownership and billing for the white page listings to CLEC.

81.2.3.3.	Migrate with Deletions. Retain all white page listings for the subscriber in DL. Delete the specified listings from the listing order. Transfer ownership and billing for the white page listings to CLEC.

81.2.3.4.	To ensure accurate order processing, Sprint or its directory publisher shall provide to CLEC the following information, with updates promptly upon changes:

81.2.3.4.1.	A matrix of NXX to central office;

81.2.3.4.2.	Geographical maps if available of Sprint service area;

81.2.3.4.3.	A description of calling areas covered by each directory, including but not limited to maps of calling areas and matrices depicting calling privileges within and between calling areas:

81.2.3.4.4.	Listing format rules,

81.2.3.4.5.	Standard abbreviations acceptable for use in listings and addresses;

81.2.3.4.6.	Titles and designations; and

81.2.3.4.7.	A list of all available directories and their Business Office close dates

81.2.4.	Based on changes submitted by CLEC, Sprint shall update and maintain directory listings data for CLEC subscribers who:

81.2.4.1.	Disconnect Service;

81.2.4.2.	Change CLEC;

81.2.4.3.	Install Service;

81.2.4.4.	Change any service which affects DA information;

81.2.4.5.	Specify Non-Solicitation; and

81.2.4.6.	Are Non-Published, Non-Listed, or Listed.

81.2.5.	Sprint shall not charge for storage of CLEC subscriber information in the DL systems.

81.2.6.	CLEC shall not charge for storage of Sprint subscriber information in the DL systems.

81.3.	Directory Listings General Requirements. CLEC acknowledges that many directory functions including but not limited to yellow page listings, enhanced white page listings, information pages, directory proofing, and directory distribution are not performed by Sprint but rather are performed by and are under the control of the directory publisher. CLEC acknowledges that for a CLEC subscriber’s name to appear in a directory, CLEC must submit a Directory Service Request (DSR). Sprint shall use reasonable efforts to assist CLEC in obtaining an agreement with the directory publisher that treats CLEC at Parity with the publisher’s treatment of Sprint.

81.3.1.	This § 81.3 pertains to listings requirements published in the traditional white pages.

81.3.2.	Sprint shall include in its master subscriber system database all white pages listing information for CLEC subscribers in Sprint territories where CLEC is providing local telephone exchange services and has submitted a DSR.

81.3.3.	Sprint agrees to include one basic White pages listing for each CLEC customer located within the geographic scope of its White Page directories, at no additional charge to CLEC. A basic White Pages listing is defined as a customer name, address and either the CLEC assigned number for a customer or the number for which number portability is provided, but not both numbers. Basic White Pages listings of CLEC customers will be interfiled with listings of Sprint and other LEC customers.

81.3.4.	CLEC agrees to provide CLEC customer listing information, including without limitation directory distribution information, to Sprint, at no charge. Sprint will provide CLEC with the appropriate format for provision of CLEC customer listing information to Sprint. The parties agree to adopt a mutually acceptable electronic format for the provision of such information as soon as practicable. In the event OBF adopts an industry-standard format for the provision of such information, the parties agree to adopt such format.

81.3.5.	Sprint agrees to provide White Pages database maintenance services to CLEC. CLEC will be charged a Service Order entry fee upon submission of Service Orders into Sprint’s Service Order Entry (SOE) System, which will include compensation for such database maintenance services. Service Order entry fees apply when Service Orders containing directory records are entered into Sprint’s SOE System initially, and when Service Orders are entered in order to process a requested change to directory records.

81.3.6.	CLEC customer listing information will be used solely for the provision of directory services, including the sale of directory advertising to CLEC customers.

81.3.7.	In addition to a basic White Pages listing, Sprint will provide tariffed White Pages listings (e.g.: additional, alternate, foreign and non-published listings) for CLEC to offer for resale to CLEC’s customers.

81.3.8.	Sprint, or its directory publisher, agree to provide White Pages distribution services to CLEC customers within Sprint’s service territory at no additional charge to CLEC. Sprint represents that the quality, timeliness, and manner of such distribution services will be at Parity with those provided to Sprint and to other CLEC customers.

81.3.9.

Sprint agrees to include critical contact information pertaining to CLEC in the “Information Pages” of those of its White Pages directories containing information pages, provided that CLEC meets criteria established by its directory publisher. Critical contact information includes CLEC’s business office number, repair number, billing information number, and any other information required to comply with applicable regulations, but not advertising or purely promotional material. CLEC will not be charged for inclusion of its critical contact information. The format, content and appearance of CLEC’s critical contact information will conform to applicable Sprint directory publisher’s guidelines and will be consistent with the format, content and appearance of critical contact information pertaining to all CLECs in a directory.

81.3.10.	Sprint will accord CLEC customer listing information the same level of confidentiality that Sprint accords its own proprietary customer listing information. Sprint shall ensure that access to CLEC customer proprietary listing information will be limited solely to those of Sprint and Sprint’s directory publisher’s employees, agents and contractors that are directly involved in the preparation of listings, the production and distribution of directories, and the sale of directory advertising. Sprint will advise its own employees, agents and contractors and its directory publisher of the existence of this confidentiality obligation and will take appropriate measures to ensure their compliance with this obligation. Notwithstanding any provision herein to the contrary, the furnishing of White Pages proofs to a CLEC that contains customer listings of both Sprint and CLEC will not be deemed a violation of this confidentiality provision.

81.3.11.	Sprint will sell or license CLEC’s customer listing information to any third parties unless CLEC submits written requests that Sprint refrain from doing so. Sprint and CLEC will work cooperatively to share any payments for the sale or license of CLEC customer listing information to third parties. Any payments due to CLEC for its customer listing information will be net of administrative expenses incurred by Sprint in providing such information to third parties. The parties acknowledge that the release of CLEC’s customer listing to Sprint’s directory publisher will not constitute the sale or license of CLEC’s customer listing information causing any payment obligation to arise pursuant to this § 81.3.11.

81.4.	Other Directory Services. Sprint will exercise reasonable efforts to cause its directory publisher to enter into a separate agreement with CLEC which will address other directory services desired by CLEC as described in this § 81.4. Both parties acknowledge that Sprint’s directory publisher is not a party to this Agreement and that the provisions contained in this § 81.4 are not binding upon Sprint’s directory publisher.

81.4.1.	Sprint’s directory publisher will negotiate with CLEC concerning the provision of a basic Yellow Pages listing to CLEC customers located within the geographic scope of publisher’s Yellow Pages directories and distribution of Yellow Pages directories to CLEC customers.

81.4.2.	Directory advertising will be offered to CLEC customers on a nondiscriminatory basis and subject to the same terms and conditions that such advertising is offered to Sprint and other CLEC customers. Directory advertising will be billed to CLEC customers by directory publisher.

81.4.3.	Directory publisher will use commercially reasonable efforts to ensure that directory advertising purchased by customers who switch their service to CLEC is maintained without interruption.

81.4.4.	Information pages, in addition to any information page or portion of an information page containing critical contact information as described above in § 81.3.9 may be purchased from Sprint’s directory publisher, subject to applicable directory publisher guidelines, criteria, and regulatory requirements.

81.4.5.	Directory publisher maintains full authority as publisher over its publishing policies, standards and practices, including decisions regarding directory coverage area, directory issue period, compilation, headings, covers, design, content or format of directories, and directory advertising sales.

81.5.	Directory Assistance Data. This section refers to the residential, business, and government subscriber records used by Sprint to create and maintain databases for the provision of live or automated operator assisted Directory Assistance. Directory Assistance Data is information that enables telephone exchange CLECs to swiftly and accurately respond to requests for directory information, including, but not limited to name, address and phone numbers. Under the provisions of the Act and the FCC’s Interconnection order, Sprint shall provide unbundled and non-discriminatory access to the residential, business and government subscriber records used by Sprint to create and maintain databases for the provision of live or automated operator assisted Directory Assistance. This access shall be provided under separate contract.

81.6.	Systems Interfaces and Exchanges

81.6.1.	Directory Assistance Data Information Exchanges and Interfaces

81.6.1.1.	Subscriber List Information

81.6.1.1.1.

Sprint shall provide to CLEC, within sixty (60) days after the Approval Date of this Agreement, or at CLEC’s request, all published Subscriber List Information (including such information that resides in Sprint’s master subscriber system/accounts master file for the purpose of publishing directories in any format as specified by the Act) via an electronic data transfer medium and in a mutually agreed to format, on the same terms and conditions and at the same rates that the Sprint provides Subscriber List Information to itself or to other third parties. All changes to the Subscriber List Information shall be provided to CLEC pursuant to a mutually agreed format and schedule. Both the initial List and all subsequent Lists shall indicate for each subscriber whether the subscriber is classified as residence or business class of service.

81.6.1.1.2.	CLEC shall provide directory listings to Sprint pursuant to the directory listing and delivery requirements in the approved OBF format, at a mutually agreed upon timeframe. Other formats and requirements shall not be used unless mutually agreed to by the parties.

81.7.	Listing Types

LISTED	The listing information is available for all directory requirements.

NON-LISTED	The listing information is available to all directory requirements, but the information does not appear in the published street directory.

NON-PUBLISHED	A directory service may confirm, by name and address, the presence of a listing, but the telephone number is not available. The listing information is not available in either the published directory or directory assistance.

PART J - REPORTING STANDARDS

82.	GENERAL

82.1.	Sprint shall satisfy all service standards, intervals, measurements, specifications, performance requirements, technical requirements, and performance standards and will pay any penalties for violation of the performance standards that are required by law or regulation. In addition, Sprint’s performance under this agreement shall be provided to CLEC at parity with the performance Sprint provides itself for like service(s).

PART K - COLLOCATION

This Agreement is made this 9th day of August, 2002, by and between Mpower Communications Corp. (“CLEC”), and Central Telephone Company - Nevada dba Sprint of Nevada (“Sprint”).

83.	DEFINITIONS.

For the purposes of this Agreement, the following terms or phrases shall have the meaning set forth below:”

84.1.	“Act” means the Communications Act of 1934, as amended.

83.1.	“Active Collocation Space” means the space within a Sprint premises that has sufficient telecommunications infrastructure systems to house telecommunications equipment. Infrastructure systems includes floors capable of supporting equipment loads, heating, ventilating and air conditioning (HVAC) systems (AC poser), high efficiency filtration, humidity controls, remote alarms, compartmentation and smoke purge. Space within controlled environmental vaults (CEVs), huts and cabinets and similar eligible structures that can be designated for physical collocation shall be considered Active Collocation Space.

83.2.	“Cable Vault” shall mean a location in Premises where facilities enter the Premises from the Outside Cable Duct and access the Inner Duct for distribution within the Premises.

83.3.	“Central Office Building” or “Building” shall mean a structure (not including a controlled environment vault (“CEV”)) housing Sprint equipment that is under the control of Sprint and for which Sprint has the right to grant access and/or occupation by third parties.

83.4.	“Collocation Arrangement” refers to a single, specific provision of Collocation in a particular Premises, not limited to a cage enclosing CLEC’s equipment within the Premises.

83.5.	“Collocation Point of Termination” shall mean the physical demarcation point as described in Section 5.

83.6.	“Collocation Space” shall mean an area of space as agreed between the parties, located in a Building to be used by CLEC to house telecommunications equipment. Additionally, roof or wall space used for wireless interconnection shall be included in the definition where applicable.

83.7.	“Controlled Environment Vault” shall mean a below ground room other than a Central Office Building which is controlled by Sprint and which is suitable for collocation of telecommunications equipment.

83.8.	“Date of Occupancy” shall mean the date on which CLEC first occupies the Collocation Space pursuant to this Agreement.

83.9.	“Effective Date” is the date referenced in the opening paragraph on page 1 of the Agreement, unless otherwise required by the Commission.

83.10.	“Inactive Collocation Space” means the space within the central office where infrastructure systems do not currently exist and must be constructed and where Active Collocation space has been exhausted. The designation of Inactive Collocation Space is applicable to space within central offices only; other Sprint Premises such as CEVs, Huts, and Vaults shall be considered Active Collocation Space.

83.11.	“Inner Duct” or “Conduit” shall mean any passage or opening in, on, under, over or through the Sprint Central Office Building cable or conduit systems.

83.12.	“Live load capacity” as it relates to a CLEC’s collocation space refers to the structural strength of the floor to support the weight of CLEC’s property and equipment installed in the collocated space.

83.13.	“LOE” shall mean CLEC-owned equipment.

83.14.	“Outside Cable Duct” shall mean any space located outside the Central Office Building and owned by or under the control of Sprint through which Sprint runs its cable, conduit or other associated facilities.

83.15.	“Physical Collocation” is as defined in 47 CFR 51.5.

83.16.	“Premises” is as defined in 47 C.F.R. 51.5.

83.17.	“Tariffed Service” shall mean the interconnection of CLEC’s equipment and Sprint’s equipment pursuant to the Sprint Access Service tariffs as filed with the Federal Communications Commission (“FCC”), or applicable state tariffs.

83.18.	“Virtual Collocation” is as defined in 47 C.F.R. 51.5.

84.	TERM.

1.1.	This Agreement shall be deemed effective upon execution by both Parties, provided however that if Customer has any outstanding past due obligations to Sprint, this Agreement will not be effective until such time as any past due obligations with Sprint are paid in full.

84.1.	This Agreement shall terminate on September 30, 2004.

84.2.	In the event of either Party’s material breach of any of the terms or conditions hereof, including the failure to make any undisputed payment when due, the non-defaulting Party may immediately terminate this Agreement in whole or in part provided that the non-defaulting Party so advises the defaulting Party in writing of the event of the alleged default and the defaulting Party does not remedy the alleged default within ninety (90) days after written notice thereof.

84.3.	Termination of this Agreement for any cause shall not release either Party from any liability which at the time of termination has already accrued to the other Party or which thereafter may accrue in respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

84.4.	Notwithstanding the above, should Sprint sell or trade substantially all the assets in an exchange or group of exchanges that Sprint uses to provide Telecommunications Services, then Sprint may terminate this Agreement in whole or in part as to that particular exchange or group of exchanges upon sixty (60) days prior written notice.

84.5.

Termination. CLEC may terminate occupancy in a particular Collocation Space upon thirty (30) calendar days prior written notice to Sprint. Upon termination of such occupancy, CLEC at its expense shall remove its equipment and other property from the Collocation Space. CLEC shall have thirty (30) calendar days from the termination date to complete such removal, including the removal of all equipment and facilities of CLEC’s Guests; provided, however, that CLEC shall continue payment of monthly fees to Sprint until such date as CIEC has fully vacated the Collocation Space. CLEC will surrender the Collocation Space to Sprint in the same condition as when first occupied by CLEC, except for ordinary wear and tear.

84.6.	CLEC shall be responsible for the cost of removing any enclosure, together with all supporting structures (e.g., racking, conduits), of an Adjacent Collocation arrangement at the termination of occupancy and restoring the grounds to their original condition. Upon termination of CLEC’s right to possession without termination, CLEC shall surrender possession and vacate the Collocation Space within thirty (30) calendar days. Failure to surrender the Collocation Space within 30 days shall be considered abandonment and Sprint will have the right to remove the equipment and other property of CLEC or the CLEC’s Guest at CLEC’s expense and with no liability for damage or injury to CLEC’s property.

84.7.	Should Sprint under any section of this Agreement remove any of CLEC’s equipment from its collocation space, Sprint will deliver to CLEC any equipment removed by Sprint only upon payment by CLEC of the cost of removal, storage and delivery, and all other amounts due Sprint under this Agreement. Sprint is hereby given lien, subordinate only to any purchase money or financing lien in connection with the construction, reconstruction or extension CLEC’s equipment located in Sprint’s premises or removed therefrom, with power of public or private sale, to cover any amounts due Sprint under the provisions of this Agreement. Such lien shall not operate to prevent Sprint or joint users from pursuing, at their option, any other remedy in law, equity or otherwise, including any other remedy provided in this Agreement.

84.8.	Surrender of Keys. CLEC shall surrender all keys, access cards and Sprint-provided photo identification cards to the Collocation Space and the Building to Sprint, and shall make known to Sprint the combination of all combination locks remaining on the Collocation Space.

84.9.	If it becomes necessary in Sprint’s reasonable judgment, and there are no other reasonable alternatives available, Sprint shall have the right, for good cause shown, and upon 30 days prior notice, to reclaim the Collocation Space or any portion thereof, any Inner Duct, Outside Cable Duct, Cable Vault space or other Sprint-provided facility in order to fulfill its common carrier obligations, any order or rule of the state commission or the FCC, or Sprint’s tariffs to provide telecommunications services to its end user customers. In such cases, Sprint will reimburse CLEC for reasonable direct costs and expenses in connection with such reclamation.

84.10.

If it becomes necessary in Sprint’s reasonable judgment, and there are no other reasonable alternatives, to require CLEC to move to equivalent space in the Building upon receipt of sixty (60) days written notice from Sprint, in which event, Sprint shall pay all moving costs, and the License Fee provided for herein shall remain the same.

85.	SCOPE OF AGREEMENT.

85.1.	Sprint will provide Collocation to CLEC in accordance with this Agreement for the purposes of Interconnection to Sprint pursuant to the Act (including 47 U.S.C. § 251(c)(2)) and for obtaining access to Sprint’s UNEs pursuant to the Act (including 47 U.S.C. §25l(c)(3)). Collocation shall be provided on a nondiscriminatory basis, on a “first-come, first-served” basis, and otherwise in accordance with the requirements of the Act (including 47 U.S.C. § 25l(c)(6)).

85.2.	Prices and fees for collocation and other services under this Agreement are contained in the price list attached hereto. In the event Sprint files tariffs for pricing of collocation and other services covered by this agreement, such pricing in the tariffs will control over those in this Agreement as of the date the tariff becomes effective. The terms and conditions of this Agreement will control over any terms and conditions in the tariff.

85.3.	This Agreement states the general terms and conditions upon which Sprint will grant to CLEC a non-exclusive license to gain access to and occupy the Collocation Space, and other associated facilities as may be necessary, for the sole and exclusive purpose of providing telecommunications service as specifically identified on a completed, numbered and dated Site Collocation License executed by both Parties (which Site Collocation License shall be in substantially the form attached as Attachment A). Such service will be provided by installing, maintaining and operating CLEC’s equipment, which will interconnect with telecommunications services and facilities provided by Sprint or others in accordance with this Agreement.

86.	CHANGE IN LAW

86.1.	The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the texts of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date (“Applicable Rules”). In the event of any amendment of the Act, any effective legislative action or any effective regulatory or judicial order, rule, regulation, arbitration award, dispute resolution procedures under this Agreement or other legal action purporting to apply the provisions of the Act to the Parties or in which the court, FCC or the Commission makes a generic determination that is generally applicable which revises, modifies or reverses the Applicable Rules (individually and collectively, “Amended Rules”), either Party may, by providing written notice to the other Party, require that the affected provisions of this Agreement be renegotiated in good faith and this Agreement shall be amended accordingly to reflect the pricing, terms and conditions of each such Amended Rules relating to any of the provisions in this Agreement.

86.2.	Notwithstanding any other provision of this Agreement to the contrary, this section shall control. Any rates, terms or conditions thus developed or modified shall be substituted in place of those previously in effect and shall be deemed to have been effective under this Agreement as of the effective date established by the Amended Rules, whether such action was commenced before or after the Effective Date of this Agreement. Should the Parties be unable to reach agreement with respect to the applicability of such order or the resulting appropriate modifications to this Agreement, either party may invoke the Dispute Resolution provisions of this Agreement, it being the intent of the parties that this Agreement shall be brought into conformity with the then current obligations under the Act as determined by the amended rules.

87.	COLLOCATION OPTIONS.

87.1.	Cageless. Sprint will offer Collocation Space to allow CLEC to collocate its equipment and facilities, and without requiring the construction of a cage or similar structure. Sprint will allow CLEC to have access to its equipment and facilities 24 hours a day, 7 days a week without need for a security escort provided that CLEC has met Sprint’s safety and security requirements. Sprint may require CLEC to use a central entrance to the Sprint Central Office. Sprint shall make cageless collocation available in single bay increments, including space adjacent or next to Sprint’s equipment. Except where CLEC’s equipment requires special technical considerations (e.g., special cable racking, isolated ground plane), Sprint will assign cageless Collocation Space in conventional equipment rack lineups where feasible. For equipment requiring special technical considerations, CLEC must provide the equipment layout, including spatial dimensions for such equipment pursuant to generic requirements contained in Telcordia GR-63-Core and shall be responsible for constructing all special technical requirements associated with such equipment pursuant to this Agreement.

87.2.	Caged. Sprint will authorize the enclosure of CLEC’s equipment and facilities at CLEC’s option. Sprint will provide guidelines and specifications upon request. Based on CLEC’s request, space and cage enclosures in amounts as small as that sufficient to house and maintain a single rack or bay or equipment will be made available. At CLEC’s option, Sprint will permit CLEC to arrange with a third party vendor to construct a Collocation Arrangement enclosure at CLEC’s sole expense. If CLEC is the first CLEC in a Sprint Premises, CLEC will not be responsible for the entire cost of site preparation and security. CLEC’s third party vendor will be responsible for filing and receiving any and all necessary permits and/or licenses for such construction. The third party vendor shall bill CLEC directly for all work performed for CLEC and Sprint will have no liability for nor responsibility to pay such charges imposed by the third party vendor. CLEC must provide the local Sprint building contact with one Access key used to enter the locked enclosure. Except in case of emergency, Sprint will not access CLEC’s locked enclosure prior to notifying CLEC and obtaining authorization.

87.2.1.	Sprint has the right to review CLEC’s plans and specifications prior to allowing construction to start. Sprint will complete its review within fifteen (15) calendar days. Sprint has the right to inspect the enclosure after construction to make sure it is constructed according to the submitted plans and specifications. Sprint can require CLEC to remove or correct, at its cost, any structure that does not meet these plans.

87.3.	Shared (Subleased) Caged Collocation. CLEC may allow other telecommunications carriers to share its caged collocation arrangement pursuant to terms and conditions agreed to by CLEC (“Host”) and other telecommunications carriers (“Guests”). CLEC will notify Sprint in writing upon execution of any agreement between the Host and its Guest within twelve (12) calendar days of its execution. Further, such notice shall include the name of the Guest(s) and their term of agreement, and shall contain a certification by CLEC that said agreement imposes upon the Guest(s) the same terms and conditions (excluding rates) for collocation space as set forth in this Agreement.

87.3.1.	As Host, CLEC will be the sole interface and responsible party to Sprint for the purpose of submitting applications for initial and additional equipment placements of Guest (to the extent required under other sections of the Standard Offer); for assessment and payment of rates and charges applicable to the Collocations space; and for the purposes of ensuring that the safety and security requirements of this Agreement are fully complied with by the Guest, its employees and agents. In making shared cage arrangements, Sprint will not increase the cost of site preparation or nonrecurring charges above the cost of provisioning such a cage of similar dimensions and material to a CLEC.

87.3.2.	Sprint will not place unreasonable restrictions on CLEC’s use of a cage, and as such will allow CLEC to contract with other CLECs to share the cage in a sublease type arrangement. If two (2) or more CLECs have interconnection agreements with Sprint utilize a shared collocation cage, Sprint will permit each CLEC to order UNEs and provision service from the shared collocation space, regardless of which CLEC was the original collocator.

87.3.3.	If Host terminates a Collocation Arrangement, Host will provide Guest 30 days notice. Guest will assume all obligations and rights of Host as to that Collocation Arrangement if Guest remains in the Collocation Space, including payment of all charges.

87.4.	Adjacent Collocation. Sprint will provide adjacent collocation arrangements (“Adjacent Arrangement”) where space within the Premises is legitimately exhausted, subject to technical feasibility. Both Parties will mutually agree on the location of the designated space on the Sprint property where the adjacent structure (such as a CEV or similar structure) will be placed. If a mutual agreement cannot be reached, Sprint will decide the location. Unless prohibited by zoning or other state and local regulations, Sprint will not withhold agreement as to the site desired by CLEC, subject only to reasonable safety and maintenance requirements.

87.4.1.	CLEC will provide a concrete pad, the structure housing the arrangement HVAC, lighting, and all facilities that connect the structure (i.e. racking, conduits, etc.) to the Sprint point of interconnection. Should CLEC elect such an option, CLEC must arrange with a third party vendor to construct an Adjacent Arrangement structure in accordance with this Agreement.

87.4.2.	Sprint maintains the right to review CLEC’s plans and specifications prior to construction of an Adjacent Arrangement(s). Sprint will complete its review within thirty (30) calendar days of receipt of the Bona Fide Firm Order (BFFO). Except that such time period may be extended if any delay is due to the actions of CLEC. Sprint may inspect the Adjacent Arrangement(s) following construction and prior to commencement to ensure the design and construction comply with submitted plans. Sprint may require CLEC to correct any deviations from approved plans found during such inspection(s).

87.4.3.	Sprint will provide AC power, as requested, subject to being technically feasible. At its option, CLEC may choose to provide its own AC power to the adjacent structure as long as the AC power source is from the same provider as Sprint’s.

87.4.4.	Subject to CLEC being on the waiting list, in the event that space in a Sprint Premises becomes available, Sprint will provide the option to the CLEC to relocate its equipment from an Adjacent Facility into the Sprint Premises. In the event CLEC chooses to relocate its equipment, appropriate charges applicable for collocation within the Sprint Premises will apply.

87.5.	Contiguous Space. To the extent possible, Sprint will provide CLEC with contiguous space for any subsequent request for physical collocation space, but makes no assurances that contiguous space will be available.

87.6.	Virtual Collocation. Sprint will provide virtual collocation, subject to being technically feasible, if physical collocation is not practical for technical reasons or because of space limitations and in accordance with the Act (including 47 U.S.C. § 25l(c)(6) and 47 C.F.R. § 51.323).

87.6.1.	CLEC may from time to time, lease to Sprint, at no cost to Sprint, equipment that meet applicable FCC requirements and in accordance with this Agreement, for the sole purpose of having Sprint install and maintain the equipment in accordance with terms and conditions mutually agreed upon by the Parties.

87.6.2.	Virtually collocated equipment shall be purchased by CLEC. Sprint does not assume any responsibility for the design, engineering, testing or performance for the end-to-end connection of CLEC’s equipment, arrangement or facilities.

87.6.3.	Sprint will, at a minimum, install, maintain, and repair CLEC’s collocated equipment within the same time periods and with failure rates that are no greater than those that apply to the performance of similar functions for comparable equipment of Sprint, Sprint’s affiliates or third parties. The following services are not covered by this Agreement: 1) services to resolve software or hardware problems resulting from products provided by parties other than Sprint or causes beyond the control of Sprint; 2) service of attached, related, collateral or ancillary equipment or software not covered by this section; 3) repairing damage caused to CLEC’s collocated equipment by persons other than Sprint, or its authorized contractors, or 4) repairing damage to other property or equipment caused by operation of CLEC’s collocated equipment and not caused by the sole negligence of Sprint.

87.6.4.	CLEC warrants that Sprint shall have quiet enjoyment of the equipment. Sprint will be entitled to the benefit of any applicable manufacturer’s warranties and indemnities and, to the extent assignable, such warranties and indemnities are hereby assigned by CLEC for the benefit of Sprint and CLEC shall take all reasonable action to enforce such warranties and indemnities where available to Sprint. CLEC shall execute, upon presentation, such documents and instruments as may be required to allow Sprint manufacturer’s warranty coverage for any equipment. CLEC warrants that it has full authority to lease the equipment under the terms and conditions set forth herein and that there are no restrictions, legal or otherwise, which would preclude it from so doing.

87.6.4.1.	In the event Sprint’s right to quiet enjoyment is breached, either by CLEC’s failure to make or cause to be made payment to the equipment manufacturer of the full purchase price for the equipment when such payment becomes due, or otherwise, Sprint may give written notice to CLEC and all of Sprint’s obligations relating to the affected equipment shall terminate immediately.

87.6.5.	Sprint’s preparation, if any, of the Premises (e.g., Power, environmental, etc.) for the Virtual Collocation equipment will be charged to CLEC at rates agreed on by the Parties or as filed in a tariff and approved by the Commission.

87.7.	A “Splitter” is a device that divides the data and voice signals concurrently moving across the loop, directing the voice traffic through copper tie cables to the switch and the data traffic through another pair of copper tie cables to multiplexing equipment for delivery to the packet-switched network. The Splitter may be directly integrated into the DSLAM equipment or may be externally mounted.

87.7.1.	Splitters

87.7.1.1.	Option One. In providing access to the High Frequency Spectrum Network Element, CLEC may purchase, install and maintain the splitter in their caged or cageless collocation space. There are two wiring configurations associated with the DSLAMS: (1) the DSLAM is direct wired to the POTS Splitter and (2) the DSLAM is direct wired to the MDF. All wiring connectivity from CLEC’s Splitter(s) (Sprint analog voice input to the splitter and combined analog voice/data output from the splitter) will be cabled out to the Sprint distribution frame for cross connection with jumpers. Sprint will provide and, if requested, install the cabling from CLEC’s Collocation Space to Sprint’s distribution frame and be reimbursed, as applicable, per the normal collocation process, except that no charges shall apply for any reassignment of carrier facilities (“CFA”) or reduction of existing facilities. CLEC will make all cable connections to their equipment.

87.7.1.2.	Option Two - Lease

87.7.1.2.1.	CLEC may from time to time, lease to Sprint, at no cost to Sprint, rack mounted POTS splitters that meet applicable FCC requirements, such as the requirements for POTS splitters contained in Annex E in the ADSL standard, T1.413-1998 “Network and Customer Interfaces - Asymmetric Digital Subscriber Line (ADSL) Metallic Interface”, and subsequent revisions (the “Splitters”) for the sole purpose of having Sprint install the Splitter(s), replace Splitter(s), and replace the Splitter cards in Sprint’s Central Offices.

87.7.2.	Application and Provisioning

87.7.2.1	For each Splitter that CLEC desires to place in a Sprint Central Office in which CLEC is already collocated, CLEC will submit to Sprint an Application. If CLEC is not yet collocated, CLEC will request Splitter provisioning at the time of application for collocation.

87.7.2.2.	Sprint will complete the installation within 60 calendar days following Firm Order Commitment and Sprint’s receipt of the Splitter(s). Sprint will provide CLEC with a deployment schedule for completing installation of the Splitters if the installation will be completed in less than 60 days.

87.7.2.3.	CLEC agrees to pay the actual costs of the engineering work within 30 days of receipt of Sprint’s invoice. CLEC will also pay the full costs of transportation of the Splitters to the applicable Sprint Central Office.

87.7.2.4.	The Parties agree that each Splitter provided by CLEC to Sprint under a License shall constitute a lease of such Splitter by CLEC to Sprint, at no cost, for the term of the License.

87.7.3.	Installation

87.7.3.1.	Sprint agrees to place the Splitters in the applicable Central Offices in an appropriate location chosen by Sprint. Sprint will use reasonable efforts to install the Splitter in a relay rack or bay as close to the main distribution frame as is reasonably practicable. Unless otherwise agreed upon in writing between the Parties, rack space will be allocated on a shelf by shelf basis.

87.7.3.2.	All wiring connectivity from CLEC’s splitter (Sprint analog voice input to the splitter and combined analog voice/data output from the Splitter) will be cabled out to the Sprint main distribution frame for cross connection with jumpers if practicable.

87.7.3.3.	Sprint will provide and install the cabling from the Splitter(s) to Sprint’s main distribution frame and from the Splitter(s) to CLEC’s Collocation Space at pricing set forth in this Agreement, except that no charges shall apply for any reassignment of carrier facilities or reduction of existing facilities.

87.7.4.	Cards

87.7.4.1.	CLEC is responsible for ordering and providing to Sprint splitter cards as necessary to effectively operate the Splitter.

Sprint will install such cards per CLEC’s instructions. CLEC will provide one empty card for every shelf to be used for repair and maintenance until such time as the card must be used to fill the shelf to capacity. CLEC is responsible for Splitter assignments and monitoring for exhaust based on block and pin assignments.

87.7.4.2.	Card and Splitter Replacement

87.7.4.2.1.	During the term of each License that includes Splitters, Sprint agrees to replace the Splitter cards if requested to do so by CLEC. Sprint and CLEC shall take efforts to minimize possible service disruptions, including, but not limited to, replacing Splitter cards during maintenance windows. Sprint will not use the Splitters for any purposes other than that for which they were designed. Sprint may perform these obligations through Sprint’s employees or any qualified company.

87.7.4.2.2.	CLEC will provide replacement cards and replacement Splitters as required. Replacement Splitters will be either new or of like-new quality. Upon CLEC’s written request, Sprint will return the replaced Splitter(s) to CLEC. CLEC agrees to pay the full costs of transportation of replacement Splitters to and from Sprint’s central office.

87.7.4.2.3.	The following services are not covered by this Agreement: 1) services to resolve software or hardware problems resulting from products provided by parties other than Sprint or causes beyond the control of Sprint; 2) service of attached, related, collateral or ancillary equipment or software not covered by this Agreement; 3) repairing damage caused to the Splitter by persons other than Sprint, or its authorized contractors, or 4) repairing damage to other property or equipment caused by operation of the Splitter and not caused by the sole negligence of Sprint.

87.7.5.	Co-operative Testing and Inspection

87.7.5.1.	CLEC agrees that operation of the Splitters will not commence before CLEC provides a device to Sprint, which will allow Sprint to test when it installs the Splitters and cabling.

87.7.5.2.	Sprint agrees to allow CLEC to have reasonable, escorted access to the Splitters and the termination points for cooperative testing and inspection upon the request of either party, at a time mutually agreeable to both parties and in accordance with Sprint’s Co-operative Testing Policy. The requesting party agrees to pay the other party’s actual costs calculated on a time and material basis.

87.7.5.3.	When the CLEC is provided test access to the splitter and its termination points, CLEC will at all times permit only those of its employees, contractors, or agents to make such testing who are properly certified as qualified under reasonable terms and conditions determined by Sprint within its sole discretion, and under such contract arrangements reasonably required by Sprint of CLEC.

87.7.6.	Payment

87.7.6.1.	Sprint shall perform replacement of the cards and the Splitters on a time and materials basis as needed. CLEC will make Payment according to the License for maintenance services within 30 days of receipt by CLEC of Sprint’s invoice.

87.7.6.2.	Prices for all other services associated with the Splitters, including rack or bay space, are reflected in the price list or applicable tariff.

87.7.7.	Return of Splitters

87.7.7.1.	Upon termination of any License that includes Splitters (by expiration or otherwise) Sprint will insure that the Splitter is in as good operating order, repair, condition and appearance as when received, less normal wear and tear, and excepting physical damage, loss, destruction, theft or governmental taking in which case the provisions of Section 10 shall apply. CLEC agrees to provide Sprint via pre-paid delivery with a medium for packaging and transportation of such Splitter. CLEC absolves Sprint of any damage, which may occur as a result of Splitter transportation to CLEC.

87.7.8.	Labeling

87.7.8.1.	Sprint agrees that, upon the request of CLEC, it shall cause the Splitters to be plainly, permanently, and conspicuously marked,

by metal tag or plate supplied by CLEC to be affixed thereto, indicating CLEC’s ownership of the Splitters. Sprint will not remove, destroy or obliterate any such marking. Sprint agrees to keep all Splitters free from any marking or labeling which might be interpreted as a claim of ownership thereof by Sprint or any party other than the CLEC.

87.7.9.	Loss and Damage

87.7.9.1.	CLEC shall bear the risk of loss or damage to the Splitter, except that occasioned by Sprint’s willful acts or gross negligence, with respect to any damage, destruction, loss, theft or governmental taking of any Splitter.

87.7.10.	Warranty

87.7.10.1.	CLEC warrants to Sprint that, so long as no event of default has occurred and is continuing under this Amendment, neither CLEC nor any assignee of CLEC will disturb Sprint’s quiet and peaceful possession of the Splitters and Sprint’s unrestricted use thereof for its intended purposes and CLEC warrants that Sprint shall have quiet enjoyment of the Splitters. Sprint will be entitled to the benefit of any applicable manufacturer’s warranties and indemnities and, to the extent assignable, such warranties and indemnities are hereby assigned by CLEC for the benefit of Sprint and CLEC shall take all reasonable action to enforce such warranties and indemnities where available to Sprint. CLEC shall execute, upon presentation, such documents and instruments as may be required to allow Sprint manufacturer’s warranty coverage for any Splitter. CLEC warrants that it has full authority to lease the Splitters under the terms and conditions set forth herein and that there are no restrictions, legal or otherwise, which would preclude it from so doing.

87.7.11.	Payment to Manufacturer

87.7.11.1.	In the event Sprint’s right to quiet enjoyment is breached, either by CLEC’s failure to make or cause to be made payment to the Splitter manufacturer of the full purchase price for the Splitter when such payment becomes due, or otherwise, Sprint may give written notice to CLEC and all of Sprint’s obligations relating to the affected Splitters shall terminate immediately.

87.7.12.	Forecast

87.7.12.1.	CLEC will provide monthly forecast information to Sprint updated quarterly on a rolling twelve-month basis for requests for Voice Grade Loops (including Subloops), Non-Voice

Grade Loops (including Subloops), and HFS UNEs. An initial forecast meeting should be held soon after the first implementation meeting. A forecast should be provided at or prior to the first implementation meeting. The forecasts shall project the gain/loss of shared lines on a monthly basis by Sprint wire center and shall include a description of any major network projects planned by CLEC that will affect the demand. Forecast information shall be subject to the confidentiality provisions of this Agreement. Forecast information will be used solely for network planning and operations planning and shall not be disclosed within Sprint except as required for such purposes. Under no circumstances shall CLEC’s specific forecast information be disclosed to Sprint’s retail organization (excluding solely those operational personnel engaged in network and operations planning), product planning, sales or marketing.

87.7.12.2.	Upon request of either Party, the Parties shall meet to review their forecasts going forward if forecasts vary significantly from actual results.

87.7.12.3.	Each Party shall provide a specified point of contact for planning purposes.

87.7.13.	Indemnification

87.7.13.1.	Each Party, whether a CLEC or Sprint, agrees that should it cause any non-standard DSL technologies to be deployed or used in connection with or on Sprint facilities, that Party will pay all costs associated with any damage, service interruption or other telecommunications service degradation, or damage to the other Party’s facilities.

87.7.13.2.

For any technology, CLEC represents that its use of any Sprint network element, or of its own equipment or facilities in conjunction with any Sprint network element, will not materially interfere with or impair service over any facilities of Sprint, its affiliated companies or connecting and concurring carriers, cause damage to Sprint’s plant, impair the privacy of any communications carried over Sprint’s facilities or create hazards to employees or the public. Upon reasonable written notice and after a reasonable opportunity to cure, Sprint may discontinue or refuse service if CLEC violates this provision, provided that such termination of service will be limited to CLEC’s use of the element(s) causing the violation. Sprint will not disconnect the elements causing the violation if, after receipt of written notice and opportunity to cure, CLEC demonstrates that their use of the network element is not the cause of the network harm.

88.	DEMARCATION POINT.

88.1.	Sprint will designate the point of demarcation, unless otherwise mutually agreed to by the Parties, in or adjacent to its Collocation Space. At CLEC’s request, Sprint will identify the location(s) of other possible demarcation points available to CLEC, and CLEC will designate from these location(s) the point(s) of demarcation between its collocated equipment and Sprint’s equipment. Sprint will use its best efforts to identify the closest demarcation point to CLEC’s equipment that is available.

88.2.	Each Party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. For 2-wire and 4-wire connections to Sprint’s network, Sprint may offer, as an option to CLEC, a demarcation point that is a common block on Sprint designated conventional distributing frame. CLEC will be responsible for providing, and CLEC’s third party vendor shall be responsible for installing and properly labeling/stenciling, the common block, and necessary cabling. CLEC or its agent must perform all required maintenance to equipment/facilities on its side of the demarcation point, following, and may self-provision cross-connects that may be required within the Collocation Space to activate service requests.

88.3.	At CLEC’s option and expense, a point of termination (POT) bay, frame or digital cross-connect may be placed in or adjacent to the Collocation Space that may, at CLEC’s option, serve as the demarcation point. If CLEC elects not to provide a POT frame, Sprint will agree to handoff the interconnection cables to CLEC at its equipment, at CLEC’s designated demarcation point. When CLEC elects to install its own POT frame/cabinet, Sprint must still provide and install the required DC power panel.

89.	APPLICATION PROCESS.

89.1.	Upon CLEC’s selection of a Premises in which it desires to collocate its Equipment, Sprint will provide a then current collocation application form (the “Application”) to CLEC. CLEC will submit an Application when initially requesting Collocation Space, or modifying the use of the Collocation Space in a manner that exceeds its forecasted space and power requirements. The Application shall contain a detailed description and schematic drawing of the equipment to be placed in CLEC’s Collocation Space(s), an estimate of the amount of square footage required (or, in the case of Cageless Collocation, bay-space), as well as the associated power requirements, floor loading, and heat release of each piece.

89.1.1.

CLEC will complete the Application, and return it, along with the appropriate Application Fee, to Sprint. The Application shall include complete details of the collocation and interconnection requested, including, but not limited to, specific floor space, power, and environmental conditioning requirements. Sprint will not process an Application until both the Application and the applicable Application fee are received.

89.1.2.	Application Augment Fee. In the event CLEC desires to modify or decommission the use of the Collocation Space in a manner that requires additional engineering or preparation work by Sprint, CLEC will complete a subsequent Application detailing all information regarding the modification to the Collocation Space together with payment of the appropriate Application Augment Fee. Such modifications to the Premises may include but are not limited to, floor loading changes, changes necessary to meet HVAC requirements, changes to power plant requirements, and equipment additions.

89.1.3.	No Subsequent Fee. Where CLEC modifies the use of the Collocation Space or adds equipment that requires no additional engineering or preparation work on the part of Sprint, Sprint will not impose additional charges or additional intervals that would delay CLEC’s operation. CLEC will notify Sprint of the modifications or additional equipment prior to installation.

89.1.4.	If Collocation Space is unavailable or CLEC withdraws its request, the Application fee, less the costs incurred by Sprint (e.g. engineering record search and administrative activities required to process the Application) will be refunded.

89.2.	Multiple Methods. If CLEC wishes Sprint to consider multiple methods for collocation on a single Application, CLEC will need to include in each Application a prioritized list of its preferred methods of collocating, e.g., caged, shared, or other, as well as adequate information, (e.g., specific layout requirements, cage size, number of bays, requirements relative to adjacent bays, etc.) for Sprint to process the Application for each of the preferred methods. If CLEC provides adequate information and its preferences with its Application, Sprint may not require an additional Application, nor would CLEC be required to restart the quotation interval should its first choice not be available in a requested Premises. Sprint will not select for CLEC the type of collocation to be ordered.

89.3.	Within ten days after receiving CLEC’s Application for Physical Collocation, Sprint must inform CLEC whether the Application meets each of Sprint’s established collocation standards. Should CLEC submit a revised Application curing any deficiencies in an Application for Physical Collocation within ten days after being informed of them, CLEC shall retain its original position within any collocation queue that Sprint maintains. If Sprint informs CLEC that there is a deficiency in an Application, Sprint must provide sufficient detail so that CLEC has a reasonable opportunity to cure each deficiency.

89.4.	In order to increase the amount of space available for collocation, Sprint will, upon request, remove obsolete unused equipment, from its Premises to increase the amount of space available for collocation.

89.5.	Revisions. All revisions to an initial request for a Physical Collocation Arrangement submitted by CLEC must be in writing. A new interval for the Physical Collocation Arrangement will be established which shall not exceed two months beyond the originally established date. CLEC will be required to pay any applicable application fees.

89.6.	Price Quote. Sprint will provide a price quote within fourteen (14) calendar days of providing the response to the request for space availability for one (1) to five (5) applications, and within twenty (20) calendar days for six (6) or more applications. The quotation will include the applicable nonrecurring and recurring rates, and (where applicable) the estimated construction or provisioning interval no later than those specified above.

89.7.	CLEC has sixty-five (65) calendar days from receipt of the quotation to accept the quotation in writing. The quotation expires after sixty-five (65) calendar days. After sixty-five (65) calendar days, a new Application and Application fee are required. Collocation Space is not reserved until the quotation is accepted. Sprint need not meet the deadlines for provisioning Physical Collocation if, after receipt of any price quotation provided by Sprint, CLEC does not notify Sprint that physical collocation should proceed.

89.8.	Bona Fide Firm Order (BFFO). For physical, both caged and cageless, and virtual collocations, CLEC will indicate its intent to proceed with equipment installation in a Sprint Premises by accepting the price quote, which constitutes a BFFO. The BFFO must be received by Sprint no later than sixty-five (65) calendar days after Sprint’s provisioning of the price quote in response to CLEC’s Application. If CLEC makes changes to its application in light of Sprint’s written Application Response, Sprint may be required to re-evaluate and respond to the change(s). In this event, CLEC’s Application will be treated as a Revision.

89.9.	Space preparation for the Collocation Space will not begin until Sprint receives the Bona Fide Firm Order and all applicable fees, including all non-recurring charges.

90.	APPLICATION RESPONSE.

90.1.	Application Intervals. Sprint shall provide confirmation of space availability for one (1) to five (5) applications submitted within ten (10) calendar days from the receipt of a completed application and application fee. For six (6) to twenty (20) applications, Sprint shall provide confirmation of space availability within twenty-five (25) calendar days from the receipt of a completed application and application fee. Should CLEC submit twenty-one (21) or more application request within five (5) business days, confirmation of space availability will be increased by five (5) calendar days for every five (5) additional reports requested or fraction thereof. In addition to response time for confirmation of space availability, and additional twenty (20) calendar days will be required for estimated price.

90.1.1.	Sprint will notify CLEC in writing as to whether its request for Collocation Space has been granted or denied due to lack of space The notification will also include a possible future space relief date, if applicable.

90.1.2.	In its notification, Sprint will also inform CLEC if the space available for the requested Premises will be Active or Inactive Collocation Space. If CLEC’s space is placed in Inactive Space, then the notification shall also include rationale for placing the requested space in such category, including all power and other factors used in making the determination.

90.2.	Denial of Application. After notifying the CLEC that Sprint has no available space in the requested Central Office (“Denial of Application”), Sprint will allow the CLEC, upon request, to tour the entire Central Office within ten (10) calendar days of such Denial of Application. In order to schedule said tour within ten (10) calendar days, the request for a tour of the Central Office must be received by Sprint within five (5) calendar days of the Denial of Application.

90.2.1.	If CLEC contests Sprint’s notice that there is not sufficient space in the Central Office, the parties agree to seek expedited resolution of the dispute at the Commission pursuant to Section 251(c)(6) of the Act. If the Commission determines that space is not available, Sprint will not be required to conduct a review of floor space availability in the same central office more frequently than once every six months.

90.2.1.1.	At the same time that Sprint notifies CLEC of a denial of space, Sprint will file a copy of the letter with the Commission that contains the information required by Applicable Rules, subject to proprietary protections.

90.2.2.	On a first come, first serve basis, Sprint will maintain a waiting list of requesting carriers who have either received a Denial of Application or, where it is publicly known that the Premises is out of space, have submitted a Letter of Intent to collocate.

90.2.3.	Sprint will simultaneously notify the telecommunications carriers on the waiting list when space becomes available within ten (10) calendar days if there is enough space to accommodate additional collocation. Subsequent to the granting of a Petition for Waiver, if CLEC has been denied space at a Sprint Premises and challenges Sprint on space availability at said Premises, CLEC will be given priority for space assignment if, as a result of the challenge, space is found to be available. CLEC will reaffirm its collocation request within thirty (30) calendar days of such notification; otherwise, it will be dropped to the bottom of the list. Upon request, Sprint will advise CLEC as to its position on the list.

90.2.4.	If CLEC’s Application for Physical Collocation is denied due to lack of space, Sprint will place CLEC on the waiting list for collocation in particular Premises according to the date CLEC submitted its Application and not the date of denial for lack of space.

90.2.5.	Sprint will maintain on its website a notification document that will indicate all Premises that are without available space. Sprint will update such document within ten (10) calendar days of the date at which a Premises runs out of physical collocation space.

91.	CONSTRUCTION.

91.1.	Sprint shall permit CLEC or its designated subcontractor to perform the construction of physical collocation space, provided however, that any such CLEC subcontractor shall be subject to Sprint’s security standards. Sprint reserves the right to reject any CLEC subcontractor upon the same criteria that Sprint would use on its own subcontractors. CLEC will notify Sprint in writing when construction of physical collocation space is complete. Sprint will commence billing (1) upon notice of completion; (2) 90 business days from CLEC’s acceptance of the price quote; or (3) upon commencement of operations, whichever is earliest.

91.2.	Sprint Inspection. Sprint shall have the right to inspect CLEC’s completed installation of equipment and facilities prior to CLEC turning up such equipment and facilities. CLEC shall provide written notification to Sprint when CLEC has completed its installation of equipment and facilities in the Collocation space, and Sprint shall, within five (5) Business Days of receipt of such notice, either (i) inspect such Collocation space or (ii) notify CLEC that Sprint is not exercising its right to inspect such Collocation space at that time and that CLEC may turn up its equipment and facilities. Failure of Sprint to either inspect the Collocation space or notify CLEC of its election not to inspect such space within the foregoing five (5) Business Day period shall be deemed an election by Sprint not to inspect such Collocation space. CLEC shall have the right to be present at such inspection, and if CLEC is found to be in non-compliance with the terms and conditions of this Agreement that relate to the installation and use of CLEC’s Collocated equipment and facilities, CLEC shall modify its installation to achieve compliance prior to turning up its equipment and facilities.

91.3.	To the extent Sprint performs the construction of the Physical Collocation Arrangement, Sprint shall construct the Collocated Space in compliance with mutually agreed collocation request. Any deviation to CLEC’s order must thereafter be approved by CLEC. The Parties acknowledge that CLEC approved deviations may require additional construction time and may incur additional CLEC expenses. CLEC shall pay the incremental cost incurred by Sprint as the result of Revision applicable to construction of any Collocation Space. CLEC will pay all nonrecurring charges set forth on the price quote, prior to Sprint commencing construction of the collocation space.

91.4.	Extraordinary Construction Costs. CLEC will be responsible for all extraordinary costs, as determined in accordance with the Act, incurred by Sprint to prepare the Collocation space for the installation of CLEC’s equipment and for extraordinary costs to maintain the Collocation space for CLEC’s equipment on a going-forward basis. Extraordinary costs may include costs for such items as asbestos removal, fire suppression system or containment, modifications or expansion of cable entry facility, increasing the DC power system infrastructure capacity, increasing the capacity of the standby AC system (if available) or the existing commercial power facility, conversion of non-Collocation space, compliance with federal and state requirements, or other modifications required by local ordinances. Sprint will charge for these extraordinary costs on a time-sensitive or time-and-materials basis and will allocate the costs fairly among itself, CLEC and other collocators. An estimate of such costs, as determined in accordance with the Act, will be provided to CLEC prior to commencing such work. Extraordinary costs will only be billed to CLEC if such costs have been authorized by CLEC. Sprint must advise CLEC if extraordinary costs will be incurred.

91.5.	Permits. Each Party or its agents will diligently pursue filing for the permits required for the scope of work to be performed by that Party or its agents.

91.6.	Acceptance Walk Through. Sprint will notify CLEC when construction of a Collocation Space is complete. The Parties will complete an acceptance walk through of each provisioned Collocation Space. Sprint will commence to correct any deviations to CLEC’s original or jointly amended requirements within five (5) calendar days after the walk through. If CLEC does not conduct an acceptance walk through within 15 days of the notification that the Collocation Space construction is complete, CLEC will be deemed to have accepted the Collocation Space and billing will commence.

91.7.	If, at anytime, CLEC cancels its order for Physical Collocation, Caged, Shared Cage, or Adjacent Space Collocation, or Virtual Collocation, CLEC will reimburse Sprint for any actual expenses incurred and not already paid, which may include incidental equipment costs, material ordered, provided or used; labor; transportation, DS0, DSI and DS3 cable and all other associated costs. Sprint shall provide CLEC with a detailed listing showing the costs incurred plus monthly recurring costs for six months or the number of months remaining in the contract term whichever is less.

92.	SPACE RESERVATION.

92.1.	CLEC may reserve Collocation space for its future use in Sprint’s Premises. Sprint shall notify CLEC in writing if another Telecommunications Carrier requests Collocation space that is reserved by CLEC. CLEC shall, within five (5) Business Days of receipt of such notice, provide Sprint either (i) written notice that CLEC relinquishes such space or (ii) enforce its reservation of space. Failure of CLEC to respond to Sprint within the foregoing five (5) Business Day period shall be deemed an election by CLEC to relinquish such space.

92.2.	The parties may reserve floor space for their own specific uses for the remainder of the current year, plus twelve (12) months. Neither Sprint, nor any of its affiliates, will reserve space for future use on terms more favorable than those that apply to other telecommunications carriers seeking to reserve collocation space for their own future use. Upon request, Sprint will provide justification for denying a request to reserve space to CLEC based on a demand and facility forecast. CLEC will pay the cost of preparing the justification. Sprint will not exclusively and unilaterally reserve active space that is supported by existing telecommunications infrastructure space. Sprint will disclose to CLEC the space it reserves for its own future growth and for its interLATA, advanced services, and other affiliates.

93.	PROVISIONING INTERVALS.

93.1.	Caged Provisioning Intervals: Sprint will complete construction, including power, for collocation arrangements in Active Collocation Space within a maximum of 105 calendar days from receipt of a complete and accurate Bona Fide Firm Order. When Active Collocation Space has been exhausted, Sprint will complete construction of all other caged collocation spaces (i.e., caged, shared cage and adjacent space collocation) within 126 calendar days. If Sprint is unable to complete construction as provided herein, the parties may agree to a mutually acceptable interval or Sprint may petition the Commission for waiver.

93.2.	Cageless Provisioning Intervals: Sprint will complete construction of Active Collocation Space requests for cageless collocation in 60 calendar days from the receipt of CLEC’s Bona Fide Firm order where the CLEC is installing all of its own bays. Sprint will complete construction of Active Collocation Space requests for cageless collocation in 60 calendar days from the receipt of CLEC’s Bona Fide Firm order where Sprint will be installing all or some of the bays. Sprint will complete construction of cageless collocation in Premises such as CEVs, Huts and Vaults in 105 calendar days from the receipt of CLEC’s Bona Fide Firm order where Sprint will be installing all or some of the bays.

93.3.	Virtual Provisioning Intervals: Sprint will complete construction of virtual collocation arrangements in 60 calendar days from the receipt of the CLEC’s Bona Fide Firm Order.

94.	EQUIPMENT.

94.1.	Equipment Type. CLEC may locate equipment necessary for interconnection to Sprint under 47.U.S.C. 251 (C) (2) and accessing Sprint’s unbundled network elements under 47.U.S.C. 251 (C) (3).

94.2.	CLEC’s equipment and facilities shall not be placed or operated in such a manner that creates hazards or causes physical harm to any individual or the public.

94.3.	All equipment to be collocated must meet Level 1 safety requirements as set forth in Telcordia Network Equipment and Building Specifications (NEBS), but Sprint

will not impose safety requirements on CLEC that are more stringent than the safety requirements it imposes on its own equipment. Sprint may not deny collocation of CLEC’s equipment because the equipment fails to meet NEBS reliability standards. If Sprint denies collocation of CLEC’s equipment, citing safety standards, Sprint must provide to CLEC within five (5) business days of the denial a list of all equipment that Sprint locates within the Premises in question, together with an affidavit attesting that all of that equipment meets or exceeds the safety standard that Sprint contends the competitor’s equipment fails to meet. In the event that Sprint believes that the collocated equipment is not necessary for interconnection or access to unbundled network elements or determines that CLEC’s equipment does not meet NEBS Level 1 safety requirements, CLEC will be given ten (10) calendar days to comply with the requirements or remove the equipment from the collocation space. If the parties do not resolve the dispute, the Parties may file a complaint at the Commission seeking a formal resolution of the dispute. While the dispute is pending, Sprint will not prevent or otherwise delay installation of the disputed equipment in the Collocation space; however, CLEC will not activate the equipment during the pendency of the dispute.

94.4.	CLEC must notify Sprint in writing that collocation equipment installation is complete and is operational with Sprint’s network. If CLEC fails to place operational telecommunications equipment in the collocated space and connect with Sprint’s network within 180 calendar days of CLEC’s acceptance of Sprint’s price quote, or other time period mutually agreed to by the CLEC and Sprint, Sprint may terminate the applicable Collocation Space upon written notice. CLEC will reimburse Sprint for any actual expenses incurred and not already paid, which may include incidental equipment costs, material ordered, provided or used; labor; transportation, DSO, DS1 and DS3 cable and all other associated costs. Sprint shall provide CLEC with a detailed listing of the costs incurred plus monthly recurring costs for six months or the number of months remaining in the contract term whichever is less.

95.	AUGMENTS AND ADDITIONS.

95.1.	When CLEC adds equipment within initial forecasted demand parameters that requires no additional space preparation work on the part of Sprint, Sprint may not impose additional charges or additional intervals that would delay the CLEC’s operation.

95.2.	Sprint will provide reduced intervals, not to exceed the interval for a new collocation space, to CLEC with existing physical collocation space that requests augments. In such instances, the CLEC must provide an accurate front equipment view (a.k.a. rack elevation drawing) specifying bay(s) for the CLEC’s point of termination.

95.3.	The reduced provisioning interval will apply only when CLEC provides a complete Application accompanied by the applicable Application Fee.

95.4.	CLEC must submit an Application and applicable Application fee to obtain a price quote. The price quote will contain the charges and the construction intervals for that application. The construction interval for augments will not exceed 90 calendar days after acceptance and authorization by CLEC. If special or major construction is required, Sprint will work cooperatively with CLEC to negotiate mutually agreeable construction intervals for augments.

96.	USE OF COMMON AREAS.

96.1	CLEC, its employees, agents and invitees shall have a non-exclusive right to use those portions of the common area of the Building as are designated by Sprint from time to time, including, but not limited to, the right to use rest rooms in proximity to the Collocation Space, corridors and other access ways from the entrance to the Building, the Collocation Space, and the parking areas adjacent to the Building for vehicles of persons while working for or on behalf of CLEC at the Collocation Space; provided, however, that Sprint shall have the right to reserve parking spaces for Sprint’s exclusive use or use by other occupants of the Building. Sprint does not guarantee that there is or will be sufficient parking spaces in parking areas to meet CLEC’s needs. Sprint does not guarantee that restroom facilities or water will be available. All common areas shall remain under the exclusive control and management of Sprint, and Sprint shall have the right to change the level, location and arrangement of parking areas and other common areas, as Sprint may deem necessary. Use of all common areas shall be subject to such reasonable rules and regulations as Sprint may from time to time impose, consistent with CLEC’s right to access its Collocation Space.

96.2.	Water. Sprint, where water is available for its own use, shall furnish running water from regular Building outlets for drinking, lavatory and toilet purposes drawn through fixtures installed by Sprint, for the non-exclusive use of CLEC, Sprint and any other building occupant. CLEC shall not waste or permit the waste of water.

96.3.	Security Service. Sprint shall furnish Building and Premises security in accordance with its normal business practices. Other than the locks on the entrances to the Collocation Space, Sprint shall provide no security specific to CLEC’s Collocation Space. Sprint shall not be liable to CLEC or any other party for loss of or damage to the Collocation Space or LOE unless Sprint has failed to provide Building and Premises security in accordance with its normal business practices.

96.4.	Elevator Service. Sprint shall furnish passenger elevator service as necessary to reach the Collocation Space or common areas to which CLEC has access pursuant to the terms of this Agreement 24 hours a day, seven days a week. Freight elevator service when used by CLEC’s contractors, employees or agents shall be provided in a non-discriminatory manner as reasonably determined by Sprint.

97.	SPRINT’S SERVICES AND OBLIGATIONS.

97.1.	Adjacent collocation refers to collocations in the same premises that have a common border; and is not referring to a form of physical collocation as described in CFR Part 47 51.323(k)(3).

97.2.	For the term of this Agreement, unless earlier terminated Sprint shall furnish the following services:

97.3.	Interconnection. Sprint shall permit CLEC to interconnect its network, via cross- connect facilities, with that of another adjacent collocating telecommunications carrier at the Sprint Premises. Sprint will provide such cross-connect facilities for non- adjacent locations at the expense of the CLEC per the CLEC’s request.

97.3.1.	If a CLEC occupies more than one Collocation Space location within the Premises, CLEC may interconnect its equipment contained in the two separate adjacent Collocation Space locations. Sprint will provide such cross-connect facilities for non- adjacent locations at the expense of the CLEC per the CLEC’s request.

97.4.	Transmission Facility Options. For both Physical Collocation and Virtual Collocation, CLEC may purchase unbundled transmission facilities (and any necessary Cross-Connection) from Sprint, provide its own transmission facilities, or utilize the transmission facilities of a third party. The transmission facilities shall be terminated at the CLEC’s Collocation Space or at a mutually agreed upon location within Sprint’s Premises.

98.	RATES.

98.1.	The rates for collocation are listed on Page 199 of this Section.

98.2.	If CLEC is the first CLEC in the Sprint premises, CLEC will not be responsible for the entire cost of site preparation and security. However, ancillary charges for unique collocator requests for collocation options directly attributable to the requesting collocator will not be prorated. Examples include power arrangements, remote switch module related options and POT bay-related options.

98.3.	The rates and charges in this Agreement do not include costs for any Americans with Disability Act (ADA) construction generated or caused by the physical collocation space request. If required, ADA construction will be provided on an ICB. If Sprint is required to upgrade a Premises, or portion of the Premises to comply with the ADA which arises as a direct result of CLEC’s Collocation Arrangement, Sprint will prorate the total forward-looking economic cost of the upgrade, and allocate the charge to each CLEC collocated within the Premises, based on the total space utilized by each collocated CLEC. Should Sprint benefit in any way whatsoever from the ADA upgrades, it shall share in the proration of costs. Should Sprint be the sole beneficiary of an upgrade (e.g., an upgrade would have had to be made regardless of whether or not a CLEC was collocated in the Premises), Sprint shall absorb all of the costs related to such an upgrade.

99.	SPRINT SERVICES AND OBLIGATIONS.

99.1.	Environmental Controls. Sprint shall furnish air conditioning and/or other environmental controls for the area in which the Collocation Space is located in a manner consistent with those provided elsewhere in the Building. Sprint shall furnish air conditioning and/or other environmental controls for the Collocation Space based on information provided by CLEC to Sprint in its application which CLEC hereby represents to Sprint is sufficient to allow the LOE to function without risk of harm or damage to the Collocation Space, the Building or any equipment or facilities of Sprint or any other occupant of the Building. These environmental conditions shall adhere to Telcordia Network Equipment Building System (NEBS) standards GR-63-CORE Issue 2 or other mutually agreed standards.

99.1.1.	If CLEC locates equipment or facilities in the Collocation Space which Sprint determines, in the exercise of its sole discretion, affect the temperature or other environmental conditions otherwise maintained by Sprint in the Building, Sprint reserves the right to provide and install supplementary air conditioning units or other environmental control devices in the Collocation Space, and the cost of providing, installing, operating and maintaining any such supplementary air conditioning units or other environmental control devices made necessary solely by CLEC’s equipment or facilities shall be paid by CLEC to Sprint. If supplementary air conditioning units or other environmental control devices are required for more than one CLEC each CLEC will pay a pro-rata share of such costs, in proportion to the space occupied by each as compared to the total space available for collocation.

99.2.	Electricity. If Sprint, in the exercise of its reasonable business judgment, determines that the electricity provided to CLEC pursuant to this Section is insufficient to support the activity being carried on by the CLEC in the Collocation Space, Sprint may require the installation of additional electrical circuits to provide CLEC with additional electricity and CLEC shall reimburse Sprint for any expenses incurred in making such additional electrical circuits available to CLEC’s Collocation Space. CLEC shall also pay for additional electricity provided via these circuits.

99.2.1.	CLEC covenants and agrees that Sprint shall not be liable or responsible to CLEC for any loss, damage or expense which CLEC may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for CLEC’s requirements.

99.2.2.	CLEC covenants and agrees that its use of electric current shall never exceed the capacity of existing feeders to the Building or the Collocation Space, when reviewed in conjunction with electrical usage of other occupants in the Building.

99.2.3.

Central office power supplied by Sprint into the CLEC equipment area shall be supplied in the form of power feeders (cables) on cable racking into the designated CLEC equipment area. The power feeders (cables)

shall efficiently and economically support the requested quantity and capacity of CLEC equipment. The termination location shall be as agreed by the parties.

99.2.4.	Sprint shall provide power as requested by CLEC to meet CLEC’s need for placement of equipment, interconnection, or provision of service

99.2.5.	Sprint power equipment supporting CLEC’s equipment shall:

99.2.5.1.	Comply with applicable industry standards (e.g., Telcordia, NEBS and IEEE) or manufacturer’s equipment power requirement specifications for equipment installation, cabling practices, and physical equipment layout or at minimum, at parity with that provided for similar Sprint equipment;

99.2.5.2.	Have redundant power feeds with physical diversity and battery back-up as required by the equipment manufacturer’s specifications for CLEC equipment, or, at minimum, at parity with that provided for similar Sprint equipment;

99.2.5.3.	Provide, upon CLEC’s request, the capability for real time access to power performance monitoring and alarm data that impacts (or potentially may impact) CLEC traffic;

99.2.5.4.	Provide central office ground, connected to a ground electrode located within the Collocated Space, at a level above the top of CLEC equipment plus or minus 2 feet to the left or right of CLEC’s final request; and

99.2.5.5.	Provide feeder cable capacity and quantity to support the ultimate equipment layout for CLEC’s equipment in accordance with CLEC’s collocation request.

99.2.6.	Sprint shall provide cabling that adheres to Telcordia Network Equipment Building System (NEBS) standards GR-63-CORE Issue 2;

99.2.7.	Sprint shall provide Lock Out-Tag Out and other electrical safety procedures and devices in conformance with the most stringent of OSHA or industry guidelines.

99.2.8.	Sprint will provide CLEC with written notification within ten (10) business days of any scheduled AC or DC power work or related activity in the collocated facility that will or might cause an outage or any type of power disruption to CLEC equipment located in Sprint facility. Sprint shall provide CLEC immediate notification by telephone of any emergency power activity that would impact CLEC’s equipment.

99.3. Fire

Safety System. Sprint may furnish an existing Halon 1301 Fire Suppression System, or may, but is not obligated to, provide its equivalent, to provide fire protection in the Collocation Space designed to comply with the National Fire

Protection Association (“NFPA”) 12A Standard on Halon 1301 Fire Extinguishing Systems or with NFPA standard 2001 dealing with alternative five suppression agents. Sprint shall furnish fire and smoke detection systems designed to comply with the NFPA 72E Standard on Automatic Fire Detectors in effect as of the collocation date.

99.3.1.	Stand-alone fire extinguishers will be provided in and about the Building and the Collocation Space by Sprint as required by applicable fire codes.

99.3.2.	Sprint and Sprint’s insurance carriers will perform regular inspections of fire protection systems, and CLEC hereby agrees to provide Sprint and Sprint’s insurance carriers access to the Collocation Space for purposes of such inspections, via pass key or otherwise. Sprint agrees to provide CLEC with notice of its intent to access CLEC’s Collocation Space where, in Sprint’s sole discretion, such notice is practicable; provided, however, that no failure of Sprint to give such notice will affect Sprint’s right of access or impose any liability on Sprint. Sprint will, at its expense, maintain and repair the fire and smoke detection systems unless maintenance or repair is required due to the act or omission of CLEC, its employees, agents or invitees, in which case CLEC shall reimburse Sprint for the cost of such repair or replacement. If a Halon or alternative fire suppression system is in place, the CLEC shall, if at fault, and at Sprint’s option, replace Halon or other fire extinguishing material discharged as a result of CLEC’s act or omission. CLEC shall have no duty to inspect fire protection systems outside the Collocation Space; provided, however, if CLEC is aware of damage to the fire protection systems it shall promptly notify Sprint.

99.3.3.	CLEC is aware the Collocation Space will contain a fire detection system and may contain a fire suppression system. In the event of discharge, Sprint is relieved of all liability for damage to equipment or personal injury except in cases where such damage to equipment or personal injury is due to the gross negligence or willful misconduct of Sprint, its officers, agents or employees.

99.4.	Repairs. Sprint shall, at its sole expense, except as hereinafter provided, provide repair and maintenance of heating, cooling and lighting equipment and regularly scheduled refurbishment or decorating to the Collocation Space, Building and Premises, in a manner consistent with Sprint’s normal business practices.

99.4.1.

Sprint shall not be obligated to inspect the Collocation Space, make any repairs or perform any maintenance unless first notified of the need in writing by CLEC. If Sprint shall fail to commence such repairs or maintenance within 20 days after written notification, provided that such delays are not caused by CLEC, CLEC’s sole right and remedy shall be, after further notice to Sprint, to make such repairs or perform such maintenance and to deduct that cost and expenses from the physical collocation fees payable; provided, however, that the amount of such deduction shall not exceed the reasonable value of such repairs or maintenance.

99.4.2.	Sprint shall, where practical, provide CLEC with 24 hours prior notice before making repairs and/or performing maintenance on the Collocation Space; provided, however, that Sprint shall have no obligation to provide such notice if Sprint determines, in the exercise of its sole discretion, that such repair or maintenance must be done sooner in order to preserve the safety of the Building or the Collocation Space, or if required to do so by any court or governmental authority. Work shall be completed during normal working hours or at other times identified by Sprint; provided, however, that CLEC shall pay Sprint for overtime and for any other expenses incurred if such work is done during other than normal working hours at CLEC’s request. CLEC shall have the right, at its sole expense, to be present during repair or maintenance of the Collocation Space.

99.4.3.	The cost of all repairs and maintenance performed by or on behalf of Sprint to the Collocation Space which are, in Sprint’s reasonable judgment, beyond normal repair and maintenance, or are made necessary as a result of misuse or neglect by CLEC or CLEC’s employees, invitees or agents, shall be paid by CLEC to Sprint within 10 days after being billed for such repairs and maintenance by Sprint.

99.5.	Sprint shall provide CLEC with notice via email three (3) business days prior to those instances where Sprint or its subcontractors perform work which is known to be a service affecting activity. Sprint will inform CLEC by email of any unplanned service outages. Notification of any unplanned service outages shall be made as soon as practicable after Sprint learns that such outage has occurred.

99.6.	Interruption of Services. Sprint reserves the right to stop any service when Sprint deems such stoppage necessary by reason of accident or emergency, or for repairs, improvements or otherwise; however, Sprint agrees to use its best efforts not to interfere with CLEC’s use of Collocation Space. Sprint does not warrant that any service will be free from interruptions caused by labor controversies, accidents, inability to obtain fuel, water or supplies, governmental regulations, or other causes beyond the reasonable control of Sprint.

99.6.1.	No such interruption of service shall be deemed an eviction or disturbance of CLEC’s use of the Collocation Space or any part thereof, or render Sprint liable to CLEC for damages, by abatement of CLEC Fees or otherwise, except as set forth in the Tariff, or relieve CLEC from performance of its obligations under this Agreement. CLEC hereby waives and releases all other claims against Sprint for damages for interruption or stoppage of service.

99.7.	Access. For physical collocation, subject to reasonable building rules and any applicable Security Arrangements, CLEC shall have the right of entry twenty-four (24) hours per day seven (7) days a week to the Building, common areas, Collocation Space and common cable space.

99.7.1.	Sprint, at CLEC’s expense, may issue non-employee photo identification cards for each CLEC employee or vendor Temporary identification cards may otherwise be provided by Sprint for employees or agents, contractors and invitees of CLEC who may require occasional access to the Collocation Space.

99.7.2.	Sprint may issue access cards, codes, or keys to CLEC’s listed employees or vendors where such systems are available and their use by CLEC will not otherwise compromise building security.

99.7.3.	Sprint reserves the right to close and keep locked all entrance and exit doors of the Premises during hours Sprint may deem advisable for the adequate protection of the Premises. Use of the Premises at any time it is unattended by appropriate Sprint personnel, or on Sundays and state and federal or other holidays recognized by Sprint, or, if CLEC’s Collocation Space is not fully segregated from areas of the Premises containing Sprint equipment, shall be subject to such reasonable rules and regulations as Sprint may from time to time prescribe for its own employees and third party contractors.

99.7.4.	To require all persons entering or leaving the Premises during such hours as Sprint may from time to time reasonably determine to identify themselves to a watchman by registration or otherwise and to establish their right to leave or enter, and to exclude or expel any solicitor or person at any time from the Collocation Space or the Premises. Sprint assumes no responsibility and shall not be liable for any damage resulting from the admission or refusal to admit any unauthorized person or from the admission of any authorized person to the Premises, provided that such damage is not the result of gross negligence or willful misconduct on the part of Sprint.

99.8.	Access Right of Sprint. Sprint shall have access to CLEC’s Physical Collocation Space at all times, via pass key or otherwise, to allow Sprint to react to emergencies, to maintain the space (not including CLEC’s equipment), and to monitor compliance with the rules and regulations of the Occupational Health and Safety Administration or Sprint, or other regulations and standards including but not limited to those related to fire, safety, health, and environmental safeguards. If a secure enclosure defining the location of the CLEC’s Collocation Space has been established, and if conditions permit, Sprint will provide CLEC with notice (except in emergencies) of its intent to access the Collocation Space, thereby providing CLEC the option to be present at the time of access. CLEC shall not attach, or permit to be attached, additional locks or similar devices to any door or window, nor change existing locks or the mechanism thereof.

99.8.1.	To enter the Collocation Space for the purposes of examining or inspecting same and of making such repairs or alterations as Sprint deems necessary. CLEC hereby waives any claim for damage, injury, interference with CLEC’s business, any loss of occupancy or quiet enjoyment of the Collocation Space, and any other loss occasioned by the exercise of Sprint’s access rights, except in the event such damages result solely from the gross negligence or willful misconduct of Sprint

99.8.2.	To use any means Sprint may deem proper to open Collocation Space doors or enclosures in an emergency. Entry into the Collocation Space obtained by Sprint by any such means shall not be deemed to be forcible or unlawful entry into or a detainment of or an eviction of CLEC from the Collocation Space or any portion thereof.

100.	CLEC’S OBLIGATIONS.

100.1.	Inspection and Janitorial. CLEC shall regularly inspect the Collocation Space to ensure that the Collocation Space is in good condition. CLEC shall promptly notify Sprint of any damage to the Collocation Space or of the need to perform any repair or maintenance of the Collocation Space, fixtures and appurtenances (including hardware, heating, cooling, ventilating, electrical and other mechanical facilities in the Collocation Space). CLEC shall provide regular janitorial service to its Collocation Space and keep the Collocation Space clean and trash free.

100.2.	Security Arrangements. CLEC agrees to abide by all of Sprint’s security practices for non-Sprint employees with access to the Building, including, without limitation:

100.2.1.	CLEC will supply to Sprint, and update as changes occur, a list of its employees or approved vendors who require access to the Premises. The list will include the social security numbers of all such individuals. Sprint may reasonably object to any person on the list, in which case that person will be denied entry into the building. Sprint’s objections will be consistent with the grounds for denying access to personnel of its own contractors or for denying employment directly with Sprint.

100.2.2.	CLEC is responsible for returning identification and access cards, codes, or keys of its terminated employees or its employees who no longer require access to the Collocation Space. All cards, codes, or keys must be returned upon termination of the applicable Collocation Space. CLEC will reimburse Sprint actual costs due to unreturned or replacement cards, codes, or keys.

100.2.3.	CLEC’s employees, agents, invitees and vendors must display identification cards at all times.

100.2.4.	CLEC will assist Sprint in validation and verification of identification of its employees, agents, invitees and vendors by providing a telephone contact available 24 hours a day, seven days a week to verify identification.

100.2.5.	Removal of all furniture, equipment or similar articles will be based on local Sprint security practices. These security practices will not be more stringent for CLEC than Sprint requires for its own employees of Sprint’s contractors.

100.2.6.	Before leaving the Collocation Space unattended, CLEC shall close and securely lock all doors and windows and shut off unnecessary equipment in the Collocation Space. Any injury to persons or damage to the property of Sprint or any other party with equipment in the Building resulting from CLEC’s failure to do so shall be the responsibility of CLEC. CLEC will defend and indemnify Sprint from and against any claim by any person or entity resulting in whole or in part from CLEC’s failure to comply with this section.

100.2.7.	CLEC agrees that Sprint may provide a security escort for physical collocation, at no cost or undue delay to CLEC, to CLEC personnel while on Sprint Premises. While such escort shall not be a requirement to CLEC’s entry into the Building, CLEC must allow the security escort to accompany CLEC personal at all times and in all areas of the Building, including the Collocation Space, if so requested.

100.2.8.	CLEC shall post in a prominent location visible from the common Building area, the names and telephone numbers of emergency contact personnel along with names and telephone numbers of their superiors for 24 hour emergency use by Sprint. CLEC shall promptly update this information as changes occur.

100.3.	Electricity. CLEC will provide Sprint with written notification within ten (10) business days of any scheduled AC or DC power work or related activity in the collocated facility that will or might cause an outage or any type of power disruption to Sprint equipment located in CLEC facility. CLEC shall provide Sprint immediate notification by telephone of any emergency power activity that would impact Sprint equipment.

100.4.	Uninterruptible Power Supply (UPS). CLEC shall not provision and/or install UPS systems within the Sprint premises. The customer is permitted to install Inverted Power Systems if and only if documented compliance with National Equipment Building Standards (NEBS) III and Listing by Underwriters Laboratory (UL) has been met.

100.5.	Electro-Chemical Stationary Batteries. CLEC shall not place Electro-Chemical Storage Batteries of any type inside the collocation space.

100.6.	Interruption of Services. CLEC shall provide Sprint with written notice three (3) business days prior to those instances where CLEC or its subcontractors perform work, which is to be a known service affecting activity. CLEC will inform Sprint by email of any unplanned service outages. The parties will then agree upon a plan to manage the outage so as to minimize customer interruption. Notification of any unplanned service outage shall be made as soon as practicable after CLEC learns that such outage has occurred so that Sprint can take any action required to monitor or protect its service.

100.7.	Telephone. CLEC may, at its own expense, install and maintain regular business telephone service in the Collocation Space. If requested by CLEC and at CLEC’s expense, Sprint will provide basic telephone service with a connection jack in the Collocation Space.

100.8.	Fire Protection Systems. CLEC shall, with the prior written consent of Sprint, have the right to provide additional fire protection systems within the Collocation Space; provided, however, that CLEC may not install or use sprinklers or carbon dioxide fire suppression systems within the Building or the Collocation Space.

100.8.1.	If any governmental bureau, department or organization or Sprint’s insurance carrier requires that changes or modifications be made to the fire protection system or that additional stand alone fire extinguishing, detection or protection devices be supplied within that portion of the Building in which the Collocation Space of CLECs in general are located, such changes, modifications, or additions shall be made by Sprint and CLEC shall reimburse Sprint for the cost thereof in the same proportion as the size of the CLEC’s Collocation Space as compared to the total available collocation space in the affected portion of the Building.

100.9.	Hazardous Materials. CLEC shall identify and shall notify Sprint in writing of any Hazardous Materials CLEC may bring onto the Premises, and will provide Sprint copies of any inventories or other data provided to State Emergency Response Commissions (“SERCs”), Local Emergency Planning Committees (“LEPCs”), or any other governmental agencies if required by the Emergency Planning and Community Right to Know Act (41 U.S.C. 11001, et seq.). CLEC, its agents and employees shall transport, store and dispose of Hazardous Materials in accordance with all applicable federal, state or local laws, ordinances, rules and regulations. CLEC will promptly notify Sprint of any releases of Hazardous Materials and will copy Sprint on any notification of or correspondence with any governmental agency which may be required by any environmental law as a result of such release.

100.9.1.	CLEC shall provide Sprint copies of all Material Safety Data Sheets (“MSDSs”) for materials or chemicals regulated under the OSHA Hazard Communication Standard (29 C.F.R. 1910.1200) that are brought onto the property. All such materials shall be labeled in accordance with 29 C.F.R. 1910.1200 and applicable state regulations if such regulations are more stringent.

100.9.2.

If Sprint discovers that CLEC has brought onto Sprint’s Premises Hazardous Materials without notification, or is storing or disposing of such materials in violation of any applicable environmental law, Sprint may, at Sprint’s option and without penalty, terminate the applicable Collocation Space or, in the case of pervasive violation, this Agreement or suspend performance hereunder. CLEC shall be responsible for, without cost to Sprint, the complete remediation of any releases or other conditions caused by its storage, use or disposal of Hazardous Materials. CLEC shall also be responsible for removing and disposing of all Hazardous Materials on its Collocation Space at the termination of the applicable Collocation Space or this Agreement. If Sprint elects to terminate the applicable Collocation Space or this Agreement or discontinue the performance of services hereunder due to the storage, use or disposal of Hazardous Materials contrary to the terms of this Agreement, CLEC shall have no recourse against Sprint and shall be responsible for all costs and expenses associated with such termination or suspension of service in addition to being responsible for any remedies available to Sprint for defaults under this Agreement.

100.9.3.	CLEC shall indemnify and hold harmless Sprint, its successors and assigns against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, all legal, accounting, consulting, engineering and other expenses, which may be imposed upon, or incurred by, Sprint or asserted against Sprint by any other party or parties (including, without limitation, Sprint’s employees and/or contractors and any governmental entity) arising out of, or in connection with, CLEC’s use, storage or disposal of Hazardous Materials.

100.9.4.	For purposes of this Section, “Hazardous Materials” shall mean any toxic substances and/or hazardous materials or hazardous wastes (including, without limitation, asbestos) as defined in, or pursuant to, the OSHA Hazard Communication Standard (29 CFR Part 1910, Subpart Z), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), or regulations adopted pursuant to those statutes, the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) or any other federal, state or local environmental law, ordinance, rule or regulation. The provisions of this Section shall survive the termination, cancellation, modification or recession of this Agreement.

100.10.	Various Prohibited Uses. CLEC shall not do or permit anything to be done upon the Collocation Space, or bring or keep anything thereon which is in violation of any federal, state or local laws or regulations (including environmental laws or regulations not previously described), or any rules, regulations or requirements of the local fire department, Fire Insurance Rating Organization, or any other similar authority having jurisdiction over the Building. CLEC shall not do or permit anything to be done upon the Collocation Space which may in any way create a nuisance, disturb, endanger, or otherwise interfere with the telecommunications services of Sprint, any other occupant of the Building, their patrons or customers, or the occupants of neighboring property, or injure the reputation of the Premises.

100.10.1.	CLEC shall not exceed the Uniformly Distributed Live Load Capacity. Sprint LTD Real Estate Planning shall evaluate and determine live load capacity rating on a site-specific basis prior to equipment installation. CLEC agrees to provide Sprint Real Estate Planning with equipment profile information prior to installation authorization.

100.10.2.	CLEC shall not paint, display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the Building, or on the Collocation Space, without the prior written consent of Sprint.

100.10.3.	CLEC shall not use the name of the Building or Sprint for any purpose other than that of the business address of CLEC, or use any picture or likeness of the Building on any letterhead, envelope, circular, notice, or advertisement, without the prior written consent of Sprint.

100.10.4.	CLEC shall not exhibit, sell or offer for sale, rent or exchange in the Collocation Space or on the Premises any article, thing or service except those ordinarily embraced within the use of the Collocation Space specified in Sections 87 and 100 of this Agreement without the prior written consent of Sprint.

100.10.5.	CLEC shall not place anything or allow anything to be placed near the glass of any door, partition or window which Sprint determines is unsightly from outside the Collocation Space; take or permit to be taken in or out of other entrances of the Building, or take or permit to be taken on any passenger elevators, any item normally taken through service entrances or elevators; or whether temporarily, accidentally, or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, or shipping platform. CLEC shall lend its full cooperation to keep such areas free from all obstruction and in a clean and neat condition, move all supplies, furniture and equipment directly to the Collocation Space as soon as received, and move all such items and waste, other than waste customarily removed by employees of the Building.

100.10.6.	CLEC shall not, without the prior written consent of Sprint: install or operate any lead-acid batteries, refrigerating, heating or air conditioning apparatus or carry on any mechanical business in the Collocation Space. Sprint may, in its sole discretion, withhold such consent, or impose any condition in granting it, and revoke its consent at will.

100.10.7.	CLEC shall not use the Collocation Space for housing, lodging or sleeping purposes.

100.10.8.	CLEC shall not permit preparation or warming of food, presence of cooking or vending equipment, sale of food or smoking in the Collocation Space.

100.10.9	CLEC shall not permit the use of any fermented intoxicating or alcoholic liquors or substances in the Collocation Space or permit the presence of any animals except those used by the visually impaired.

100.11.	Rules of Conduct. CLEC, its employees, agents, contractors, and business invitees shall

100.11.1.	comply with all rules and regulations which Sprint may from time to time adopt for the safety, environmental protection, care, cleanliness and/or preservation of the good order of the Building, the Premises and the Collocation Space and its tenants and occupants, and

100.11.2.	comply, at its own expense, with all ordinances which are applicable to the Collocation Space and with all lawful orders and requirements of any regulatory or law enforcement agency requiring the correction, prevention and abatement of nuisances in or upon the Collocation Space during the Term of this Agreement or any extension hereof.

100.12.	Alterations. CLEC shall not make installations, alterations or additions in or to the Collocation Space without submitting plans and specifications to Sprint and securing the prior written consent of Sprint in each instance. Sprint’s consent shall not be unreasonably withheld or unduly delayed for non-structural interior alteration to the Collocation Space that do not adversely affect the Building’s appearance, value, structural strength and mechanical integrity. Such work shall be done at the sole expense of CLEC.

100.12.1.	All installations, alterations and additions shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used, and shall comply with all insurance requirements, governmental requirements, and terms of this Agreement. Work shall be performed at such times and in such manner as to cause a minimum of interference with Sprint’s transaction of business. CLEC shall permit Sprint to inspect all construction operations within the Collocation Space.

100.12.2.	All installations, alterations and additions which take the form of fixtures, except trade fixtures, placed in the Collocation Space by and at the expense of CLEC or others shall become the property of Sprint, and shall remain upon and be surrendered with the Collocation Space. Upon termination of this Agreement, however, Sprint shall have the right to require CLEC to remove such fixtures and installations, alterations or additions at CLEC’s expense, and to surrender the Collocation Space in the same condition as it was prior to the making of any or all such improvements, reasonable wear and tear excepted.

100.12.3.	All fixtures and other equipment to be used by CLEC in, about or upon the Collocation Space shall be subject to the prior written approval of Sprint, which shall not be unreasonably withheld.

100.13.	Fireproofing Policy. CLEC shall not cut or drill into, drive nails or screws into install conduit or wires, or in any way deface any part of the Collocation Space or the Building, outside or inside, without the prior written consent of Sprint. If CLEC desires signal, communications, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of CLEC. Sprint shall have the right of prior approval of such utility or service connections, and shall direct where and how all connections and wiring for such service shall be introduced and run. In all cases, in order to maintain the integrity of the Halon space for proper Halon concentration, and to ensure compliance with Sprint’s fireproofing policy, any penetrations by CLEC, whether in the Collocation Space, the Building or otherwise, shall be sealed as quickly as possible by CLEC with Sprint-approved fire barrier sealants, or by Sprint at CLEC’s cost.

100.14.	Equipment Grounding. LOE shall be connected to Sprint’s grounding system.

100.15.	Representations and Warranties. CLEC hereby represents and warrants that the information provided to Sprint in any application or other documentation relative to CLEC’s request for telecommunications facility interconnection and Central Office Building collocation as contemplated in this Agreement is and shall be true and correct, and that CLEC has all necessary corporate and regulatory authority to conduct business as a telecommunications carrier. Any violation of this Section shall be deemed a material breach of this Agreement.

101.	BUILDING RIGHTS.

101.1.	Sprint may, without notice to CLEC:

101.1.1.	Change the name or street address of the Premises;

101.1.2.	Install and maintain signs on the exterior and interior of the Premises or anywhere on the Premises;

101.1.3.	Designate all sources furnishing sign painting and lettering, ice, mineral or drinking water, beverages, foods, towels, vending machines or toilet supplies used or consumed in the Collocation Space;

101.1.4.	Have pass keys or access cards with which to unlock all doors in the Collocation Space, excluding CLEC’s safes;

101.1.5.	Reduce heat, light, water and power as required by any mandatory or voluntary conservation programs;

101.1.6.	Approve the weight, size and location of safes, computers and all other heavy articles in and about the Collocation Space and the Building, and to require all such items and other office furniture and equipment to be moved in and out of the Building or Collocation Space only at such times and in such a manner as Sprint shall direct and in all events at CLEC’s sole risk and responsibility;

101.1.7.	At any time, to decorate and to make, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Collocation Space, the Premises, or any part thereof (including, without limitation, the permanent or temporary relocation of any existing facilities such as parking lots or spaces), and to perform any acts related to the safety, protection of preservation thereof, and during such operations to take into and through the Collocation Space or any part of the Premises all material and equipment required, and to close or suspend temporarily operation of entrances, doors, corridors, elevators or other facilities, provided that Sprint shall limit inconvenience or annoyance to CLEC as reasonably possible under the circumstances;

101.1.8.	Do or permit to be done any work in or about the Collocation Space or the Premises or any adjacent or nearby building, land, street or alley;

101.1.9.	Grant to anyone the exclusive right to conduct any business or render any service on the Premises, provided such exclusive right shall not operate to exclude CLEC from the use expressly permitted by this Agreement, unless Sprint exercises its right to terminate this Agreement with respect to all or a portion of the Collocation Space;

101.1.10.	Close the Building at such reasonable times as Sprint may determine, under such reasonable regulations as shall be prescribed from time to time by Sprint subject to CLEC’s right to access.

101.2.	If the owner of the Building or Sprint sells, transfers or assigns any interest in the Building, or there is any material change in the Lease to which the Building is subject, and such sale, transfers assignment or material change in the Lease gives rise to an obligation which is inconsistent with this Agreement, Sprint’s performance under this Agreement shall be excused to the extent of the inconsistency. Sprint hereby agrees that it will use its reasonable efforts to avoid any such inconsistency; provided, however, that this obligation shall in no way obligate Sprint to incur any out of pocket expenses in its efforts to avoid such inconsistencies.

101.3.	This Agreement shall at all times be subject and subordinate to the lien of any mortgage (which term shall include all security instruments) that may be placed on the Collocation Space and CLEC agrees, upon demand, to execute any instrument as may be required to effectuate such subordination.

102. INSURANCE.

102.1.	During the term of this Agreement, CLEC shall carry, and shall cause any subcontractors to carry, with financially reputable insurers which are licensed to do business in all jurisdictions where any Property is located, not less than the following insurance:

102.1.1.	Commercial General Liability with limits of not less than $1,000,000 combined single limit per occurrence and aggregate for bodily injury,

property damage and personal and advertising injury liability insurance to include coverage for contractual and products/completed operations liability, naming Sprint as additional insured;

102.1.2.	Business Auto liability, including all owned, non-owned and hired automobiles, in an amount of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability, naming Sprint as additional insured;

102.1.3.	Workers’ Compensation as provided for in the jurisdiction where the Property is located, with an Employer’s Liability limit of not less than $500,000 per accident or disease; and

102.1.4.	Umbrella or excess liability in an amount not less than $5,000,000 per occurrence and aggregate in excess of the above-referenced Commercial General, Business Auto and Employer’s Liability, naming Sprint as additional insured; and

102.1.5.	“All Risk” property insurance on a full replacement cost basis insuring CLEC’s property situated on or within the Property, naming Sprint as loss payee. CLEC may elect to insure business interruption and contingent business interruption, as it is agreed that Sprint has no liability for loss of profit or revenues should an interruption of service occur.

102.2.	Nothing contained in this section shall limit CLEC’s liability to Sprint to the limits of insurance certified or carried.

102.3.	All policies required of the CLEC shall contain evidence of the insurer’s waiver of the right of subrogation against Sprint for any insured loss covered thereunder. All policies of insurance shall be written as primary policies and not contributing with or in excess of the coverage, if any, that Sprint may carry.

102.4.	CLEC shall furnish to Sprint a certificate or certificates of insurance, satisfactory in form and content to Sprint, evidencing that the above coverage is in force and has been endorsed to guarantee that the coverage will not be cancelled or materially altered without first giving at least 30 days prior written notice to Sprint.

102.5.	CLEC may, upon written notice to Sprint, self-insure all or part of the above requirements. Upon such disclosure, CLEC agrees that nothing diminishes CLEC’s responsibilities to Sprint that would have otherwise been covered by the required insurance.

102.6.	Sprint will carry not less than the insurance coverage and limits required of CLEC.

103.	INDEMNIFICATION.

103.1.	CLEC shall indemnify and hold Sprint harmless from any and all claims arising from:

103.1.1.	CLEC’s use of the Collocation Space;

103.1.2.	the conduct of CLEC’s business or from any activity, work or things done, permitted or suffered by CLEC in or about the Collocation Space or elsewhere;

103.1.3.	any and all claims arising from any breach or default in the performance of any obligation on CLEC’s part to be performed under the terms of this Agreement; and

103.1.4.	any negligence of the CLEC, or any of CLEC’s agents, and fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

103.2.	If any action or proceeding is brought against Sprint by reason of any such claim, CLEC, upon notice from Sprint, shall defend it at CLEC’s expense employing counsel satisfactory to Sprint. CLEC, as a material part of the consideration to Sprint, hereby assumes all risk of damage to property or injury to persons in, upon or about the Collocation Space arising from any cause other than the sole negligence of Sprint, and CLEC hereby waives all claims in respect thereof against Sprint.

103.3.	CLEC shall at all times indemnify, defend, save and hold harmless Sprint clear and harmless from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of CLEC, or out of any work performed, material furnished, or obligations incurred by CLEC in, upon or otherwise in connection with the Collocation Space. CLEC shall give Sprint written notice at least 10 business days prior to the commencement of any such work on the Collocation Space in order to afford Sprint the opportunity of filing appropriate notices of non-responsibility. However, failure by Sprint to give notice does not reduce CLEC’s liability under this section.

103.3.1.	If any claim or lien is filed against the Collocation Space, or any action or proceeding is instituted affecting the title to the Collocation Space, CLEC shall give Sprint written notice thereof as soon as CLEC obtains such knowledge.

103.3.2.	CLEC shall, at its expense, within 30 days after filing of any lien of record, obtain the discharge and release thereof or post a bond in an amount sufficient to accomplish such discharge and release. Nothing contained herein shall prevent Sprint, at the cost and for the account of CLEC, from obtaining such discharge and release if CLEC fails or refuses to do the same within the 30-day period.

103.3.3.	If CLEC has first discharged the lien as provided by law, CLEC may, at CLEC’s expense, contest any mechanic’s lien in any manner permitted by law.

104.	LIMITATION OF LIABILITY.

104.1.	SPRINT SHALL BE LIABLE FOR DAMAGE TO OR DESTRUCTION OF CLEC’S EQUIPMENT AND OTHER PREMISES ONLY IF SUCH DAMAGE OR DESTRUCTION IS CAUSED BY SPRINT’S SOLE NEGLIGENCE OR WILLFUL MISCONDUCT.

104.2.	SPRINT WILL NOT BE LIABLE FOR (A) ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, (B) ANY COMMERCIAL LOSS OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, LOSS OF BUSINESS OR PROFITS), OR (C) ANY LOSS, DAMAGE OR EXPENSE DIRECTLY OR INDIRECTLY ARISING FROM USE OF OR INABILITY TO USE THE COLLOCATION SPACE EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT OR ANY OTHER LEGAL THEORY, WHETHER OR NOT SPRINT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

105.	PARTIAL DESTRUCTION.

105.1.	If the Collocation Space or a portion thereof sufficient to make the Collocation Space substantially unusable shall be destroyed or rendered unoccupiable by fire or other casualty, Sprint may, at its option, restore the Collocation Space to its previous condition. CLEC’s rights to the applicable Collocation Space shall not terminate unless, within 90 days after the occurrence of such casualty, Sprint notifies CLEC of its election to terminate CLEC’s rights to the applicable Collocation Space. If Sprint does not elect to terminate CLEC’s rights to the applicable Collocation Space, Sprint shall repair the damage to the Collocation Space caused by such casualty.

105.2.	Notwithstanding any other provision of this Agreement to the contrary, if any casualty is the result of any act, omission or negligence of CLEC, its agents, employees, contractors, CLECs, customers or business invitees, unless Sprint otherwise elects, the CLEC’s rights to the applicable Collocation Space shall not terminate, and, if Sprint elects to make such repairs, CLEC shall reimburse Sprint for the cost of such repairs, or CLEC shall repair such damage, including damage to the Building and the area surrounding it, and the License Fee shall not abate.

105.3.	If the Building shall be damaged by fire or other casualty to the extent that portions are rendered unoccupiable, notwithstanding that the Collocation Space may be directly unaffected, Sprint may, at its election within 90 days of such casualty, terminate CLEC’s rights to the applicable Collocation Space by giving written notice of its intent to terminate CLEC’s rights to the applicable Collocation Space. The termination as provided in this paragraph shall be effective 30 days after the date of the notice.

105.4.	Notwithstanding any other provision of this Agreement, Sprint shall not be liable for any repair or restoration until, and then only to the extent that, insurance proceeds are received.

106.	EMINENT DOMAIN.

106.1.	If the Premises, or any portion thereof which includes a substantial part of the Collocation Space, shall be taken or condemned by any competent authority for any public use or purpose, CLEC’s rights to the applicable Collocation Space shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises, or if the grade of any street or alley adjacent to the Premises is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Premises to conform to the changed grade, Sprint shall have the right to terminate CLEC’s rights to the applicable Collocation Space upon not less than 30 days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Sprint to CLEC for such cancellation, and the CLEC shall have no right to share in the condemnation award or in any judgment for damages caused by such eminent domain proceedings.

107.	BANKRUPTCY.

107.1.	If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against CLEC, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare CLEC insolvent or unable to pay CLEC’s debts, or CLEC makes an assignment for the benefit of its creditors, or a trustee or receiver is appointed for CLEC or for the major part of CLEC’s property, Sprint may, if Sprint so elects but not otherwise, and with or without notice of such election or other action by Sprint, forthwith terminate this Agreement.

108.	CONFIDENTIALITY AND PUBLICITY.

108.1.	ALL INFORMATION WHICH IS DISCLOSED BY ONE PARTY (“DISCLOSING PARTY”) TO THE OTHER (“RECIPIENT”) IN CONNECTION WITH THIS AGREEMENT, OR ACQUIRED IN THE COURSE OF PERFORMANCE OF THIS AGREEMENT, SHALL BE DEEMED CONFIDENTIAL AND PROPRIETARY TO THE DISCLOSING PARTY AND SUBJECT TO THIS AGREEMENT, SUCH INFORMATION INCLUDING BUT NOT LIMITED TO, ORDERS FOR SERVICES, USAGE INFORMATION IN ANY FORM, AND CPNI AS THAT TERM IS DEFINED BY THE ACT AND THE RULES AND REGULATIONS OF THE FCC (“CONFIDENTIAL AND/OR PROPRIETARY INFORMATION”).

109.2.	During the term of this Agreement, and for a period of one (1) year thereafter, as to Confidential and/or Proprietary Information Recipient shall

109.2.1.	use it only for the purpose of performing under this Agreement,

109.2.2.	hold it in confidence and disclose it only to employees or agents who have a need to know it in order to perform under this Agreement, and

109.2.3.	safeguard it from unauthorized use or Disclosure using no less than the degree of care with which Recipient safeguards its own Confidential Information.

109.3.	Recipient shall have no obligation to safeguard Confidential Information

109.3.1.	which was in the Recipient’s possession free of restriction prior to its receipt from Disclosing Party,

109.3.2.	which becomes publicly known or available through no breach of this Agreement by Recipient,

109.3.3.	which is rightfully acquired by Recipient free of restrictions on its Disclosure, or

109.3.4.	which is independently developed by personnel of Recipient to whom the Disclosing Party’s Confidential Information had not been previously disclosed.

109.4.	Recipient may disclose Confidential Information if required by law, a court, or governmental agency, provided that Disclosing Party has been notified of the requirement promptly after Recipient becomes aware of the requirement, and provided that Recipient undertakes all lawful measures to avoid disclosing such information until Disclosing Party has had reasonable time to obtain a protective order. Recipient agrees to comply with any protective order that covers the Confidential Information to be disclosed.

109.5.	Each Party agrees that in the event of a breach of this Section by Recipient or its representatives, Disclosing Party shall be entitled to equitable relief, including injunctive relief and specific performance. Such remedies shall not be exclusive, but shall be in addition to all other remedies available at law or in equity.

109.6.	Unless otherwise agreed, neither Party shall publish or use the other Party’s logo, trademark, service mark, name, language, pictures, symbols or words from which the other Party’s name may reasonably be inferred or implied in any product, service, advertisement, promotion, or any other publicity matter, except that nothing in this paragraph shall prohibit a Party from engaging in valid comparative advertising. This section shall confer no rights on a Party to the service marks, trademarks and trade names owned or used in connection with services by the other Party or its Affiliates, except as expressly permitted by the other Party.

109.7.	Neither Party shall produce, publish, or distribute any press release nor other publicity referring to the other Party or its Affiliates, or referring to this

Agreement, without the prior written approval of the other Party. Each party shall obtain the other Party’s prior approval before discussing this Agreement in any press or media interviews. In no event shall either Party mischaracterize the contents of this Agreement in any public statement or in any representation to a governmental entity or member thereof.

109.8.	Except as otherwise expressly provided in this Section, nothing herein shall be construed as limiting the rights of either Party with respect to its customer information under any applicable law, including without limitation § 222 of the Act.

109.	ASBESTOS.

109.1.	CLEC is aware the Premises in which the Collocation Space is located may contain or have contained asbestos or asbestos containing building materials, and CLEC is hereby notified that the Premises in which the Collocation Space is located may contain asbestos or asbestos containing building material (ACBM). CLEC agrees that it is responsible for contacting the appropriate Sprint manager responsible for the Premises to determine the presence, location and quantity of asbestos or ACBM that CLEC’s employees, agents, or contractor’s may reasonably expect to encounter while performing activities in the Premises. CLEC shall not have responsibility or liability for any damages, expenses, costs, fees, penalties of any kind arising out of, or in connection with, or resulting from the disturbance of asbestos or ACBM in the Premises unless such disturbance arises out of or in connection with, or results from CLEC’s use of the Collocation Space or placement of equipment onto ACBM or into areas containing asbestos identified by Sprint. Sprint agrees to provide CLEC reasonable notice prior to undertaking any asbestos control, abatement, or other activities which may disturb asbestos or ACBM that could potentially affect CLEC’s equipment or operations in the Collocation Space, including but not limited to the contamination of such equipment. Sprint will not have responsibility or liability for any damages, expenses, costs, fees, penalties of any kind arising out of, or in connection with the presence of asbestos in Sprint Premises.

110.	ASSIGNMENT.

110.1.	This Agreement is not assignable in whole by CLEC without the prior written consent of Sprint, which consent shall not be unreasonably withheld; provided, however, that CLEC may assign this Agreement to a subsidiary or affiliate of CLEC if such subsidiary or affiliate (i) agrees in writing to be bound by the terms of this Agreement, and (ii) provides Sprint with any and all evidence of its compliance with the terms hereof as would have been required of CLEC had this Agreement not been assigned, including, but not limited to, current certificates of insurance as required herein.

110.2.

Any attempt to assign this Agreement without such prior written consent shall be void and of no effect and will be a material breach of this Agreement. Sprint’s consent to any assignment of this Agreement shall not be deemed a waiver of the need to obtain such consent as to any future assignment or of Sprint’s right to withhold consent to such assignment. If CLEC requests that Sprint consent to the assignment of this Agreement, CLEC shall pay all costs and expenses, including, but not limited to, reasonable attorneys’ fees, of Sprint in evaluating, processing. documenting, administering and approving such assignment, whether or not the requested assignment is eventually approved.

110.3.	In no event shall this Agreement or any rights or privileges hereunder be an asset of CLEC under any bankruptcy, insolvency or reorganization proceedings.

110.4.	Sprint may assign this Agreement and thereafter shall not be liable hereunder.

110.5.	Subject to the terms of this Agreement, Sprint and CLEC agree this Agreement shall bind and inure to the benefit of the respective successors and assigns of both Sprint and CLEC.

111.	ENTIRE AGREEMENT.

111.1.	This Agreement and any Exhibits made a part of this Agreement, subject only to the terms of any applicable tariff on file with the state Commission or the FCC, contains the entire agreement between the parties.

112.	NO PARTNERSHIP.

112.1.	Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturers or of any other association between Sprint and CLEC.

113.	DISPUTE RESOLUTION.

114.1.	The Parties recognize and agree that the Commission has jurisdiction to implement and enforce all terms and conditions of this Agreement. Accordingly, the Parties agree that any dispute arising out of or relating to this Agreement that the Parties themselves cannot resolve may be submitted to the Commission for resolution. The Parties agree to seek expedited resolution by the Commission, and shall request that resolution occur in no event later than sixty (60) days from the date of submission of such dispute. If the Commission appoints an expert(s) or other facilitator(s) to assist in its decision making, each party shall pay half of the fees and expenses so incurred. During the Commission proceeding each Party shall continue to perform its obligations under this Agreement provided, however, that neither Party shall be required to act in any unlawful fashion. This provision shall not preclude the Parties from seeking relief available in any other forum.

114.2.	If any matter is subject to a bona fide dispute between the Parties, the disputing Party shall within thirty (30) days of the event giving rise to the dispute, give written notice to the other Party of the dispute and include in such notice the specific details and reasons for disputing each item.

114.3.	If the Parties are unable to resolve the issues related to the dispute in the normal course of business within thirty (30) days after delivery of notice of the Dispute, to the other Party, the dispute shall be escalated to a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute, but in no event shall such resolution exceed 60 days from the initial notice. The specific format for such discussions will be left to the discretion of the designated representatives, provided, however, that all reasonable requests for relevant information made by one Party to the other Party shall be honored.

114.4.	After such period either Party may file a complaint with the FCC or the Commission.

114.	MISCELLANEOUS.

114.1.	Force Majeure. Wherever there is provided in this Agreement a time limitation for performance of any construction, repair, maintenance or service, the time provided for shall be extended for as long as, and to the extent that, delay in compliance with such limitation is due to an act of God, strikes, governmental control or other factors beyond the reasonable control of Sprint or CLEC.

114.2.	Unenforceable Provisions. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court or regulatory agency to be invalid, void, or unenforceable, the remainder of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

114.3.	The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date (“Applicable Rules”). In the event of any amendment to the Act, any effective legislative action or any effective regulatory or judicial order, rule, regulation, arbitration award, dispute resolution procedures under this Agreement or other legal action purporting to apply the provisions of the Act to the Parties or in which the FCC or the Commission makes a generic determination that is generally applicable which revises, modifies or reverses the Applicable Rules (individually and collectively, Amended Rules), either Party may, by providing written notice to the other party, require that the affected provisions of this Agreement be renegotiated in good faith and this Agreement shall be amended accordingly to reflect the pricing, terms and conditions of each such Amended Rules relating to any of the provisions in this Agreement.

114.4.	Contingency. This Agreement is subject to change, modification, or cancellation as may be required by a regulatory authority or court in the exercise of its lawful jurisdiction.

114.5.	Headings. The headings of this Agreement are for convenience only and shall not be used to construct or modify the terms of this Agreement.

114.6.	Brokers. CLEC warrants that it has had no dealings with any broker or agent in connection with this Agreement, and covenants to pay, hold harmless and indemnify Sprint from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Agreement or the negotiation thereof.

114.7.	Waiver of Default. Sprint and CLEC agree that the waiver by either party of a breach of any term, covenant, or condition contained herein shall not be deemed a waiver of any subsequent breach of the same any other term, covenant or condition.

114.8.	Changes to Agreement. This Agreement and all of its terms, provisions, covenants and conditions cannot be changed or terminated orally. This Agreement may only be modified or amended by an instrument in writing executed by Sprint and CLEC.

114.9.	Agreement Effective. Submission of this instrument for examination or signature by Sprint does not constitute a reservation of or option for license, and it is not effective, as a license or otherwise, until execution and delivery by both Sprint and CLEC.

114.10.	Representations. Neither Sprint nor its agents have made any representation or warranties with respect to the Collocation Space of this Agreement except as expressly set forth herein; no rights, easements, or licenses shall be acquired by CLEC by implication or otherwise unless expressly set forth herein.

114.11.	Work Stoppages. In the event of work stoppages, Sprint may establish separate entrances for use by personnel of CLEC. CLEC shall comply with any emergency operating procedures established by Sprint to deal with work stoppages.

114.12.	Governing Law. The laws of the State of Kansas shall govern the validity, construction, performance and effect of this Agreement.

114.13.	Authorized Representatives. The individuals executing this Agreement on behalf of CLEC represent and warrant to Sprint they are fully authorized and legally capable of executing this Agreement on behalf of CLEC.

Site License Example:

Sprint and [enter CLEC name] are Parties to a Master Collocation Agreement dated [enter agreement date]. Capitalized terms used in this Site Collocation License Agreement have the same meaning as such terms in the Master Collocation Agreement unless otherwise indicated.

1.	Site name (central office name):

2.	Site code (CLLI code):

3.	Site address:

4.	Site Legal Description:

5.	☐ The Site is owned by Sprint.

☐ The Site is leased by Sprint. A copy of the lease is attached to this Site Collocation License.

6.	Type of Physical Collocation

☐ Caged Collocation

☐ Cageless Collocation

☐ Virtual Collocation

7.	Description of CLEC’s Equipment:

8.	Effective Date of Lease:

9.	Term: 2 years from effective date

10. Early Termination:	If CLEC desires to terminate this site lease before the end of the term shown above the CLEC shall submit a collocation augment application and applicable augment application fee reflecting a decommissioning of the collocation space. The CLEC shall surrender the collocation space to Sprint in the same condition as when first occupied by CLEC, except for ordinary wear and tear.

11.	Sprint contact for emergencies:

12.	CLEC contact for emergencies:

13.	Special Provisions:

14.	Notices:

Sprint:	Director-Local Carrier Markets 6480 Sprint Parkway Mailstop: KSOPHM0316 Overland Park, KS 66251	CLEC:

Site License Itemized Listing of Fees Example: Rate Element, Unit of Measure (Specify which unit of measure used)	NRC or MRC[1]	Rate per Unit	Quantity (list unit of measure)	Total (Rate X Quantity)
APPLICATION FEE, Per Application	NRC	$		$

AUGMENT APPLICATION FEE, Per Modification	NRC	$		$

COLLOCATION SPACE, Per Square Foot -or- Per Equipment Bay	MRC	$		$

DC POWER INSTALLATION, Per Power Lead, Per Foot	NRC	$		$

DC POWER CONSUMPTION, Per Fuse Ampere	MRC	$		$

DC POWER CONSUMPTION (Nevada only), Per Load Ampere	MRC	$		$

DC POWER CONNECTION (Nevada only), Per Load Ampere (0-50, 51-100 or 101-200)	NRC	$		$

DC POWER CONNECTION (Nevada only), Per Load Ampere (0-50, 51-100 or 101-200)	MRC	$		$

AC POWER INSTALLATION, Per 20 Ampere Outlet	NRC	$		$

SECURITY ENCLOSURE, Per Square Foot (100 or 200 sq. ft.) -or- Per Cage and Per Linear Foot	NRC	$		$

INTERNAL CABLING, Per Linear Foot -or- Per Fiber Cable Arrangement	MRC	$		$

INTERNAL CONDUIT, Per Linear Foot	MRC	$		$

CONDUIT SPACE-PER FOOT, Per Linear Foot	MRC	$		$

CONDUIT SPACE-VAULT, Per Linear Foot -or- Per Fiber Cable Access	MRC	$		$

RISER SPACE, Per Foot	MRC	$		$

DIVERSE RISER SPACE, Per Foot	MRC	$		$

Site License Itemized Listing of Fees Example: Rate Element, Unit of Measure (Specify which unit of measure used)	NRC or MRC[1]	Rate per Unit	Quantity (list unit of measure)	Total (Rate X Quantity)
INSTALLATION and/or MAINTENANCE. Per Half Hour -or- Per Quarter Hour (Nevada only)	NRC	$		$

CABLE PULL AND SPLICE, Per Half Hour	NRC	$		$

GROUNDING, Per Equipment Bay -or- Per 100 Sq. Ft. Caged Space	MRC	$		$

SECURITY CARD, Per Card	NRC	$		$

SWITCHBOARD CABLE & BLOCK, Per 100 Pair Cable with 100-pin Connecting Block	MRC	$	Total cross- connects ordered during term of this agreement.		Customer will pay the total charges which equal the quantity ordered times the rate listed.

Cross-connects are usually ordered after the collocation is set-up, therefore the actual quantity may not be known at the time this agreement is signed. The CLEC will pay the rates shown below for each cross-connect ordered during the term of this agreement.

DS0 ELECTRICAL CROSS-CONNECT, Per Single 2-Wire Connection	MRC	$	Total cross- connects ordered during term of this agreement.		Customer will pay the total charges which equal the quantity ordered times the rate listed.

DS1 ELECTRICAL CROSS-CONNECT, Per Single 2-Wire Connection	MRC	$	Total cross- connects ordered during term of this agreement.		Customer will pay the total charges which equal the quantity ordered times the rate listed.

DS3 ELECTRICAL CROSS-CONNECT, Per Single 2-Wire Connection	MRC	$	Total cross- connects ordered during term of this agreement.		Customer will pay the total charges which equal the quantity ordered times the rate listed.

[1]	“MRC” shall mean monthly recurring charge, “NRC” shall mean non-recurring charge.

115.	ADJUSTMENTS

All rates will be subject to adjustment at the end of the initial term.

Collocation Rates:

Rate Element, Unit of Measure	NRC or MRC	Nevada
Physical Collocation
Application Fee - per application	NRC	$3,106.79
Augment Application Fee - per modification	NRC	$982.52

Collocation Space
Floor Space - per square foot	MRC	$8.75
Floor Space - per equipment bay	MRC	$85.75
Roof Space - per square foot	MRC	N/A
Transmitter/Receiver Space - per square foot	MRC	N/A

Enclosures
Security Enclosure - per 100 sq. ft. enclosure	NRC	N/A
Security Enclosure - per 200 sq. ft. enclosure	NRC	N/A
Security Enclosure - per cage	NRC	$414.10
Security Enclosure - per linear foot	NRC	$25.35

DC Power
DC Power - per fuse amp	MRC	N/A
DC Power - per power lead per foot	NRC	N/A

DC Power (Nevada only)
(non-redundant, only bill for 1 lead of A&B lead combination)
DC Power - per load ampere (and one of the following NRC/MRC pairs...)	MRC	$14.94
DC Power - Connection to power plant 0-50 amperes	NRC	$2,076.09
DC Power - Connection to power plant 0-50 amperes	MRC	$42.17
DC Power - Connection to power plant 51-100 amperes	NRC	$3,631.32
DC Power - Connection to power plant 51-100 amperes	MRC	$65.85
DC Power - Connection to power plant 101-200 amperes	NRC	$6,511.88
DC Power - Connection to power plant 101-200 amperes	MRC	$120.28

AC Power/Additional Lighting
AC Outlet - per 20 ampere increments for outlet	NRC	$851.32
Additional Overhead Lighting - per dual 8_ fixture with cable (qty 1 = 2 fixtures + 1 cable)	NRC	$1,066.32

Cabling and Conduit, Vault & Riser Space
Internal Cabling - per linear foot	MRC	N/A
Internal Cabling - per fiber cable arrangement	MRC	$84.93
Internal Conduit - per linear foot	MRC	N/A
Conduit Space - per linear foot	MRC	N/A
Conduit Space - per foot from 1st manhole to vault (fiber)	MRC	$0.05
Conduit Space - Vault - per ft. of 9 conduit vault	MRC	N/A

Vault per fiber cable access	MRC	$6.78
Riser space per foot	MRC	N/A
Diverse Rise Space – per foot	MRC	N/A
Riser Space – per foot from vault to cage (fiber)	MRC	0.08

Cross Connects
Switchboard Cable - per 100 pair with connecting block	MRC	$31.26
DSO Electrical Cross-Connect - per single DS0 connection	MRC	N/A
DS1 Electrical Cross-Connect-per single DS1 connection	MRC	$1.53
DS3 Electrical Cross-Connect - per single DS3 connection	MRC	$22.56
Optical Cross-Connect - per 4-fiber connection	MRC	$40.46

Installation and/or Maintenance
Installation and/or Maintenance - Basic First Half Hour	NRC	N/A
Installation and/or Maintenance - Basic Add’l Half Hour	NRC	N/A
Installation and/or Maintenance - Overtime First Half Hour	NRC	N/A
Installation and/or Maintenance - Overtime Add’l Half Hour	NRC	N/A
Installation and/or Maintenance - Premium First Half Hour	NRC	N/A
Installation and/or Maintenance - Premium Add’l Half Hour	NRC	N/A
Maintenance - per 1/4 hour increments (Nevada only)	NRC	$12.19

Cable Pull and Splice – per half hour

Cable Pull and Spice - Basic First Half Hour	NRC	N/A
Cable Pull and Spice - Basic Add’l Half Hour	NRC	N/A
Cable Pull and Spice - Overtime First Half Hour	NRC	N/A
Cable Pull and Spice - Overtime Add’l Half Hour	NRC	N/A
Cable Pull and Spice - Premium First Half Hour	NRC	N/A
Cable Pull and Spice - Premium Add’l Half Hour	NRC	N/A

Miscellaneous
Grounding - per equipment bay	MRC	$2.92
Grounding - per 100 sq. ft. caged space	MRC	$23.34
Security Card - per card	NRC	$15.00

Rate Element, Unit of Measure	NRC or MRC	Nevada
Virtual Collocation
Application Fee - per application	NRC	$3,106.79
Augment Application Fee - per modification	NRC	$982.52

Collocation Space
Floor Space - per square foot	MRC	N/A
Rack Space - per square foot	MRC	N/A
Floor Space - per equipment bay	MRC	$85.75

DC Power
DC Power - per AMP	MRC	N/A

DC Power - per power lead per foot	NRC	N/A

DC Power (Nevada only)
(non-redundant, only bill for 1 lead of A&B lead combination)
DC Power - per load ampere (and one of the following NRC/MRC pairs . . . .)	MRC	$14.94
DC Power - Connection to power plant 0-50 amperes	NRC	$2,076.09
DC Power - Connection to power plant 0-50 amperes	MRC	$42.17
DC Power - Connection to power plant 51-100 amperes	NRC	$3,631.32
DC Power - Connection to power plant 51-100 amperes	MRC	$65.85
DC Power - Connection to power plant 101-200 amperes	NRC	$6,511.88
DC Power - Connection to power plant 101-200 amperes	MRC	$120.28

AC Power/Additional Lighting
AC Outlet - per 20 ampere increments for outlet	NRC	$851.32
Additional Overhead Lighting - per dual 8_ fixture with cable (qty 1 = 2 fixtures + 1 cable)	NRC	$1,066.32

Cabling and Conduit, Vault & Riser Space
Internal Cabling - per linear foot	MRC	N/A
Internal Cabling - per fiber cable arrangement	MRC	$84.93
Internal Conduit - per linear foot	MRC	N/A
Conduit Space - per foot from 1st manhole to vault (fiber)	MRC	$0.05
Vault - per fiber cable access	MRC	$6.78
Riser Space - per foot from vault to cage (fiber)	MRC	$0.08

Cross Connects
Switchboard Cable - per 100 pair with connecting block	MRC	$31.26
DS0 Electrical Cross-Connect - per single DS0 connection	MRC	N/A
DS1 Electrical Cross-Connect - per single DS1 connection	MRC	$1.53
DS3 Electrical Cross-Connect - per single DS3 connection	MRC	$22.56
Optical Cross-Connect - per 4-fiber connection	MRC	$40.46

Installation and/or Maintenance
Installation and/or Maintenance - Basic First Half Hour	NRC	N/A
Installation and/or Maintenance - Basic Add’l Half Hour	NRC	N/A
Installation and/or Maintenance - Overtime First Half Hour	NRC	N/A
Installation and/or Maintenance - Overtime Add’l Half Hour	NRC	N/A
Installation and/or Maintenance - Premium First Half Hour	NRC	N/A
Installation and/or Maintenance - Premium Add’l Half Hour	NRC	N/A
Maintenance - per 1/4 hour increments (Nevada only)	NRC	$12.19

Miscellaneous
Grounding - per equipment bay	MRC	$2.92

Rate Element, Unit of Measure	NRC or MRC	Nevada
Line Sharing
96-Line Splitter Shelf per shelf in common area only	MRC	$18.84
Cross-Connect MDF to Collo Space - per 100 pair cable	MRC	N/A
Cross-Connect MDF to Splitter in Common Area - per 100 pair cable	MRC	$24.31
Cross-Connect Splitter Common Area to Collo Space - per 100 pair cable	MRC	$18.40

Rate Element, Unit of Measure	NRC or MRC	Nevada
Adjacent On-Site Collocation
Application Fee - per application	NRC	$4,586.42
Augment Fee - per modification	NRC	$1,397.39

Collocation Space
Land Space - per square foot	MRC	$0.08

AC Power - if not available from power company
Power costs - per Kilowatt Hour	MRC	$0.08
100 Amp Connection - Single Phase - 6 linear feet or less from CO	MRC	$45.71
100 Amp Connection - Single Phase - 6 linear feet or less from CO	NRC	$4,363.43
100 Amp Connection - Three Phase - 6 linear feet or less from CO	MRC	$56.78
100 Amp Connection - Three Phase - 6 linear feet or less from CO	NRC	$5,420.18
100 Amp Connection - Single Phase - more than 6 linear feet from CO	MRC	ICB
100 Amp Connection - Single Phase - more than 6 linear feet from CO	NRC	ICB
100 Amp Connection - Three Phase - more than 6 linear feet from CO	MRC	ICB
100 Amp Connection - Three Phase - more than 6 linear feet from CO	NRC	ICB

DC Power		N/A

Cabling and Conduit, Vault & Riser Space
Conduit Space - per 4 conduits CO to Adjacent Structure	MRC	$87.85
Conduit Space - per 4 conduits CO to Adjacent Structure	NRC	$8,386.87
Conduit Space - per linear foot First Manhole to Vault	MRC	$0.05
Riser Space - per linear foot Vault to Collo Area	MRC	$0.08
Vault Space - cost per fiber cable access	MRC	$6.78
Internal Cabling - per 24-fiber cable	MRC	$84.93

Cross Connects / Racking
Switchboard Cable - per 100 DS0	MRC	$32.98
DS1 - per DSl	MRC	$1.65
DS3 - per DS3	MRC	$24.52
Optical (OCC) - per 4 fibers	MRC	$46.37
Dedicated Cable Racking - per site	MRC	$2.23
Dedicated Cable Racking - per site	NRC	$1,448.90

Miscellaneous
Maintenance	MRC	$12.19
Security Card - per card	NRC	$15.00

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representatives.

“Sprint” Central Telephone Company Nevada dba Sprint of Nevada		“CLEC” Mpower Communications Corp

By:	/s/ WILLIAM E. CHEEK	By:	/s/ S. GREGORY CLEVENGER
Name (typed):	William E. Cheek	Name (typed):	S. Gregory Clevenger
Title:	President - Wholesale Markets	Title:	Executive Vice President and Chief Financial Officer
Date:	8/12/02	Date:	8/13/02